 Filed Pursuant to Rule 424(b)(3)

Registration No. 333-251145

PROSPECTUS SUPPLEMENT NO. 1

(to prospectus dated December 16, 2020)

Skillz Inc.

(f/k/a Flying Eagle Acquisition Corp.)

15,853,052 Shares of Class A common stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated December 16, 2020 (as supplemented or amended from time to time, the “Prospectus”), with the information contained in our current report on Form 8-K, which we filed with the Securities and Exchange Commission (“SEC”) on December 21, 2020 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the resale of up to 15,853,052 shares of Class A common stock (the “PIPE Shares”), par value $0.0001 per share of Skillz Inc., a Delaware corporation (the “Company”) (f/k/a Flying Eagle Acquisition Corp.), by the selling stockholders named in the Prospectus (or their permitted transferees) who were issued the PIPE Shares in private placements immediately prior to the consummation of the business combination by and among Flying Eagle Acquisition Corp., a former Delaware corporation, FEAC Merger Sub Inc., a Delaware corporation, Skillz Inc., a Delaware corporation (“Old Skillz”) and Andrew Paradise, solely in his capacity as the representative of the stockholders of Old Skillz.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Class A common stock and warrants are traded on the New York Stock Exchange (the “NYSE”) under the symbols “SKLZ” and “SKLZ.WS, respectively. On January 4, 2021, the closing price of our Class A common stock was $18.20.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 13 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representative to the contrary is a criminal offense.

The date of this prospectus supplement is January 5, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2020

SKILLZ INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39243 (Commission File Number)	46-2682707 (IRS Employer Identification No.)

PO Box 445

San Francisco, California 94104

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	SKLZ.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 16, 2020 (the “Closing Date”), Flying Eagle Acquisition Corp., our predecessor and a Delaware corporation (“FEAC”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the merger agreement dated as of September 1, 2020, (the “Merger Agreement”) by and among FEAC, Merger Sub Inc., a Delaware corporation (“Merger Sub”), Skillz Inc., a Delaware corporation (“Old Skillz”), and Andrew Paradise (the “Founder”), solely in his capacity as the representative of the stockholders of Old Skillz.

Immediately upon the completion of the Business Combination and the other transactions contemplated by the Merger Agreement (the “Transactions”, and such completion, the “Closing”), Old Skillz merged with and into Merger Sub, with Old Skillz surviving the merger as a wholly-owned subsidiary of FEAC. In connection with the Transactions, FEAC changed its name to “Skillz Inc.” (“New Skillz”) and Old Skillz changed its name to “Skillz Platform Inc.”

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to Skillz Inc., a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of New Skillz.

Item 1.01. Entry into a Material Definitive Agreement.

Earnout Escrow Agreement

On the Closing Date, in connection with consummation of the Business Combination, New Skillz, the Founder in his capacity as the representative of the stockholders of Old Skillz, Eagle Equity Partners II LLC (the “Sponsor”), and Continental Stock Transfer & Trust Company, as escrow agent, entered into an escrow agreement (the “Earnout Escrow Agreement”) pursuant to which the Sponsor delivered 10,000,000 of its shares of FEAC Class B common stock into escrow that are subject to forfeiture if certain earnout conditions described more fully in the Merger Agreement are not satisfied. If the earnout conditions are fully satisfied, 5,000,000 of such shares will be released to the Sponsor in the form of shares of Class A common stock of New Skillz, and the other 5,000,000 shares will be released to the Old Skillz stockholders who received shares of New Skillz common stock as a result of the Business Combination in the form of shares of Class A common stock of New Skillz (other than the Founder and a trust for the benefit of his family members) who will receive shares of Class B common stock of New Skillz), in each case as further described in the Merger Agreement.

The foregoing description of the Earnout Escrow Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Earnout Escrow Agreement, which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Investors’ Rights Agreement

In connection with the execution of the Merger Agreement, FEAC, the Company, certain FEAC stockholders and certain Old Skillz stockholders entered into an investors’ rights agreement (the “Investors’ Rights Agreement”), effective as of the Closing. In addition, all other Old Skillz stockholders that receive capital stock of New Skillz in the Business Combination have been asked to sign a joinder to the Investors’ Rights Agreement pursuant to a letter of transmittal.

Pursuant to the Investors’ Rights Agreement, New Skillz will be required to register for resale securities held by the stockholders party thereto. New Skillz will have no obligation to facilitate more than one demand, made by the Sponsor, or its affiliates, that New Skillz register such stockholders’ securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by New Skillz. New Skillz will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Investors’ Rights Agreement. The Investors’ Rights Agreement also restricts the ability of each stockholder who is a party thereto to transfer its shares of New Skillz common stock for a period of two years following the closing of the Business Combination, subject to certain permitted transfers. In general, 1,500,000 shares of New Skillz common stock held by each stockholder who is a party to the Investors’ Rights Agreement and its affiliates will be released from the transfer restrictions each quarter beginning on the date that is six months following the Closing.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Investor Rights Agreement, which is attached hereto as Exhibit 10.14 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, New Skillz entered into indemnification agreements with each of its directors and executive officers.

Each indemnification agreement provides for indemnification and advancements by New Skillz of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to New Skillz, or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Director Nomination Agreement

In connection with the Closing of the Business Combination, New Skillz and the Sponsor entered into a director nomination agreement (the “Director Nomination Agreement”). Pursuant to the Director Nomination Agreement, the Sponsor holds certain rights to nominate a member of the Board effective as of the Closing Date, subject to the conditions set forth in the Director Nomination Agreement. The Sponsor’s initial nominee to the board is Harry Sloan. The Director Nomination Agreement will terminate as of the date that is 15 months after the Closing Date.

The foregoing description of the Director Nomination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Nomination Agreement, which is filed as Exhibit 10.7 hereto and incorporated herein by reference.

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Skillz Inc. 2020 Omnibus Incentive Plan

At the special meeting of the FEAC stockholders held on December 16, 2020 (the “Special Meeting”), the FEAC stockholders considered and approved the Skillz Inc. 2020 Omnibus Incentive Plan (the “Incentive Plan”). The Incentive Plan was previously approved, subject to stockholder approval, by the board of directors of FEAC on November 30, 2020.

The Incentive Plan became effective immediately upon the Closing of the Business Combination.

The Incentive Plan permits the Company to deliver up to 62,841,859 shares of New Skillz common stock pursuant to awards issued under the Incentive Plan, consisting of 15,000,000 shares which may be Class A and/or Class B common stock. 24,669,278 shares of Class A common stock, and 8,172,581 shares of Class B common stock. The number of shares of New Skillz Class A common stock reserved for issuance under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning in 2021, by 5% of the total number of outstanding shares of New Skillz Class A common stock on December 31 of the preceding calendar year. The number of shares of New Skillz Class B common stock reserved for issuance under the Incentive Plan will automatically increase on the first trading day of each year, beginning in 2021, by 5% of the total number of outstanding shares of New Skillz Class B common stock on December 31 of the preceding calendar year.

A more complete summary of the terms of the Incentive Plan is set forth in the definitive Proxy Statement/Prospectus (the “Proxy”), filed by FEAC with the Securities and Exchange Commission (the “SEC”) on December 1, 2020, in the section titled “The Incentive Award Plan Proposal.” That summary and the foregoing description of the Incentive Plan are qualified in their entirety by reference to the text of the Incentive Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Skillz Inc. 2020 Employee Stock Purchase Plan

At the Special Meeting, the FEAC stockholders considered and approved the Skillz Inc. Employee Stock Purchase Plan (the “ESPP”).

The ESPP became effective immediately upon the Closing of the Business Combination.

The ESPP permits the Company to deliver up 4,933,855 shares of New Skillz Class A Common stock pursuant to awards issued under the ESPP. The number of shares of Skillz Class A common stock reserved for issuance under the ESPP will automatically increase on the first trading day of each calendar year, beginning in 2021, by 1% of the total number of shares of New Skillz A common stock outstanding on December 31 of the preceding calendar year.

A more complete summary of the terms of the ESPP is set forth in the Proxy in the section titled “The ESPP Proposal.” That summary and the foregoing description of the ESPP are qualified in their entirety by reference to the text of the ESPP, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 16, 2020, FEAC held a Special Meeting at which the FEAC stockholders considered and adopted, among other matters, the Merger Agreement. On December 16, 2020, the parties to the Merger Agreement consummated the Transactions. Pursuant to the Merger Agreement, FEAC has acquired all of the outstanding equity interests of Old Skillz for cash and/or stock in New Skillz calculated based on the per share merger consideration value formula as set forth in the Merger Agreement and, in the case of the shares of common stock of New Skillz, calculated based on a price of $10 per share.

Holders of shares of Old Skillz received the merger consideration in the form of shares of New Skillz common stock as consideration for 359,518,849 shares of Old Skillz including shares with respect to which no election for cash or stock was received (“Stock Election Shares”) and holders of shares of Old Skillz received cash consideration as consideration for 75,786,931 shares of Old Skillz (“Cash Election Shares”).

The aggregate value of the consideration paid to Old Skillz stockholders in the Business Combination was approximately $3.5 billion, of which $566,204,151.81 was paid for Cash Election Shares and an aggregate of 268,596,411 shares were issued in consideration for Stock Election Shares.

In connection with the Closing, (i) each option exercisable for Old Skillz equity that was outstanding and unexercised immediately prior to the effective time of the Business Combination was converted into a newly issued option exercisable for Class A common stock of New Skillz (other than in the case of the Founder, who will receive options exercisable for Class B common stock of New Skillz, subject to the same terms and conditions as the Old Skillz awards), (ii) each warrant to purchase shares of Old Skillz capital stock that was issued and outstanding immediately prior to the effective time of the Business Combination and has not been terminated pursuant to its terms will have been converted into a warrant exercisable for Class A common stock of New Skillz on the same terms and conditions as applied to the existing warrants to purchase Old Skillz capital stock, and (iii) in respect of each unvested share of restricted stock that was unvested immediately prior to the effective time of the Business Combination, (A) each share of restricted stock (other than those held by an individual who has waived the right to accelerate the vesting of such stock) became immediately vested and the holder entitled to receive the applicable per share merger consideration, less applicable tax withholding, if any, and (B) each share of restricted stock held by an individual who has waived the right to accelerate the vesting of such stock has been cancelled and converted into restricted shares of New Skillz stock, subject to the same terms and conditions as the Old Skillz awards.

Pursuant to the Merger Agreement, Sponsor delivered 10,000,000 of its shares of FEAC Class B common stock into escrow that are subject to forfeiture if certain earnout conditions described more fully in the Merger Agreement are not satisfied. If the earnout conditions are fully satisfied, 5,000,000 of such shares will be released to the Sponsor in the form of shares of Class A common stock of New Skillz, and the other 5,000,000 shares will be released to the Old Skillz stockholders, who will receive shares of New Skillz common stock as a result of the Business Combination in the form of shares of Class A common stock of New Skillz (other than the Founder and a trust for the benefit of his family members, who will receive shares of Class B common stock of New Skillz), in each case as further described in the Merger Agreement.

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The shares of Class B common stock of New Skillz have the same economic terms as the shares of Class A common stock of New Skillz, but the shares of Class B common stock of New Skillz have 20 votes per share. The outstanding shares of Class B common stock of New Skillz are subject to a “sunset” provision if the Founder and other permitted holders of Class B common stock collectively cease to beneficially own at least 20% of the number of shares of Class B common stock of New Skillz collectively held by the Founder and the Founder’s permitted transferees as of the effective date of the Business Combination.

Prior to the Special Meeting, holders of 2,140 shares of FEAC’s Class A common stock sold in FEAC’s initial public offering (“Public Shares”) exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate of $21,400.00. Immediately after giving effect to the Business Combination (including as a result of the redemptions described above), there were 291,706,860 issued and outstanding shares of New Skillz Class A common stock and 78,090,663 shares of New Skillz Class B common stock issued and outstanding.

Upon the Closing, FEAC’s Class A common stock and warrants ceased trading, and New Skillz’s Class A common stock and warrants began trading on The New York Stock Exchange LLC (the “NYSE”). FEAC’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from the NYSE. As of the Closing Date, our directors and executive officers and affiliated entities beneficially owned approximately 29% of the outstanding shares of Skillz common stock, and the former securityholders of FEAC beneficially owned approximately 26% of the outstanding shares of New Skillz common stock.

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Forward-Looking Statements

This Current Report on Form 8-K, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, New Skillz’s management. Forward-looking statements in this Current Report on Form 8-K and in any document incorporated by reference in this Report may include, for example, statements about:

•	our rapid growth may not be sustainable and depends on our ability to attract and retain end-users;
•	our business could be harmed if we fail to manage our growth effectively;
•	we have a history of losses and we may be unable to achieve profitability;
•	our projections are subject to risks, assumptions, estimates and uncertainties;
•	we rely on our third-party developer partners to continue to offer the competitive experience in existing and new games on our platform;
•	a limited number of games account for a substantial portion of our revenue;
•	we rely on third-party service providers including cloud computing services, payment processors, and infrastructure service providers, and if we cannot manage our relationships or lose access to such third parties, our business, financial condition, results of operations and prospects could be adversely affected;
•	failure to maintain our brand and reputation could harm our business, financial condition and results of operations;
•	the broader entertainment industry is highly competitive and our existing and potential users may be attracted to competing forms of entertainment;
•	our business is subject to a variety of U.S. and foreign laws, which are subject to change and could adversely affect our business;
•	failure to protect or enforce our intellectual property rights could harm our business, results of operations and financial condition;
•	economic downturns and political and market conditions beyond our control could adversely affect our business, financial condition and results of operations; and
•	failure to properly contain COVID-19 or another global pandemic in a timely manner could materially affect how we and our business partners are operating.

The forward-looking statements contained in this Current Report on Form 8-K and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks and uncertainties include, but are not limited to, those factors described in the Proxy in the section titled “Risk Factors”, which is incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Business

The business of FEAC prior to the Business Combination is described in the Proxy in the section titled “Other Information Related to FEAC” and that information is incorporated herein by reference. The business of New Skillz is described in the Proxy in the section titled “Business of New Skillz” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations are set forth in the Proxy in the section titled “Risk Factors—Risks Related to Skillz’s Business and Industry” and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of FEAC. Reference is further made to the disclosure contained in the Proxy in the sections titled “Selected Historical Consolidated Financial Information of FEAC,” “Selected Historical Consolidated Financial Information of Skillz”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FEAC”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Skillz”, which are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FEAC” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Skillz”, which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Skillz —Quantitative and Qualitative Disclosures About Market Risk”, which is incorporated herein by reference.

Properties

The properties of New Skillz are described in the Proxy in the section titled “Business of New Skillz—Property” and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of Company common stock as of the Closing Date by:

•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;
•	each of the Company’s executive officers and directors; and

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•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock is based on 291,709,860 shares of New Skillz Class A common stock and 78,090,663 shares of New Skillz Class B common stock issued and outstanding as of the Closing Date.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of New Skillz common stock beneficially owned by them.

Name and Address of	Number of shares of Class A Common		Number of shares Class B Common		% of Total Voting
Beneficial Owner	stock	%	stock	%	Power**
Andrew Paradise(1)(3)	3,572,888	1.0%	84,048,478	22.3%	84.3%
Casey Chafkin(1)(2)	16,410,957	4.4%	—	—	—
Harry Sloan(1)	—	—	—	—	—
Kent Wakeford(1)(2)	1,651,905	*	—	—	*
Vandana Mehta-Krantz(1)	—	—	—	—	—
Miriam Aguirre(1)(2)	2,741,564	*	—	—	*
Scott Henry(1)	—	—	—	—	—
All Directors and Executive Officers of New Skillz as a Group (Seven Individuals)	24,377,314	6.6%	84,048,478	22.3%	84.5%
Five Percent Holders:
Atlas Venture Fund, IX L.P. (4)	23,980,289	6.5%	—	—	1.2%
Entities Affiliated with WestCap Management LLC(5)	21,743,740	5.9%	—	—	1.1%
Bonderman Family Limited Partnership(6)	21,433,040	5.8%	—	—	1.1%

*	Denotes less than 1%
**	Percentage of total voting power represents voting power with respect to all shares of New Skillz Class A common stock and New Skillz Class B common stock, as a single class. Each share of New Skillz Class B common stock is entitled to 20 votes per share and each share of New Skillz Class A common stock is entitled to one vote per share.
(1)	The business address of each of these stockholders is P.O. Box 445, San Francisco, CA 94104.
(2)	Amounts exclude such holder’s pro rata share of 5,000,000 shares of New Skillz Class A common stock placed in escrow for the benefit of the Old Skillz stockholders pursuant to the terms of the Earnout Escrow Agreement.

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(3)	Includes 3,572,888 shares of New Skillz Class A common stock held in escrow pursuant to the terms of the Earnout Escrow Agreement. Founder, as representative of the Old Skillz stockholders, has voting control over, but no pecuniary interest in, such shares. Also includes 1,427,112 shares of New Skillz Class B common stock held in escrow pursuant to the terms of the Earnout Escrow Agreement as to which Founder has voting control, as representative of the Old Skillz stockholders, and a pecuniary interest as a result of his ownership of shares of Old Skillz common stock.
(4)	Atlas Venture Fund IX, L.P. (“Atlas IX”) holds shares directly in New Skillz. Atlas Venture Associates IX, L.P. (“AVA IX LP”) is the sole general partner of Atlas IX. Atlas Venture Associates IX, LLC (“AVA IX LLC”) is the sole general partner of AVA IX LP. Each of Atlas IX, AVA IX LP and AVA IX LLC disclaims beneficial ownership of all shares except to the extent of its pecuniary interest, if any, therein. The business address of each of Atlas IX, AVA IX LP and AVA IX LLC is c/o Accomplice, 56 Wareham Street, Floor 3, Boston, MA 02118.
(5)	Includes shares held by WestCap Skillz 2020 Co-Invest, LLC, WestCap Skillz, LLC, WestCap Skillz 2020-A, LLC, WestCap Skillz 2020-A1, LLC and WestCap Skillz 2020, LLC. WestCap Management, LLC is the managing member of each of WestCap Skillz 2020 Co-Invest, LLC, WestCap Skillz, LLC, WestCap Skillz 2020-A1, LLC and WestCap Skillz 2020, LLC. Laurence A. Tosi is the sole owner of WestCap Management, LLC. Each of Mr. Tosi and WestCap Management, LLC has voting and dispositive power over, and may be deemed to beneficially own, the shares held by WestCap Skillz 2020 Co-Invest, LLC, WestCap Skillz, LLC, WestCap Skillz 2020-A1, LLC and WestCap Skillz 2020, LLC. Each of Mr. Tosi and WestCap Management, LLC expressly disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. The business address of each of Mr. Tosi and WestCap Management, LLC is 590 Pacific Avenue, San Francisco, California 94133.
(6)	Wildcat Capital Management, LLC (“Wildcat”) has voting and dispositive power over the shares held by Bonderman Family Limited Partnership (“BFLP”) pursuant to BFLP’s limited partnership agreement and an investment management agreement to which Wildcat and BFLP are parties. Leonard Potter is the sole member of, and is an officer of, Wildcat. Each of Wildcat and Mr. Potter may be deemed to be beneficially own the shares held by BFLP and expressly disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address for BFLP is 301 Commerce Street, Suite 3150, Fort Worth, Texas 76102.

Directors and Executive Officers

The Company’s directors and executive officers after the consummation of the Transactions are described in the Proxy in the section titled “Directors and Executive Officers of New Skillz After the Business Combination” and that information is incorporated herein by reference.

Director Independence

Information with respect to the independence of the Company’s directors is set forth in the Proxy in the section titled “New Skillz Management After the Business Combination—Independence of the Board of Directors; Summary of the Proxy Statement/Prospectus—Controlled Company Exemption” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the committees of the Board immediately after the Closing is set forth in the Proxy in the section titled “New Skillz Management After the Business Combination” and that information is incorporated herein by reference.

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Executive Compensation

A description of the compensation of the named executive officers of FEAC before the consummation of the Business Combination and the named executive officers of New Skillz after the consummation of the Business Combination is set forth in the Proxy in the sections titled “Other Information Related to FEAC—Executive Compensation and Director Compensation” and “New Skillz Management After the Business Combination”, respectively, and that information is incorporated herein by reference.

At the Special Meeting, the FEAC stockholders approved the Incentive Plan. The description of the Incentive Plan is set forth in the Proxy section titled “The Incentive Award Plan Proposal”, which is incorporated herein by reference. A copy of the full text of the Incentive Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Following the consummation of the Business Combination, the Company expects that the Board or the Compensation Committee will make grants of awards under the Incentive Plan to eligible participants.

At the Special Meeting, the FEAC stockholders considered and approved the ESPP. The description of the ESPP is set forth in the Proxy in the section titled “The ESPP Proposal,” which is incorporated herein by reference. A copy of the full text of the ESPP is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of FEAC before the consummation of the Business Combination and is set forth in the Proxy in the sections titled “Other Information Related to FEAC—Executive Compensation and Director Compensation,” “Skillz’s Executive and Director Compensation,” and “New Skillz Management After the Business Combination”, respectively, and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of the Company are described in the Proxy in the section titled “Certain Relationships and Related Person Transactions” and that information is incorporated herein by reference.

In connection with the closing of the Business Combination, Skillz entered into note cancellation agreements (the “Note Cancellation Agreements”) with each of Founder and Casey Chafkin. Pursuant to the Note Cancellation Agreements, certain promissory notes issued by Founder and Mr. Chafkin to Old Skillz were repaid and satisfied in full through the surrender of shares of capital stock of Old Skillz.

The foregoing description of the Note Cancellation Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Cancellation Agreements, which are filed as Exhibits 10.8 and 10.9 hereto and incorporated herein by reference.

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Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy titled “Other Information Related to FEAC—Legal Proceedings” and “Business of New Skillz —Legal Proceedings” and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the ticker symbol, number of stockholders and dividends for FEAC’s securities is set forth in the Proxy in the section titled “Market Price, Ticker Symbol and Dividend Information” and such information is incorporated herein by reference.

As of the Closing Date, there were approximately 313 holders of record of the Company’s Class A common stock and approximately nine holders of record of the Company’s warrants to purchase Class A common stock.

New Skillz’s Class A common stock and warrants began trading on the NYSE under the symbols “SKLZ” and “SKLZ.WS”, respectively, on December 17, 2020. FEAC’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from the NYSE.

New Skillz has not paid any cash dividends on shares of its Class A common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of the Company’s securities is contained in the Proxy in the section titled “Description of New Skillz Securities” and that information is incorporated herein by reference.

Immediately following the Closing, there were 291,706,860 shares of the Company’s Class A common stock issued and outstanding, held of record by 313 holders, 78,090,663 shares of the Company’s Class B common stock issued and outstanding, held of record by two holders, no shares of preferred stock outstanding, and 22,314,801 warrants outstanding held of record by nine holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

New Skillz has entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by New Skillz of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to New Skillz or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

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Further information about the indemnification of New Skillz’s directors and officers is set forth in the Proxy in the section titled “Indemnification of Directors and Officers” and that information is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Transaction Consideration

In connection with the Business Combination, at the Closing on December 16, 2020, New Skillz issued 191,932,860 shares of Class A common stock and 76,663,551 shares of Class B common stock to the holders of common stock of Old Skillz. On the Closing Date, in connection with consummation of the Business Combination, the Sponsor delivered 5,000,000 of its shares of FEAC Class B common stock into escrow that are subject to forfeiture if certain earn-out conditions described more fully in the Merger Agreement are not satisfied. These shares will be released to the Old Skillz stockholders who received shares of New Skillz common stock as a result of the Business Combination in the form of shares of Class A common stock of New Skillz (other than the Founder and a trust for the benefit of his family members who will receive shares of Class B common stock of New Skillz), in each case as further described in the Merger Agreement.

Private Placement

As previously disclosed, FEAC entered into subscription agreements (the “Subscription Agreements”), each dated as of September 1, 2020, with certain institutional investors (the “Investors”), pursuant to which, among other things, FEAC agreed to issue and sell, in private placements, an aggregate of 15,853,052 shares of Class A common stock of Skillz for $10.00 per share (the “Private Placement”).

The Private Placement closed immediately prior to the Business Combination on the Closing Date. The shares of FEAC Class A common stock issued to the Investors became shares of New Skillz Class A common stock upon consummation of the Business Combination.

The shares issued to the Investors in the Private Placement on the Closing Date were issued pursuant to and in accordance with the exemption from registration under the Securities Act under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the consummation of the Business Combination, FEAC changed its name to Skillz Inc. and adopted the amended and restated certificate of incorporation and amended and restated bylaws.

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As disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is the successor issuer to FEAC and has succeeded to the attributes of FEAC as the registrant. In addition, the shares of common stock of New Skillz, as the successor to FEAC, are deemed to be registered under Section 12(b) of the Exchange Act.

Amended and Restated Certificate of Incorporation

Upon the closing of the Business Combination, FEAC’s amended and restated certificate of incorporation, dated February 10, 2020, was replaced with the amended and restated certificate of incorporation of New Skillz, which, among other things:

(a) changes the Company’s name to Skillz Inc.;

(b) increases the total number of authorized shares of all classes of capital stock, par value $0.0001 per share, from 401,000,000 shares, consisting of 400,000,000 shares of common stock, including 380,000,000 shares of Class A common stock and 20,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock, to 635,000,000 shares, consisting of 625,000,000 shares of common stock, including 500,000,000 shares of Class A common stock, par value $0.0001 per share, and 125,000,000 shares of Class B common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share;

(c) declassifies the Board;

(d) amends the terms of the shares of common stock, in particular to provide that each share of Class A common stock has one vote and each share of Class B common stock has twenty (20) votes and that shares of Class B common stock are not entitled to dividends;

(e) establishes redemption rights and transfer restrictions with respect to capital stock held by any stockholders who are unsuitable persons and their affiliates; and

(f) eliminates certain provisions specific to FEAC’s status as a blank check company.

The shareholders of FEAC approved this amendment and restatement at the Special Meeting. This summary is qualified in its entirety by reference to the text of the amended and restated certificate of incorporation, which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Amended and Restated Bylaws

Upon the closing of the Business Combination, the Company’s bylaws were amended and restated to be consistent with New Skillz’s amended and restated certificate of incorporation and to make certain other changes that New Skillz’s board of directors deemed appropriate for a public operating company. This summary is qualified in its entirety by reference to the text of the amended and restated bylaws, which is included as Exhibit 3.2 hereto and incorporated herein by reference.

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Item 4.01. Change in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

On the Closing Date, the Audit Committee of the Board approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2020. Withum Smith+Brown, PC (“WSB”) served as independent registered public accounting firm of FEAC prior to the Business Combination. Accordingly, WSB was informed that it would be replaced by EY as the Company’s independent registered public accounting firm.

The reports of WSB on FEAC’s, the Company’s legal predecessor, balance sheet as of January 24, 2020 and the statements of operations, changes in stockholder’s equity and cash flows for the period from January 15, 2020 (date of inception) through January 24, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from January 15, 2020 (date of inception) through September 30, 2020, there were no disagreements between the Company and WSB on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WSB, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period.

During the period from January 15, 2020 (date of inception) through September 30, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from January 15, 2020 (inception) to the date the Board approved the engagement of EY as the Company’s independent registered public accounting firm, FEAC did not consult with EY on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on FEAC’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

The Company has provided WSB with a copy of the foregoing disclosures and has requested that WSB furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of WSB’s letter, dated December 16, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy in the section titled “The Business Combination,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 291,706,860 shares of New Skillz Class A common stock outstanding. As of such time, our executive officers and directors and their affiliated entities held 4.3% of our outstanding shares of Class A common stock.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the consummation of the Transactions, and in accordance with the terms of the Merger Agreement, each executive officer of FEAC and Merger Sub ceased serving in such capacities; Scott M. Delman, Joshua Kazam, Alan Mnuchin, Laurence E. Paul, and Harry E. Sloan ceased serving on FEAC’s board of directors. Andrew Paradise, Casey Chafkin, Harry E. Sloan, Kent Wakeford, and Vandana Mehta-Krantz were appointed as directors of the Company, to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

Upon the consummation of the Transactions, the Company established the following three committees of the Board: audit committee, compensation committee, and nominating and corporate governance committee. Ms. Mehta-Krantz and Mr. Wakeford were appointed to serve on the Company’s audit committee, with Ms. Mehta-Krantz serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Ms. Mehta-Krantz and Mr. Wakeford were appointed to serve on the Company’s compensation committee, with Mr. Wakeford serving as the chair. Messrs. Paradise, Chafkin, and Wakeford were appointed to serve on the Company’s nominating and corporate governance committee, with Mr. Paradise serving as the chair.

Additionally, upon consummation of the Transactions, Mr. Paradise was appointed as the Company’s Chief Executive Officer; Mr. Chafkin was appointed as Chief Revenue Officer; Miriam Aguirre was appointed as Chief Technology Officer; and Scott Henry was appointed as Chief Financial Officer.

Following the consummation of the Transactions, the non-employee directors of the Company will be entitled to the following compensation for their service on the Board: (i) an annual cash retainer of  $40,000; (ii) an initial equity award with a grant date fair value equal to $430,000 prorated upon initial election to the Board and then an annual equity award with a target grant date fair value equal to $185,000 for directors with at least six months of service, to be granted each year at the annual meeting of the Company’s stockholders; (iii) an annual cash retainer of $20,000 for the chair of the audit committee, $15,000 for the chair of the compensation committee, and $9,000 for the chair of the nominating and corporate governance committee; (iv) an annual cash retainer of $10,000 for other members of the audit committee, $7,500 for other members of the compensation committee, and $4,500 for other members of the nominating and corporate governance committee; and (v) an additional annual cash retainer of  $25,000 for serving as our non-executive chair or $15,000 for serving as our lead director, in each case, if applicable. Each annual grant of equity-based awards described above will vest in full on the first anniversary of the grant date, or in such other circumstances as set forth in the applicable award agreement. Each initial grant of equity-based awards described above will vest in substantially equal annual installments on each of the first four anniversaries of the grant date.

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Option Agreements

In connection with the Closing of the Business Combination, the Company entered into option agreements with each of Founder and Mr. Chafkin (the “Option Agreements”) awarding options to purchase (i) 9,960,000 shares of New Skillz Class B common stock to Founder and (ii) 2,040,000 shares of New Skillz Class A common stock to Mr. Chafkin. The options will vest in three equal increments as follows (i) one-third (1/3) of the options shall vest and become exercisable as of the date, following the grant date, that the volume weighted average price on the NYSE over a ten (10) trading day period of underlying New Skillz Class A common stock (“VWAP”) equals or exceeds 3.0x the VWAP of the shares as of the Closing Date, (ii) one-third (1/3) of the options shall vest and become exercisable as of the date, following the grant date, that the VWAP of the shares equals or exceeds 4.0x the VWAP of the shares as of the Closing Date; and (iii) one-third (1/3) of the options shall vest and become exercisable as of the date, following the grant date, that the VWAP of the shares equals or exceeds 5.0x the VWAP of the shares as of the Closing Date.

The foregoing description of the Option Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of option agreement, which is filed as Exhibit 10.11 hereto and incorporated herein by reference.

Severance Plan

On December 16, 2020, the Board approved the Skillz Inc. Executive Severance and Change in Control Plan (the “Severance Plan”), which provides for severance benefits to the Company’s named executive officers and other officers who are members of the Company’s management who enter into participation agreements under the Severance Plan (the “Covered Executives”). Covered Executives may become entitled to severance benefits under the Severance Plan in the event that they are terminated involuntarily by the Company without Cause (as defined in the Severance Plan) or resigns employment due to Good Reason (as defined in the Severance Plan) prior to or after a Change in Control of the Company (as defined in the Severance Plan) (each, a “Qualifying Termination”). Severance benefits under the Severance Plan are determined based on a Covered Executive’s “Tier” and whether the Qualifying Termination of employment occurs within the three months prior to or 12 months following a Change in Control (a “CIC Qualifying Termination”) or not in connection with a Change in Control (“Non-CIC Qualifying Termination”).

In the event of a Non-CIC Qualifying Termination and the Covered Executive timely executes a release of claims and complies with applicable restrictive covenants, the Covered Executive will be entitled to: (1) cash installment payments at the rate of the Covered Executive’s base salary as of the date of termination (“Severance”) over a period of 12 months, 9 months, 3 months or 6 months, as applicable, for a Tier 1, Tier 2, Tier 3 Covered Executive with one or more years of service, or Tier 3 Covered Executive with less than one year of service, respectively; and (2) continued health and welfare coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), at a cost to the employee of no greater than the cost during the Covered Executive’s active employment, for a period of 12 months, 9 months, 6 months or 3 months, as applicable, for a Tier 1, Tier 2, Tier 3 Covered Executive with one or more year of service, or Tier 3 Covered Executive with less than one year of service, respectively.

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In the event that a Covered Executive has a CIC Qualifying Termination, and the Covered Executive timely executes a release of claims and complies with applicable restrictive covenants, the Covered Executive will be entitled to: (1) a lump sum cash payment equal to 18 months, 12 months or 6 months of base salary, as applicable, for a Tier 1, Tier 2 or Tier 3 Covered Executive, respectively; (2) a lump sum cash payment equal to the Covered Executive’s target annual bonus as of the date of termination multiplied by 1.5, 1.0 or .5, as applicable, for a Tier 1, Tier 2 or Tier 3 Covered Executive, respectively; and (2) continued health and welfare coverage under COBRA, at a cost to the Covered Executive of no greater than the cost during the Covered Executive’s active employment, for a period of 18 months, 12 months or 6 months, as applicable, to the Covered Executive’s Tier, or, if earlier, that date the Covered Executive is eligible for health and welfare coverage from a subsequent employer.

The Severance Plan also provides that in the event of a CIC Qualifying Termination only, unvested time-vesting equity and long-term incentive awards will automatically vest in full, and any unvested performance-vesting equity and long-term incentive awards will be treated in accordance with the applicable plan and award agreement.

Each of our named executive officers will be offered the opportunity to enter into a participation agreement under the Severance Plan and have been designated to be in the Tier indicated below:

Named Executive Officer	Severance Plan “Tier”
Andrew Paradise	1
Casey Chafkin	2
Scott Henry	2
Miriam Aguirre	2

The foregoing description is only a summary of the Severance Plan and Participation Agreement and is qualified in its entirety by the Severance Plan and Participation Agreement, which is filed as Exhibit 10.13 to this Current Report.

Reference is made to the disclosure described in the Proxy in the section titled “New Skillz Management After the Business Combination” beginning on page 233 for biographical information about each of the directors and officers following the Transactions, which is incorporated herein by reference.

The information set forth under Item 1.01. “Entry into a Material Definitive Agreement—Indemnification Agreement”, “—Skillz Inc. 2020 Incentive Award Plan” and “—Skillz Inc. Employee Stock Purchase Plan” of this Current Report on Form 8-K is incorporated herein by reference.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by FEAC’s organizational documents, the Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the sections titled “The Business Combination Proposal” and “The Merger Agreement” beginning on page 87 and 102, respectively, of the Proxy, and are incorporated herein by reference.

Item 8.01. Other Events.

In connection with the closing of the Business Combination, (i) the issued and outstanding shares of FEAC's Class A common stock were automatically converted, on a one-for-one basis, into shares of Class A common stock and (ii) the issued and outstanding shares of FEAC's Class B common stock were automatically converted , on a one-for-one basis, into shares of Class A common stock; provided that 1,427,112 of such shares delivered into escrow pursuant to the Escrow Earnout Agreement automatically converted, on a one-for- one basis, into shares of Class B common stock. All of FEAC's outstanding warrants became warrants to acquire shares of Class A common stock on the same terms as FEAC's warrants. By operation of Rule 12g-3(a) under the Exchange Act, the Company is the successor issuer to FEAC and has succeeded to the attributes of FEAC as the registrant, including FEAC’s SEC file number (001-39243) and CIK Code (0001801661). The Company’s Class A common stock and public warrants are deemed to be registered under Section 12(b) of the Exchange Act, and the Company will hereafter file reports and other information with the SEC using FEAC’s SEC file number (001-39243).

The Company’s Class A common stock and public warrants are listed for trading on The New York Stock Exchange LLC under the symbols “SKLZ” and “SKLZ.WS,” respectively, and the CUSIP numbers relating to the Company’s Class A common stock and public warrants are 83067L 109 and 83067L 117, respectively.

Holders of uncertificated shares of FEAC’s Class A common stock immediately prior to the Business Combination have continued as holders of shares of uncertificated shares of New Skillz Class A common stock.

Holders of FEAC’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to FEAC.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of Skillz Inc., for the years ended December 31, 2019 and 2018, the related notes and report of independent registered public accounting firm thereto are set forth in the Proxy beginning on page F-31 and are incorporated herein by reference. The financial statements of Skillz Inc. as of September 30, 2020 and 2019 and the related notes thereto are set forth in the Proxy beginning on page F-61 and are incorporated herein by reference.

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The financial statements of FEAC as of September 30, 2020, and the related notes thereto are set forth in the Proxy beginning on page F-2 and are incorporated herein by reference. The financial statements of FEAC for the period from January 15, 2020 (date of inception) through January 24, 2020, and the related notes and report of independent registered public accounting firm thereto are set forth in the Proxy beginning on page F-19 and are incorporated herein by reference.

(b) Pro forma financial information.

Certain pro forma financial information of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
2.1†	Merger Agreement, dated as of September 1, 2020, by and among Flying Eagle Acquisition Corp., FEAC Merger Sub Inc., Skillz Inc., and Andrew Paradise, solely in his capacity as representative of the stockholders of Skillz Inc. (incorporated by reference to Exhibit 2.1 of Flying Eagle Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on September 2, 2020).
3.1	Amended and Restated Certificate of Incorporation of Skillz Inc.
3.2	Amended and Restated Bylaws of Skillz Inc.
4.1	Form of Specimen Class A Common Stock Certificate of Skillz Inc.
4.2	Warrant Agreement, dated March 5, 2020, by and between Flying Eagle Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of Flying Eagle Acquisition Corp.’s Current Report on Form 8-K filed on March 10, 2020).
10.1	Form of Skillz Inc. 2020 Omnibus Incentive Plan (incorporated by reference to Annex F of Flying Eagle Acquisition Corp.’s Form S-4 (File No. 333-248638), filed with the SEC on September 8, 2020).
10.2	Form of Skillz Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Annex G of Flying Eagle Acquisition Corp.’s Form S-4 (File No. 333-248638), filed with the SEC on September 8, 2020).
10.3	Form of Indemnification Agreement.
10.4	Support Agreement, dated as of September 1, 2020, by and among Flying Eagle Acquisition Corp. and certain Supporting Stockholders of Skillz Inc. (incorporated by reference to Exhibit 10.3 of FEAC’s Current Report on Form 8-K (File No. 001-39243), filed with the SEC on September 2, 2020).
10.5	Eighth Amended and Restated Investors’ Rights Agreement, dated September 1, 2020, by and among Flying Eagle Acquisition Corp., Skillz Inc. and certain of its stockholders (incorporated by reference to Exhibit 10.2 of FEAC’s Current Report on Form 8-K (File No. 001-39243), filed with the SEC on September 2, 2020).

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10.6†	Earnout Escrow Agreement, dated December 16, 2020 by and among Skillz Inc., Andrew Paradise, solely in his capacity as representative of the stockholders of Skillz Inc., Eagle Equity Partners II LLC and Continental Stock Transfer & Trust Company.
10.7	Director Nomination Agreement, dated December 16, 2020, by and between Skillz Inc. and Eagle Equity Partner II, LLC.
10.8	Note Cancellation Agreement dated as of December 16, 2020 by and between Skillz Inc. and Andrew Paradise
10.9	Note Cancellation Agreement dated as of December 16, 2020 by and between Skillz Inc. and Casey Chafkin
10.10†*	Amendment to Skillz Online Developer Terms and Conditions of Service, dated January 15, 2020, by and between Skillz Inc and Tether Studios, Inc. (incorporated by reference to Exhibit 10.9 of Amendment No. 2 to Flying Eagle Acquisition Corp.’s Form S-4 (File No. 333-248638), filed with the SEC on November 2, 2020).
10.11	Form of Option Agreement
10.12	Skillz Inc. Executive Severance and Change in Control Plan
10.13	Form of Severance Plan Participation Agreement
10.14	Investor Rights Agreement dated September 1, 2020 by and among Flying Eagle Acquisition Corp., Skillz Inc., and the stockholders named therein
16.1	Letter from Withum Smith+Brown, PC to the SEC, dated December 21, 2020.
21.1	List of Subsidiaries
99.1	Unaudited Pro Forma Condensed Combined Financial Information

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

* Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item 601(b)(10)(iv). The Registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

By:	/s/ Charlotte Edelman
Name: Charlotte Edelman
Title: VP of Legal

Date: December 21, 2020

Exhibit 3.1

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
FLYING EAGLE ACQUISITION CORP.

Flying Eagle Acquisition Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.       The name of this corporation is Flying Eagle Acquisition Corp. The date of the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was January 15, 2020.

2.       This Third Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the certificate of incorporation of this corporation as heretofore amended and restated, has been duly adopted by the corporation in accordance with Sections 242 and 245 of the DGCL and has been adopted by the requisite vote of the stockholders of this corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.

3.       The certificate of incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is “Skillz Inc.” (hereinafter called the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 635,000,000 shares, consisting of 500,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), 125,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”). The number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below (i) the number of shares thereof then outstanding and (ii) with respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 8 of Part A of this Article IV) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

The following is a statement of the designations and the powers, preferences, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.           CLASS A COMMON STOCK AND CLASS B COMMON STOCK.

Unless otherwise indicated, references to “Sections” or “Subsections” in this Part A of this Article IV refer to sections and subsections of Part A of this Article IV.

1.                  Equal Status; General. Except as otherwise provided in this Third Amended and Restated Certificate of Incorporation (as amended and/or restated from time to time, including pursuant to any Preferred Stock Designation (as defined below), this “Amended and Restated Certificate of Incorporation”) or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights, privileges and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution, distribution of assets or winding up of the Corporation), share ratably and be identical in all respects and as to all matters. The voting, dividend, liquidation and other rights, powers and preferences of the holders of Class A Common Stock and Class B Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

2.                  Voting. Except as otherwise required by applicable law, at all meetings of stockholders and on all matters submitted to a vote of stockholders of the Corporation generally, each holder of Class A Common Stock, as such, shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock, as such, shall have the right to twenty (20) votes per share of Class B Common Stock held of record by such holder. Except as otherwise required by applicable law or provided in this Amended and Restated Certificate of Incorporation, the holders of shares of Class A Common Stock and Class B Common Stock, as such, shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation generally, (b) be entitled to notice of any stockholders’ meeting in accordance with the Amended and Restated Bylaws of the Corporation, as the same may be amended and/or restated from time to time (the “Bylaws”), and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by applicable law, holders of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are exclusively entitled, either separately or together with the holders of one or more other such series of Preferred Stock, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or applicable law. There shall be no cumulative voting.

3.                  Dividend and Distribution Rights. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), then holders of Class A Common Stock shall be entitled to receive shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), and holders of Class B Common Stock shall be entitled to receive shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable. Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

4.                  Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class is concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

5.                  Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, distribution of assets, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution, distribution of assets or winding up is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

6.           Certain Transactions.

6.1              Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock, or any consideration into which such shares are converted, upon the consolidation or merger of the Corporation with or into any other entity, such distribution, payment or consideration that the holders of shares of Class A Common Stock or Class B Common Stock have the right to receive, or the right to elect to receive, shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of such classes may receive, or have the right to elect to receive, different or disproportionate distribution, payment or consideration in connection with such consolidation, merger or other transaction in order to reflect the special rights, powers and privileges of holders of shares of Class B Common Stock under this Amended and Restated Certificate of Incorporation (which may include, without limitation, securities distributable to the holders of, or issuable upon the conversion of, each share of Class B Common Stock outstanding immediately prior to such transaction having up to twenty (20) times the voting power of any securities distributable to the holders of, or issuable upon the conversion of, each share of Class A Common Stock outstanding immediately prior to such transaction) or such other rights, powers, privileges or other terms that are no more favorable, in the aggregate, to the holders of the Class B Common Stock relative to the holders of the Class A Common Stock than those contained in this Amended and Restated Certificate of Incorporation.

6.2              Third-Party Tender or Exchange Offers. The Corporation may not enter into any agreement pursuant to which a third party may by tender or exchange offer acquire any shares of Class A Common Stock or Class B Common Stock unless the holders of (a) the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class B Common Stock would receive, or have the right to elect to receive, and (b) the Class B Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class A Common Stock would receive, or have the right to elect to receive; provided, however, that shares of such classes may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such tender or exchange offer in order to reflect the special rights, powers and privileges of the holders of shares of the Class B Common Stock under this Amended and Restated Certificate of Incorporation (which may include, without limitation, securities exchangeable for each share of Class B Common Stock having up to twenty (20) times the voting power of any securities exchangeable for each share of Class A Common Stock) or such other rights, powers, privileges or other terms that are no more favorable, in the aggregate, to the holders of the Class B Common Stock relative to the holders of the Class A Common Stock than those contained in this Amended and Restated Certificate of Incorporation.

7.            Conversion.

7.1              Optional Conversion of Class B Common Stock. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation (an “Optional Class B Conversion Event”). Before any holder of Class B Common Stock shall be entitled to convert any shares of Class B Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall provide written notice to the Corporation at its principal corporate office, of such conversion election and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued (if such shares of Class A Common Stock are certificated) or (ii) in which such shares of Class A Common Stock are to be registered in book-entry form (if such shares of Class A Common Stock are uncertificated). If the shares of Class A Common Stock into which the shares of Class B Common Stock are to be converted are to be issued in a name or names other than the name of the holder of the shares of Class B Common Stock being converted, such notice shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled upon such conversion (if such shares of Class A Common Stock are certificated) or shall register such shares of Class A Common Stock in book-entry form (if such shares of Class A Common Stock are uncertificated). Such conversion shall be deemed to be effective immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the provision of written notice of such conversion election as required by this Subsection 7.1, the shares of Class A Common Stock issuable upon such conversion shall be deemed to be outstanding as of such time, and the Person or Persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be deemed to be the record holder or holders of such shares of Class A Common Stock as of such time. Notwithstanding anything herein to the contrary, shares of Class B Common Stock represented by a lost, stolen or destroyed stock certificate may be converted pursuant to an Optional Class B Conversion Event if the holder thereof notifies the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed and makes an affidavit of that fact acceptable to the Corporation and executes an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate.

7.2              Automatic Conversion of Class B Common Stock. To the extent set forth below, each applicable share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of an event described below (a “Mandatory Class B Conversion Event”):

(a)               Transfers. Each share of Class B Common Stock that is subject to a Transfer (as defined in Section 10), other than a Permitted Transfer (as defined in Section 10), shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of such Transfer (other than a Permitted Transfer).

(b)               Reduction in Voting Power. Each outstanding share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the first date on which the Founder, together with all other Qualified Stockholders, collectively cease to beneficially own at least 20% of the number of shares of Class B Common Stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination or recapitalization of the Class B Common Stock) collectively held by the Founder and his Permitted Transferees as of the Effective Date.

(c)               Affirmative Vote. Each outstanding share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the date specified by the affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding shares of Class B Common Stock, voting as a separate class.

7.3              Certificates. Each outstanding stock certificate (if shares are in certificated form) that, immediately prior to the occurrence of a Mandatory Class B Conversion Event, represented one or more shares of Class B Common Stock subject to such Mandatory Class B Conversion Event shall, upon such Mandatory Class B Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of an Optional Class B Conversion Event or a Mandatory Class B Conversion Event (either of the foregoing, a “Conversion Event”) and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock, if any (or, in the case of any lost, stolen or destroyed certificate, upon such holder providing an affidavit of that fact acceptable to the Corporation and executing an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate), issue and deliver to such holder (or such other Person specified pursuant to Subsection 7.1) certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Each share of Class B Common Stock that is converted pursuant to Subsection 7.1 or 7.2 shall thereupon automatically be retired and shall not be available for reissuance.

7.4 Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Amended and Restated Certificate of Incorporation or Bylaws of the Corporation, relating to the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith (it being understood, for the avoidance of doubt, that this sentence shall not authorize or empower the Corporation to expand upon the events that constitute a Mandatory Class B Conversion Event). If the Corporation has reason to believe that a Transfer or other Conversion Event giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation), the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation). In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation) shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

8. Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

9. Protective Provisions. Unless such action is first approved by the affirmative vote (or written consent) of the holders of two-thirds (2/3rd) of the then-outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Amended and Restated Certificate of Incorporation or the Bylaws, prior to the Final Conversion Date, the Corporation shall not, whether by merger, consolidation, certificate of designation or otherwise (i) amend, alter, repeal or waive any provision of Part A of this Article IV (or adopt any provision inconsistent therewith), or (ii) except for the shares of Class B Common Stock issued pursuant to the Merger and as provided in Section 10 below, authorize, or issue any shares of, any class or series of capital stock of the Corporation entitling the holder thereof to more than (1) vote for each share thereof or entitling any class or series of securities to designate or elect directors as a class or series separate from the Class A Common Stock and Class B Common Stock.

10. Issuance of Additional Shares. From and after the Effective Date, additional shares of Class B Common Stock may be issued only to a Qualified Stockholder.

11. Definitions. For purposes of this Amended and Restated Certificate of Incorporation:

“Change of Control Transaction” means (i) the sale, lease, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation), provided that any sale, lease, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination, or other similar transaction of the Corporation with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s capital stock, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction continuing to own voting securities of the Corporation, the surviving entity or its parent immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned of the voting securities of the Corporation immediately prior to the transaction; and (iii) a recapitalization, liquidation, dissolution, or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s capital stock, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction continuing to own voting securities of the Corporation, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned of the voting securities of the Corporation immediately prior to the transaction.

“Effective Date” means the date on which this Amended and Restated Certificate of Incorporation is first effective.

“Family Member” means with respect to any natural person who is a Qualified Stockholder (a) the spouse of such Qualified Stockholder, (b) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of such Qualified Stockholder or (c) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of the spouse of such Qualified Stockholder. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.

“Fiduciary” means a Person who (a) is an executor, personal representative, administrator, trustee, manager, managing member, general partner, director, officer or any other agent of a Person and (b) manages, controls or otherwise has decision-making authority with respect to such Person, but, in each case, only to the extent that such Person may be removed, directly or indirectly, by one or more Qualified Stockholders and replaced with another Fiduciary selected, directly or indirectly, by one or more Qualified Stockholders.

“Final Conversion Date” means the date on which no shares of Class B Common Stock shall remain oustanding.

“Founder” means Andrew Paradise.

“Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or any Change of Control Transaction.

“Merger” means the merger of FEAC Merger Sub Inc. with and into Skillz Inc. pursuant to that certain Agreement and Plan of Merger, dated as of September 1, 2020, by and among the Corporation, FEAC Merger Sub Inc., a Delaware corporation, Skillz Inc., a Delaware corporation and Andrew Paradise, solely in his capacity as the Stockholder Representative thereunder.

“Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

“Permitted Entity” means:

(a)               a Permitted Trust for so long as such Permitted Trust is solely for the current benefit of a Qualified Beneficiary (and, for the avoidance of doubt, notwithstanding that a remainder interest in such Permitted Trust is for the benefit of any Person other than a Qualified Beneficiary);

(b)               any general partnership, limited partnership, limited liability company, corporation, public benefit corporation or other entity, in each case, for so long as such entity is exclusively owned, by (1) one or more Qualified Stockholders, (2) one or more Family Members of such Qualified Stockholders and/or (3) any other Permitted Entity of such Qualified Stockholders;

(c)               any foundation or similar entity or any Qualified Charity for so long as (i) one or more Qualified Stockholders continues to, directly or indirectly, exercise Voting Control over any shares of Class B Common Stock from time to time Transferred to such foundation or similar entity or Qualified Charity, and/or (ii) a Fiduciary of such foundation or similar entity or Qualified Charity exercises Voting Control over such shares of Class B Common Stock;

(d)               an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code for so long as such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust;

(e)               the executor or personal representative of the estate of a Qualified Stockholder upon the death of such Qualified Stockholder solely to the extent the executor or personal representative is acting in the capacity of executor or personal representative of such estate;

(f)                a revocable living trust, which revocable living trust is itself both a Permitted Trust and a Qualified Stockholder, during the lifetime of the natural person grantor of such trust; or

(g)               a revocable living trust (including any irrevocable administrative trust resulting from the death of the natural person grantor of such trust) which trust is itself both a Permitted Trust and a Qualified Stockholder, following the death of the natural person grantor of such trust, solely to the extent that such shares are held in such trust pending distribution to the beneficiaries designated in such trust.

Except as explicitly provided for herein, a Permitted Entity of a Qualified Stockholder shall not cease to be a Permitted Entity solely by reason of the death of that Qualified Stockholder.

“Permitted Transfer” means, and is restricted to, any Transfer of a share of Class B Common Stock:

(h)               by a Qualified Stockholder that is not a Permitted Entity to (i) one or more Family Members of such Qualified Stockholder, (ii) any Permitted Entity of such Qualified Stockholder, or (iii) any Permitted Entity of one or more Family Members of such Qualified Stockholder;

(i)                 by a Permitted Entity of a Qualified Stockholder to (i) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, (ii) any other Permitted Entity of such Qualified Stockholder, or (iii) any Permitted Entity of one or more Family Members of such Qualified Stockholder; or

(j)                 any Transfer approved in advance by the Board, or a duly authorized committee of the Board, upon a determination that such Transfer is not inconsistent with the purposes of the foregoing provisions of this definition of “Permitted Transfer.”

For the avoidance of doubt, the direct Transfer of any share or shares of Class B Common Stock by a holder thereof to any other Person shall qualify as a “Permitted Transfer” within the meaning of this Section, if such Transfer could have been completed indirectly through one or more transactions involving more than one Transfer, so long as each Transfer in such transaction or transactions would otherwise have qualified as a “Permitted Transfer” within the meaning of this Section. For the further avoidance of doubt, a Transfer may qualify as a “Permitted Transfer” within the meaning of this Section under any one or more than one of the clauses of this Section as may be applicable to such Transfer, without regard to any proviso in, or requirement of, any other clause(s) of this Section.

“Permitted Transferee” means, as of any date of determination, a Person that is entitled to be a transferee of shares of Class B Common Stock in a Transfer that, as of such date, would constitute a Permitted Transfer.

“Permitted Trust” means a bona fide trust where each trustee is (a) a Qualified Stockholder; (b) a Family Member of a Qualified Stockholder; or (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisor, or bank trust departments.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity, whether domestic or foreign.

“Qualified Beneficiary” means (i) one or more Qualified Stockholders, (ii) one or more Family Members of a Qualified Stockholder and/or (iii) any other Permitted Entities of one or more Qualified Stockholders.

“Qualified Charity” means a domestic U.S. charitable organization, contributions to which are deductible for federal income, estate, gift and generation skipping transfer tax purposes.

“Qualified Stockholder” means (i) the Founder, (ii) any Person that receives Class B Common Stock in the Merger, and (iii) any Person that is a Permitted Transferee.

“Requisite Stockholder Consent” means (i) prior to the Voting Threshold Date, the action at a meeting or by written consent (to the extent permitted under this Amended and Restated Certificate of Incorporation) of the holders of a majority in voting power of the shares of capital stock of the Corporation that would then be entitled to vote in the election of directors at an annual meeting of stockholders, and (ii) on and after the Voting Threshold Date, the action at a meeting or by written consent (to the extent permitted under this Amended and Restated Certificate of Incorporation) of the holders of two-thirds (2/3rds) of the voting power of the shares of capital stock of the Corporation that would then be entitled to vote in the election of directors at an annual meeting of stockholders.

“Transfer” of a share of Class B Common Stock means, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, the transfer of a share of Class B Common Stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise. A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by a Person that received shares in a Permitted Transfer if there occurs any act or circumstance that causes such Person to no longer be a Permitted Transferee. In addition, for the avoidance of doubt, a Transfer shall be deemed to have occurred if a holder that is a partnership, limited partnership, limited liability company or corporation distributes or otherwise transfers its shares of Class B Common Stock to its partners, stockholders, members or other equity owners. Notwithstanding the foregoing, the following shall not be considered a Transfer:

(a)               the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with (i) actions to be taken at an annual or special meeting of stockholders, or (ii) any other action of the stockholders permitted by this Amended and Restated Certificate of Incorporation;

(b)               entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement does not involve any payment of cash, securities or other property to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; for the avoidance of doubt, any voting trust, agreement or arrangement entered into prior to the Effective Date shall not constitute a Transfer;

(c)               the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer at such time;

(d)               any change in the trustee(s) or the Person(s) and/or entity(ies) having or exercising Voting Control over shares of Class B Common Stock held by a Permitted Entity, provided that following such change such Permitted Entity continues to be a Permitted Entity;

(e)               (1) the assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class B Common Stock by a Qualified Stockholder to a grantor retained annuity trust (a “GRAT”) for which the trustee is (A) such Qualified Stockholder, (B) a Family Member of such Qualified Stockholder, (C) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisors, or bank trust departments, (D) an employee of the Corporation or a member of the Board or (E) solely in the case of any such trust established by a natural Person grantor, any other bona fide trustee; (2) the change in trustee for such a GRAT from one of the Persons identified in the foregoing subclauses (A) through (E) to another Person identified in the foregoing subclauses (A) through (E); and (3) the distribution of such shares of Class B Common Stock from such GRAT to such Qualified Stockholder (provided, however, that the distribution of shares of Class B Common Stock to any beneficiary of such GRAT except such Qualified Stockholder shall constitute a Transfer unless such distribution qualifies as a Permitted Transfer at such time);

(f)                any Transfer of shares of Class B Common Stock, whether by a Qualified Stockholder or a Permitted Entity, to a broker or other nominee for so long as the transferor retains (i) Voting Control, (ii) sole dispositive power over such shares of Class B Common Stock, and (iii) the economic consequences of ownership of such shares of Clsas B Common Stock;

(g)               entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale;

(h)               in connection with a Change of Control Transaction (1) the entering into a support, voting, tender or similar agreement or arrangement, (2) the granting of any proxy and/or (3) the tendering of any shares in any tender or exchange offer for all of the outstanding shares of Class A Common Stock and Class B Common Stock;

(i)                 due to the fact that the spouse of any holder of shares of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock; provided that any transfer of shares by any holder of shares of Class B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock unless (1) otherwise exempt from the definition of Transfer, or (2) in connection with such divorce proceeding, domestic relations order or similar legal requirement, a Qualified Stockholder is entitled to retain (and for so long as a Qualified Stockholder does actually retain) either (x) the exclusive right to exercise the power to vote or direct the voting of such shares of Class B Common Stock, or (y) sole dispositive power over such shares of Class B Common Stock; and

(j)                 entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Liquidation Event or consummating the actions or transactions contemplated therein (including, without limitation, tendering shares of Class B Common Stock in connection with a Liquidation Event, the consummation of a Liquidation Event or the sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class B Common Stock or any legal or beneficial interest in shares of Class B Common Stock in connection with a Liquidation Event), provided that such Liquidation Event was approved by the Board.

“Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

“Voting Threshold Date” means the first date on which the issued and outstanding shares of Class B Common Stock represents less than 50% of the total voting power of the then outstanding shares of capital stock of the Corporation that would then be entitled to vote in the election of directors at an annual meeting of stockholders.

B.                 PREFERRED STOCK

Subject to Article IV, Section 9, Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Subject to Article IV, Section 9, authority is hereby expressly granted to the Board from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL (a “Preferred Stock Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

ARTICLE V

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change, adopt or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Amended and Restated Certificate of Incorporation inconsistent with Articles IV, V, VI, VII, VIII, IX, X, XI and XII; provided further, so long as any shares of Class B Common Stock remain outstanding, the Corporation shall not, without the prior affirmative vote of the holders of two-thirds (2/3rd) of the outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Amended and Restated Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of this Amended and Restated Certificate of Incorporation (1) in a manner that is inconsistent with, or that otherwise alters or changes, any of the voting, conversion, dividend or liquidation provisions of the shares of Class B Common Stock or other rights, powers, preferences or privileges of the shares of Class B Common Stock; (2) to provide for each share of Class A Common Stock to have more than one (1) vote per share or any rights to a separate class vote of the holders of shares of Class A Common Stock other than as provided by this Amended and Restated Certificate of Incorporation or required by the DGCL; or (3) to otherwise adversely impact or affect the rights, powers, preferences or privileges of the shares of Class B Common Stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of Class A Common Stock; provided further, so long as any shares of Class A Common Stock remain outstanding, the Corporation shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Amended and Restated Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of this Amended and Restated Certificate of Incorporation (1) in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Class A Common Stock so as to affect them adversely; or (2) to provide for each share of Class B Common Stock to have more than twenty (20) votes per share or any rights to a separate class vote of the holders of shares of Class B Common Stock other than as provided by this Amended and Restated Certificate of Incorporation or required by the DGCL. For the avoidance of doubt, (i) nothing in the immediately preceding provisos shall limit the rights of the Board as specified in Article IV, Section B (as qualified by Article IV, Section 9) or Article VI of this Amended and Restated Certificate of Incorporation, and (ii) notwithstanding anything in this Article V to the contrary, any amendment to a provision that contemplates a specific approval requirement by the stockholders (or any class of capital stock of the Corporation) in this Amended and Restated Certificate of Incorporation (including the definition of Requisite Stockholder Consent and Voting Threshold Date) shall require the greater of (x) the specific approval requirement by the stockholders (or any class of capital stock of the Corporation) contemplated in such provision, and (y) the approval requirements contemplated by this Article V.

ARTICLE VI

AMENDMENT OF THE BYLAWS

In furtherance and not in limitation of the powers conferred upon it by the DGCL, and subject to the terms of any series of Preferred Stock, the Board shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Amended and Restated Certificate of Incorporation, by the Requisite Stockholder Consent.

ARTICLE VII

CORPORATE OPPORTUNITIES

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee or officer of the Corporation or any of its subsidiaries (a “Covered Person”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE VIII

BOARD OF DIRECTORS

This Article VIII is inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

(A)             General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.

(B)              Number of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of the directors of the Corporation shall be fixed from time to time by the Board; provided, further, that unless otherwise approved by the Requisite Stockholder Consent, the number of the directors shall not exceed seven (7). For the avoidance of doubt, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

(C)              Tenure. The directors shall be elected or appointed for a term of office continuing until the next annual meeting of stockholders of the Corporation. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal from office. Any director may resign at any time upon notice to the Corporation given in writing by any electronic transmission permitted in the Corporation’s Bylaws or in accordance with applicable law.

(D)             Vacancies; Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock and subject to Section 1.1(d) of that certain Director Nomination Agreement, dated December 16, 2020, between the Corporation and Eagle Equity Partners II, LLC, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled: (i) prior to the Voting Threshold Date, solely by the stockholders of the Corporation with the Requisite Stockholder Consent unless any such vacancy or newly created directorships remains unfilled for at least sixty (60) days, in which case such vacancy or newly created directorships may also be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director; or (ii) on or after the Voting Threshold Date solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director.

(E)              Removal. Subject to the rights of the holders of any series of Preferred Stock expressly set forth in a Preferred Stock Designation adopted in compliance with this Amended and Restated Certification of Incorporation, any director or the entire Board may be removed from office at any time with or without cause and for any or no reason only with and immediately upon the Requisite Stockholder Consent.

(F)              Committees. Pursuant to the Bylaws of the Corporation, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

(G)             Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

(H)             Preferred Stock Directors. During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to and in accordance with the provisions of Article IV hereof or any Preferred Stock Designation, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total number of authorized directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided for or fixed pursuant to and in accordance with the provisions of Article IV hereof or any Preferred Stock Designation, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, all such additional directors elected by the holders of such stock, or elected or appointed to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors shall automatically cease to be qualified as directors, the terms of office of all such directors shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

ARTICLE IX

ELECTION OF DIRECTORS

Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot. The vote required for election of a director by the stockholders at a meeting of stockholders shall, except in a contested election, be the affirmative vote of a majority of the votes cast in favor or against the election of a nominee at a meeting of stockholders. In a contested election, (i) the directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of stock entitled to vote in such election, and (ii) stockholders shall not be permitted to vote against a nominee. An election shall be considered contested if, as the tenth (10th) preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, there are more nominees for election than directorships on the Board to be filled by election at the meeting.

ARTICLE X

LIMITATION OF DIRECTOR LIABILITY

To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this Article X shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Article X shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE XI

INDEMNIFICATION

The Corporation may indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE XII

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; provided, that prior to the Voting Threshold Date, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand, overnight courier or by certified or registered mail, return receipt requested.

ARTICLE XIII

SPECIAL MEETING OF STOCKHOLDERS

Special meetings of stockholders for any purpose or purposes may be called at any time by the Board, the Chairperson of the Board or the Chief Executive Officer of the Corporation, and may not be called by another other Person or Persons; provided that, prior to the Final Conversion Date, special meetings of stockholders for any purpose or purposes may also be called by or at the request of stockholders of the Corporation collectively holding shares of capital stock of the Corporation with voting power sufficient to provide the Requisite Stockholder Consent. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

ARTICLE XIV

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, (i) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of the Corporation, (3) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of any provisions of this Amended and Restated Certificate of Incorporation or the Bylaws, or (5) any other action asserting a claim governed by the internal affairs doctrine and (ii) notwithstanding anything to the contrary herein, but subject to the foregoing provisions of this Article XIV, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than the applicable courts specified in the immediately preceding sentence (a “Foreign Action”) in the name of any stockholder, such stockholder shall, to the fullest extent permitted by applicable law, be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. This provision will not apply to claims arising under the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal jurisdiction. Any Person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIV.

ARTICTLE XV

MISCELLANEOUS

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible and without limiting any other provisions of this Amended and Restated Certificate of Incorporation (or any other provision of the Bylaws or any agreement entered into by the Corporation), the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to, or for the benefit of, the Corporation to the fullest extent permitted by law.

To the fullest extent permitted by law, each and every Person purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) this Amended and Restated Certificate of Incorporation, (b) the Bylaws and (c) any amendment to this Amended and Restated Certificate of Incorporation or the Bylaws enacted or adopted in accordance with this Amended and Restated Certificate of Incorporation, the Bylaws and applicable law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation has been executed this 16th day of December, 2020.

FLYING EAGLE ACQUISITION CORP.

By:	/s/ Eli Baker
Name: Eli Baker
Title: President

Signature Page to Amended and Restated Certificate of Incorporation

Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SKILLZ INC.

Adopted on December 16, 2020

i

3.11	Salaries	15
3.12	Delegation of Authority	15

ARTICLE IV CAPITAL STOCK		15
4.1	Stock Certificates; Uncertificated Shares	15
4.2	Transfers	16
4.3	Lost, Stolen or Destroyed Certificates	17
4.4	Record Date	17
4.5	Regulations	17

ARTICLE V GENERAL PROVISIONS		17
5.1	Fiscal Year	17
5.2	Corporate Seal	17
5.3	Waiver of Notice	18
5.4	Voting of Securities	18
5.5	Evidence of Authority	18
5.6	Certificate of Incorporation	18
5.7	Severability	18
5.8	Pronouns	18
5.9	Electronic Transmission	18

ARTICLE VI AMENDMENTS		18

ARTICLE VII INDEMNIFICATION AND ADVANCEMENT		19
7.1	Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation	19
7.2	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation	19
7.3	Authorization of Indemnification	20
7.4	Good Faith Defined	20
7.5	Right of Claimant to Bring Suit	20
7.6	Expenses Payable in Advance	21
7.7	Nonexclusivity of Indemnification and Advancement of Expenses	21
7.8	Insurance	21
7.9	Certain Definitions	21
7.10	Survival of Indemnification and Advancement of Expenses	22
7.11	Limitation on Indemnification	22
7.12	Contract Rights	22

ii

ARTICLE I

STOCKHOLDERS

1.1           Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors (the “Board”) of Skillz Inc. (the “Corporation”), the Chairperson of the Board or the Chief Executive Officer or, if not so designated, at the principal office of the Corporation.

1.2           Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board, the Chairperson of the Board or the Chief Executive Officer. The Corporation may postpone, recess, reschedule or cancel any previously scheduled annual meeting of stockholders.

1.3           Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by only the Board, the Chairperson of the Board or the Chief Executive Officer, and may not be called by any other person or persons; provided that, prior to the Final Conversion Date (as defined in the Certificate of Incorporation), special meetings of stockholders for any purpose or purposes may also be called by or at the request of stockholders of the Corporation collectively holding shares of capital stock of the Corporation with voting power sufficient to provide the Requisite Stockholder Consent (as defined in the Certificate of Incorporation). Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The Corporation may postpone, reschedule or cancel any previously scheduled meeting of stockholders; provided, however, that with respect to any special meeting of stockholders of the Corporation previously scheduled at the request of the Requisite Stockholder Consent, the Corporation shall not postpose, reschedule or cancel any such special meeting without the prior written consent of the stockholders who comprised the Requisite Stockholder Consent.

1.4           Notice of Meetings. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders given by the Corporation shall be effective if given by electronic transmission in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

1.5           Voting List. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that such list shall not be required to contain the electronic mail address or other electronic contact information of any stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger contemplated by this Section 1.5 shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.5 or entitled to vote in person or by proxy at any meeting of stockholders.

1.6           Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.7           Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to the same or some other place at which a meeting of stockholders may be held under these Bylaws by the Board, the chairperson of the meeting or, if directed to be voted on by the chairperson of the meeting, by a majority of the votes cast by stockholders present or represented at the meeting and entitled to vote thereon, although less than a quorum. It shall not be necessary to notify any stockholder of any adjournment of thirty (30) days or less if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for determination of stockholders entitled to vote at the adjourned meeting (in which case the Board shall fix the same or an earlier date as the record date for determining stockholders entitled to notice of such adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of such date). At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8           Voting and Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote for such stockholder by proxy. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. Proxies shall be filed with the Secretary of the Corporation. No such proxy shall be voted upon after three years from its date, unless the proxy expressly provides for a longer period. A proxy may be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

1.9           Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by a majority of the votes cast by the holders of all of the shares of stock present in person or represented by proxy at the meeting and voting affirmatively or negatively on such matter (or if one or more class, classes or series of stock are entitled to vote as a separate class or series, then a majority of the votes cast by the holders of the shares of stock of such class, classes or series entitled to vote as a separate class or series present or represented by proxy at the meeting and voting affirmatively or negatively on such matter), except when a different or minimum vote is required by law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, in which case such different or minimum vote shall be the required vote on such matter. When a quorum is present at any meeting, in any election by stockholders of directors other than in a contested election, directors shall be elected by the affirmative vote of a majority of the votes cast in favor or against the election of a nominee at a meeting of stockholders. In a contested election, (i) the directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of stock entitled to vote in such election, and (ii) stockholders shall not be permitted to vote against a nominee. An election shall be considered contested if, as of the tenth (10th) day preceding the date on which the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, there are more nominees for election than directorships on the Board to be filled by election at the meeting.

1.10         Nomination of Directors.

(A)          Except for any directors entitled to be elected by the holders of preferred stock, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 1.10 shall be eligible for election as directors. Nominations of persons for election to the Board at an annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting may be made (i) by or at the direction of the Board or any duly authorized committee thereof or (ii) by any stockholder of the Corporation who (x) timely complies with the notice procedures in Section 1.10(B), (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting and on such election.

(B)          To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70), from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting is first made; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that directors are to be elected at such special meeting as set forth in the Corporation’s notice of meeting and provided further that the nomination made by the stockholder is for one of the director positions that the notice of meeting states will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which public disclosure of the date of such special meeting for the election of directors is first made. The number of nominees a stockholder may nominate for election at a meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class(es) and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class(es) and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation, (5) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (6) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and on such election and intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (7) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials). Not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(5) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of such record date. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected and to being named in the Corporation’s proxy statement and associated proxy card as a nominee of the stockholder. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to, among other things, determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines, as applicable. A stockholder shall not have complied with this Section 1.10(B) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 1.10.

(C)           The chairperson of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 1.10), and if the chairperson should determine that a nomination was not made in accordance with the provisions of this Section 1.10, the chairperson shall so declare to the meeting and such nomination shall not be brought before the meeting. Without limiting the foregoing, in advance of any meeting of stockholders, the Board shall also have the power to determine whether any nomination was made in accordance with the provisions of this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 1.10).

(D)           Except as otherwise required by law, nothing in this Section 1.10 shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any nominee for director submitted by a stockholder.

(E)           Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the Corporation. For purposes of this Article I, to be considered a “qualified representative” of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(F)           For purposes of this Article I, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(G)           Notwithstanding anything in this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board at any annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 1.10(B) and there is no public disclosure by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 1.10(B) with respect to nominations for such annual meeting shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public disclosure is first made by the Corporation.

1.11         Notice of Business to be Brought Before a Meeting.

(A)          At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action and must be (i) specified in a notice of meeting given by or at the direction of the Board or any duly authorized committee thereof, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or any duly authorized committee thereof or the Chairperson of the Board or (iii) otherwise properly brought before the meeting by a stockholder who (A) (1) was a stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 1.11 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 1.11 in all applicable respects or (B) properly made such proposal in compliance with Rule 14a-8 under the Exchange Act. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Notwithstanding anything herein to the contrary, unless otherwise required by law, if a stockholder seeking to bring business before an annual meeting pursuant to clause (iii) of this Section 1.11(A) (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such proposed business may have been received by the Corporation.

(B)           Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.11. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(C)           To be in proper form for purposes of this Section 1.11, a stockholder’s notice to the Secretary shall set forth:

(i)            As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class(es) and series and number of shares of the Corporation that are, directly or indirectly, owned of record and beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii)           As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class(es) or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation and any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (G) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii)            As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) of shares of capital stock of the Corporation or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation (including their names), in connection with the proposal of such business by such stockholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 1.11, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(D)          A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.11 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(E)           Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 1.11. The chairperson of the meeting shall have the power and duty to determine whether any proposed business was brought in accordance with the provisions of this Section 1.11, and if the chairperson should determine that the business was not properly brought before the meeting in accordance with this Section 1.11, the chairperson shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Without limiting the foregoing, in advance of any meeting of stockholders, the Board shall also have the power to determine whether any proposed business was made in accordance with the provisions of this Section 1.11.

(F)           This Section 1.11 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 1.11 with respect to any business proposed to be brought before an annual meeting of stockholders, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 1.11 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

1.12         Conduct of Meetings.

(A)          Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in the Chairperson’s absence by the Vice Chairperson of the Board, if any, or in the Vice Chairperson’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairperson designated by the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

(B)           The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(C)           The chairperson of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(D)          In advance of any meeting of stockholders, the Board, the Chairperson of the Board or the Chief Executive Officer shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall certify their determination of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

ARTICLE II

DIRECTORS

2.1           General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2           Number, Election and Term. The total number of directors constituting the Board shall be as fixed in, or in the manner provided by, the Certificate of Incorporation. Election of directors need not be by written ballot. The term of office of each director shall be as specified in the Certificate of Incorporation.

2.3           Chairperson of the Board; Vice Chairperson of the Board. The Board may appoint from its members a Chairperson of the Board and a Vice Chairperson of the Board, neither of whom need be an employee or officer of the Corporation. If the Board appoints a Chairperson of the Board, such Chairperson shall perform such duties and possess such powers as are assigned by the Board and, if the Chairperson of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these Bylaws. If the Board appoints a Vice Chairperson of the Board, such Vice Chairperson shall perform such duties and possess such powers as are assigned by the Board. Unless otherwise provided by the Board, the Chairperson of the Board or, in the Chairperson’s absence, the Vice Chairperson of the Board, if any, shall preside at all meetings of the Board.

2.4           Terms of Office. Directors shall be elected for such terms and in the manner provided by the Certificate of Incorporation and applicable law. The term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation, disqualification or removal. For the avoidance of doubt, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

2.5           Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board pursuant to Section 2.2 of these Bylaws shall constitute a quorum of the Board. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.6           Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law, the Certificate of Incorporation or these Bylaws.

2.7           Removal. Directors of the Corporation may only be removed in the manner specified by the Certificate of Incorporation.

2.8           Newly Created Directorships; Vacancies. Any newly created directorship or vacancy on the Board, however occurring, shall be filled in accordance with the Certificate of Incorporation and applicable law.

2.9           Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

2.10         Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.11         Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer, the affirmative vote of a majority of the directors then in office, or by one director in the event that there is only a single director in office.

2.12         Notice of Special Meetings. Notice of the date, place and time of any special meeting of the Board shall be given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile, electronic mail or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least twenty-four (24) hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least seventy-two (72) hours in advance of the meeting. Such notice may be given by the Secretary or by the Chairperson of the Board, the Chief Executive Officer or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

2.13         Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.14         Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission.

2.15         Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.16         Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

ARTICLE III

OFFICERS

3.1           Titles. The officers of the Corporation may consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary and such other officers with such other titles as the Board shall from time to time determine. The Board may appoint such other officers, including one or more Vice Presidents and one or more Assistant Treasurers or Assistant Secretaries, as it may deem appropriate from time to time.

3.2           Election. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board at such meeting or at any other meeting.

3.3           Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4           Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation, disqualification or removal.

3.5            Resignation and Removal. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the directors then in office. Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.

3.6           Vacancies. The Board may fill any vacancy occurring in any office. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified, or until such officer’s earlier death, resignation, disqualification or removal.

3.7           President; Chief Executive Officer. Unless the Board has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board. The President shall perform such other duties and shall have such other powers as the Board or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.8           Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board or the Chief Executive Officer may from time to time prescribe. The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.

3.9           Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairperson of the meeting shall designate a temporary secretary to keep a record of the meeting.

3.10         Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board) shall perform the duties and exercise the powers of the Treasurer.

3.11         Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board.

3.12         Delegation of Authority. Subject to these Bylaws and any contrary action by the Board, each officer of the Corporation shall have, in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board. In addition, the Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE IV

CAPITAL STOCK

4.1           Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL, and each officer appointed pursuant to Article III shall be an authorized officer for this purpose.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of the DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.2           Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

4.3            Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

4.4           Record Date. The Board may fix in advance a date as a record date for the determination of the stockholders entitled to notice of any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date on which the resolution fixing the record date is adopted, and such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates. If the Board so fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

4.5           Regulations. The issue, conversion and registration of shares of stock of the Corporation shall be governed by such other regulations as the Board may establish.

ARTICLE V

GENERAL PROVISIONS

5.1           Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December in each year.

5.2           Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board.

5.3           Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.4           Voting of Securities. Except as the Board may otherwise designate, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may waive notice, vote, consent, or appoint any person or persons to waive notice, vote or consent, on behalf of the Corporation, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation (with or without power of substitution and re-substitution), with respect to the securities of any other entity which may be held by the Corporation.

5.5           Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6           Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time, including any certificate of designation relating to any outstanding series of preferred stock.

5.7           Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

5.8           Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.9           Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VI

AMENDMENTS

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board or by the stockholders as expressly provided in the Certificate of Incorporation.

ARTICLE VII

INDEMNIFICATION AND ADVANCEMENT

7.1           Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 7.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

7.2           Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 7.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper.

7.3           Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or Section 7.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 7.1 or Section 7.2 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

7.4           Good Faith Defined. For purposes of any determination under Section 7.3, a person shall, to the fullest extent permitted by law, be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 7.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 7.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 7.1 or 7.2, as the case may be.

7.5           Right of Claimant to Bring Suit. Notwithstanding any contrary determination in the specific case under Section 7.3, and notwithstanding the absence of any determination thereunder, if (i) following the final disposition of the applicable proceeding, a claim for indemnification under Sections 7.1 or 7.2 of this Article VII is not paid in full by the Corporation within ninety (90) days after the later of a written claim for indemnification has been received by the Corporation, or (ii) a claim for advancement of expenses under Section 7.6 of this Article VII is not paid in full by the Corporation within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, the claimant may at any time thereafter (but not before) bring suit against the Corporation in the Court of Chancery in the State of Delaware to recover the unpaid amount of the claim, together with interest thereon, or to obtain advancement of expenses, as applicable. It shall be a defense to any such action brought to enforce a right to indemnification (but not in an action brought to enforce a right to an advancement of expenses) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither a contrary determination in the specific case under Section 7.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the claimant has not met any applicable standard of conduct. If successful, in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys’ fees incurred in connection therewith, to the fullest extent permitted by applicable law.

7.6           Expenses Payable in Advance. Expenses, including without limitation attorneys’ fees, incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding to which such person is a party or is threatened to be made a party or otherwise involved as a witness or otherwise by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII or otherwise.

7.7           Nonexclusivity of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to Section 7.11, indemnification of the persons specified in Sections 7.1 and 7.2 shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 7.1 or 7.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

7.8           Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

7.9            Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director or officer of such constituent corporation, or, while a director or officer of such constituent corporation, is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

7.10         Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11         Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification or advancement of expenses (which shall be governed by Section 7.5), the Corporation shall not be obligated to indemnify any current or former director or officer in connection with an action, suit proceeding (or part thereof) initiated by such person unless such action, suit or proceeding (or part thereof) was authorized by the Board.

7.12        Contract Rights. The obligations of the Corporation under this Article VII to indemnify, and advance expenses to, a person who is or was a director or officer of the Corporation shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article VII shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Exhibit 4.1

CERTIFICATE NUMBER	SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 83067L 109

SKILLZ INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CLASS A COMMON STOCK

THIS CERTIFIES THAT is                 the owner of                 fully paid and non-assessable shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of Skillz Inc., a Delaware corporation (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

SKILLZ INC.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                    hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of Common Stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said shares of Common Stock on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

Exhibit 10.3

Form Final

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of December 16, 2020, by and between Skillz Inc., a Delaware corporation (the “Company”), and [a member of the board of directors / an officer] of the Company (“Indemnitee”). This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitee covering the subject matter of this Agreement.

RECITALS

WHEREAS, the board of directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve publicly held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Bylaws of the Company (the “Bylaws”) require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Bylaws, and any resolutions adopted pursuant thereto, as well as any rights of Indemnitee under any directors’ and officers’ liability insurance policy, and this Agreement shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Certificate of Incorporation, Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve or continue to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.                Services to the Company. Indemnitee agrees to serve or continue to serve as a [director] [officer] of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Company (or any of its subsidiaries or any Enterprise), if any, is at will, and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries or any Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the Certificate of Incorporation, the Bylaws, and the DGCL. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as an [officer] [director] of the Company, as provided in Section 16 hereof.

Section 2.                Definitions. As used in this Agreement:

(a)               References to “agent” shall mean any person who is or was a director, officer, or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(b)               A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

i.                    Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities (other than acquisitions of Class B Common Stock by a Qualified Stockholder (as defined in the Certificate of Incorporation)) unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

ii.                  Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii.                Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity) more than 50% of the combined voting power of the voting securities of the Surviving Entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such Surviving Entity;

iv.                Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale, lease, exchange or other transfer by the Company, in one or a series of related transactions, of all or substantially all of the Company’s assets; and

v.                  Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 2(b), the following terms shall have the following meanings:

(A)                “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(B)                 “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(C)                 “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(D)                “Surviving Entity” shall mean the surviving entity in a merger or consolidation or any entity that controls, directly or indirectly, such surviving entity.

(c)               “Corporate Status” describes the status of a person who is or was a director, trustee, partner, managing member, officer, employee, agent or fiduciary of the Company or of any other corporation, limited liability company, partnership or joint venture, trust or other enterprise which such person is or was serving at the request of the Company.

(d)               “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e)               “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, employee, agent or fiduciary.

(f)                “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and other costs of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements, obligations or expenses of the types customarily incurred in connection with, or as a result of, prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 14(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, the Certificate of Incorporation, the Bylaws or under any directors’ and officers’ liability insurance policies maintained by the Company, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)               “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(h)               The term “Proceeding” shall include any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, regulatory or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status, by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

(i)                 Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 3.                Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation, the Bylaws, vote of the Company’s stockholders or disinterested directors or applicable law.

Section 4.                Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court (as hereinafter defined) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5.                Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6.                Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness, is or was made (or asked) to respond to discovery requests in any Proceeding, or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 7.                Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8.                Additional Indemnification.

(a)               Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of Indemnitee’s Corporate Status.

(b)               For purposes of Section 8(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

i.                    to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL, and

ii.                  to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 9.                Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification payment in connection with any claim involving Indemnitee:

(a)               for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)               for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 2(b) hereof) or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c)               except as provided in Section 14(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such payment arises in connection with any mandatory counterclaim or cross claim brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding), or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 10.            Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary (other than Section 14(d)), the Company shall advance, to the extent not prohibited by law, the Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee or any Proceeding initiated by Indemnitee with the prior approval of the Board as provided in Section 9(c), and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In accordance with Section 14(d), advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) by the Company pursuant to this Section 10, if and only to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9.

Section 11.            Procedure for Notification and Defense of Claim.

(a)               Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)               The Company will be entitled to participate in the Proceeding at its own expense.

(c)               The Company shall not settle any Proceeding (in whole or in part) if such settlement would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee in respect of which Indemnitee is not entitled to be indemnified hereunder without Indemnitee’s prior written consent, which shall not be unreasonably withheld.

Section 12.            Procedure Upon Application for Indemnification.

(a)               Upon written request by Indemnitee for indemnification pursuant to Section 11(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by or on behalf of Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

(b)               In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)               If the Company disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

Section 13.            Presumptions and Effect of Certain Proceedings.

(a)               In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)               Subject to Section 14(e), if the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 13(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 12(a) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) of this Agreement.

(c)               The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)               For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Enterprise. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)               The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 14.            Remedies of Indemnitee.

(a)               Subject to Section 14(e), in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or 7 or the second to last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 8 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)               In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)               If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)               The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by or on behalf of Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(e)               Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 15.            Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)               The rights of indemnification and to receive advancement of Expenses as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise and (ii) shall be interpreted independently of, and without reference to, any other such rights to which Indemnitee may at any time be entitled. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)               To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)               In the event of any payment made by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)               The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)               The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, limited liability company, partnership, joint venture, trust or other enterprise.

Section 16.            Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee ceases to have any Corporate Status or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding (including any appeal thereof) commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto. The indemnification and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives. The Company shall require and shall cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to, by written agreement, expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 17.            Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 18.            Enforcement.

(a)               The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company.

(b)               This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws, any directors’ and officers’ insurance maintained by the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 19.            Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 20.            Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 21.            Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed, (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received or (e) sent by email and receipted for by the party to whom said notice or other communication shall have been directed:

(a)               If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b)               If to the Company to

Skillz Inc.

Attention: Charlotte Edelman, VP of Legal

Email:	cedelman@skillz.com
legal@skillz.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

1901 L Street N.W.

Washington, D.C. 20036

Attn: Christopher Zochowski

Steve Gavin

Kyle Gann

Facsimile No.: (202) 282-5100

Email:	czochowski@winston.com
sgavin@winston.com

or to any other address as may have been furnished to Indemnitee by the Company.

Section 22.            Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 23.            Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or Proceeding in the Delaware Court and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 24.            Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 25.            Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COMPANY

SKILLZ INC.

By:

Name: Andrew Paradise

Title: CEO

INDEMNITEE

Name:

Address:

[Signature Page to Indemnification Agreement]

Exhibit 10.6

EARNOUT ESCROW AGREEMENT

This EARNOUT ESCROW AGREEMENT (this “Agreement”) is made and entered into as of December 16, 2020, by and among Skillz Inc., a Delaware corporation (f/k/a Flying Eagle Acquisition Corp.) (“PubCo”), Andrew Paradise, in his capacity as the Stockholder Representative (acting on behalf of Stockholder Earnout Group and not in his personal capacity) (together with any successor appointed in accordance with the Merger Agreement, the “Stockholder Representative”), Eagle Equity Partners II, LLC (the “Sponsor”, and together with PubCo and the Stockholder Representative, sometimes referred to individually as a “Party” or collectively as the “Parties”), and Continental Stock Transfer & Trust Company (the “Earnout Escrow Agent”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined herein).

WHEREAS, Skillz Inc., a Delaware corporation, PubCo, FEAC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and the Stockholder Representative (solely in his capacity as such) have entered into that certain Agreement and Plan of Merger, dated as of September 1, 2020 (together with all exhibits, schedules and annexes thereto, as amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which the parties thereto have agreed to establish an escrow arrangement for the purposes set forth therein;

WHEREAS, in accordance with Section 3.07 of the Merger Agreement, Ten Million (10,000,000) shares of Acquiror Class B Common Stock held on record by the Sponsor will constitute the Earnout Shares (the “Earnout Shares);

WHEREAS, the Earnout Shares shall be held in escrow by the Earnout Escrow Agent pursuant to the terms of this Agreement (the “Escrow Account”) and shall be released by the Earnout Escrow Agent only upon the occurrence of certain triggering events as specifically set forth in this Agreement and pursuant to Section 3.07 of the Merger Agreement;

WHEREAS, pursuant to Section 3.01(c) of the Merger Agreement, a portion of the Earnout Shares shall convert into Acquiror Class A Common Stock;

WHEREAS, in accordance with Section 2.04(a) of the Merger Agreement, the Certificate of Incorporation of PubCo shall be amended and restated in its entirety to the PubCo Charter, pursuant to which the Acquiror Class A Common Stock and Acquiror Class B Common Stock shall be replaced with PubCo Class A Common Stock and PubCo Class B Common Stock, respectively;

WHEREAS, pursuant to Section 11.16 of the Merger Agreement, the Stockholder Representative is appointed as the representative, true and lawful attorney in fact and agent for all of the Company Stockholders for all purposes set forth therein; and

WHEREAS, the Parties desire to constitute and appoint the Earnout Escrow Agent as escrow agent hereunder, and the Earnout Escrow Agent is willing to assume and perform the duties and obligations of the escrow agent pursuant to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Appointment.

(a)	The PubCo, the Stockholder Representative, acting on behalf of the Company Stockholders, and the Sponsor hereby appoint the Earnout Escrow Agent as their escrow agent to hold the Earnout Shares and any Escrowed Dividends (as defined herein) received by the Earnout Escrow Agent pursuant to Section 2(f) in escrow for the Stockholder Representative and the Sponsor and to administer and disburse the Earnout Shares and the Escrow Dividends and otherwise for the purposes set forth herein, and the Earnout Escrow Agent hereby accepts such appointment under the express terms and conditions set forth herein.

(b)	Prior to or in connection with the dissolution of the Sponsor, the Sponsor shall designate a representative to act on behalf of the Sponsor, all on terms reasonably acceptable to the other Parties (any such Person so appointed, the “Sponsor Representative”).

2.	Deposit, Delivery and Receipt of Earnout Shares; Other Actions.

(a)	At the Closing and immediately prior to the Effective Time, the Sponsor will deliver, or cause to be delivered, 10,000,000 shares of Acquiror Class B Common Stock (5,000,000 of such shares constituting the “Sponsor Earnout Shares” and 5,000,000 of such shares constituting the “Stockholder Earnout Shares”) to the Earnout Escrow Agent electronically through the DTC’s Deposit/Withdrawal At Custodian system to an account designated by the Earnout Escrow Agent.

(b)	The Earnout Escrow Agent will hold the Sponsor Earnout Shares in the Escrow Account as a book-entry position registered in the name of the Sponsor until any such Sponsor Earnout Shares are to be (i) released to the Sponsor, or (ii) otherwise forfeited and released to PubCo, in each case, in accordance with the terms of this Agreement and the Merger Agreement.

(c)	The Earnout Escrow Agent will hold the Stockholder Earnout Shares in the Escrow Account as a book-entry position with a number of Stockholder Eanout Shares registered in the name of each member of the Stockholder Earnout Group as set forth opposite such Member’s name on Exhibit A, until any such Stockholder Earnout Shares are to be (i) released to each member of the Stockholder Earnout Group on a Pro Rata Basis, or (ii) otherwise forfeited and released to PubCo, in each case, in accordance with the terms of this Agreement and the Merger Agreement.

(d)	When all or any portion of the Sponsor Earnout Shares and Stockholder Earnout Shares are required to be released under the Merger Agreement, the Parties shall deliver joint written instructions to the Earnout Escrow Agent in accordance with the security procedures set forth in Section 11 and executed by each of (x) PubCo, (y) the Sponsor (or, in the event of a dissolution of the Sponsor, the Sponsor Representative), and (z) the Stockholder Representative (a “Release Notice”). The Parties agree that the Earnout Shares shall not be subject to attachment by any creditor (including any creditor of any party to the Merger Agreement).

(e)	The Earnout Escrow Agent does not own or have any interest in the Earnout Shares or any Escrowed Dividends, but is serving as escrow holder, having only possession thereof and agreeing to hold and distribute the Earnout Shares and any Escrowed Dividends in accordance with the terms and conditions set forth herein.

(f)	The Parties agree that Sponsor shall retain all voting rights and other shareholder rights with respect to the Sponsor Earnout Shares and the Stockholder Representative shall retain all voting rights and other shareholder rights with respect to the Stockholder Earnout Shares (except, in each case, the right to receive any dividends or other distributions paid in respect of such Earnout Shares following the Closing and prior to the release of such Earnout Shares, which instead shall be governed by the terms of this Agreement) until such shares are released from the Escrow Account in accordance with the terms of this Agreement and the Merger Agreement. For so long as the Earnout Shares are held by the Escrow Agent, the Escrow Agent shall vote the Earnout Shares solely as directed in writing by Sponsor (in the case of the Sponsor Earnout Shares) and the Stockholder Representative (in the case of the Stockholder Earnout Shares). Any dividend or other distributions distributed on any Earnout Shares (collectively the “Escrowed Dividends”) shall be distributed to and held by the Earnout Escrow Agent, and shall be disbursed by the Escrow Agent together with and when the Earnout Shares on which such dividend was distributed are released, to the same person or entity to whom such Earnout Shares are released in accordance with the terms of this Agreement. For the avoidance of doubt, any release or distribution of Earnout Shares in accordance with this Agreement shall also be understood to include a distribution of the Escrowed Dividends, if any, with respect to such released Earnout Shares.

(g)	Any cash Escrowed Dividends shall be delivered to the Earnout Escrow Agent to be held in a bank account and be deposited in one or more non-interest-bearing accounts to be maintained by the Earnout Escrow Agent in the name of the Earnout Escrow Agent at one or more of the banks listed in Schedule 3 hereto (the “Approved Banks”). The deposit of such Escrowed Dividends in any of the Approved Banks shall be deemed to be at the direction of the applicable Party entitled to such Escrowed Dividends. At any time and from time to time, the applicable Party entitled to such Escrowed Dividends may direct the Earnout Escrow Agent, by written instruction, (i) to deposit such dividends with a specific Approved Bank, (ii) not to deposit any new dividend amount in any Approved Bank as specified in such written instruction and/or (iii) to withdraw all or any of such dividends that may then be deposited with any Approved Bank specified in such written instruction. With respect to any such written instruction by the applicable Party entitled to the Escrowed Dividends, the Earnout Escrow Agent will withdraw such amount specified in such written instruction as soon as reasonably practicable and the Parties acknowledge and agree that such specified amount remains at the sole risk of the Parties prior to and after such withdrawal. Any amount so withdrawn may be reinvested or deposited with any other Approved Bank or any Approved Bank instructed by the applicable Party entitled to the Escrowed Dividends in such written instruction. So long as the Earnout Escrow Agent is holding any amount of the cash Escrowed Dividends in accordance with this Agreement and absent investment instructions from the applicable Party in accordance with this Section 2(g) (such amount in respect of which no investment instructions have been received, a “Non-Invested Amount”), the Earnout Escrow Agent shall deposit the Non-Invested Amount in a non-interest-bearing account with an Approved Bank and such deposit of the Escrowed Dividend in any of the Approved Banks shall be deemed to be at the direction of the applicable Party entitled to such Escrowed Dividends.

(h)	The Earnout Escrow Agent shall have no duty, responsibility or obligation to invest any cash Escrowed Dividends or other funds or cash held by it hereunder other than in accordance with this Section 2.

(i)	The amounts held in custody by the Earnout Escrow Agent pursuant to this Agreement are at the sole risk of the Parties and, without limiting the generality of the foregoing, the Earnout Escrow Agent shall have no responsibility or liability for any diminution of the cash Escrowed Dividends which may result from any deposits made pursuant to this Agreement, including any losses resulting from a default by an Approved Bank or any other credit losses (whether or not resulting from such default) or other losses on any deposit required to be liquidated in order to make a payment required hereunder. The Parties acknowledge and agree that the Earnout Escrow Agent is acting prudently and at their direction when depositing the cash Escrowed Dividends at any Approved Bank, and the Earnout Escrow Agent is not required to make any further inquiries in respect of any Approved Bank.

3.	Release Notices.

(a)	The Earnout Escrow Agent shall disburse the Earnout Shares only in accordance with the Release Notice. Each such Release Notice shall set forth in reasonable detail the triggering event giving rise to the requested release and the specific release instructions with respect thereto (including the number of Earnout Shares to be released and the identity of the person to whom they should be released).

(b)	If the Sponsor Earnout Shares are to be released to the Sponsor (as opposed to a release and forfeiture to PubCo), the specified number of Sponsor Earnout Shares (and the applicable portion of the Escrowed Dividends) shall be released to the Sponsor; provided, that if the Sponsor has been dissolved, the Sponsor Earnout Shares shall be released to the Persons designated by the Sponsor Representative (in which case, the Sponsor Representative shall specify in the Release Notice the number of Sponsor Earnout Shares and Escrowed Dividends each Person shall receive in connection with such release and the Earnout Escrow Agent, the PubCo and the Stockholder Representative shall have no liability for the accuracy of, or compliance with terms of the Merger Agreement or any other document, of such instructions).

(c)	If the Stockholder Earnout Shares are to be released to the Stockholder Earnout Group (as opposed to a release and forfeiture to PubCo), the specified number of Stockholder Earnout Shares (and the applicable portion of the Escrowed Dividends) shall be released to either (x) the Stockholder Representative in his, her or its capacity as the Stockholder Representative of the Stockholder Earnout Group, or (y) directly to the members of the Stockholder Earnout Group in accordance with the terms of the Merger Agreement (in which case, the Stockholder Representative shall specify in the Release Notice the number of Stockholder Earnout Shares and Escrowed Dividends each member of the Stockholder Earnout Group shall receive in connection with such release and the Escrow Agent and the Sponsor shall have no liability for the accuracy of, or compliance with terms of the Merger Agreement or any other document, of such instructions).

(d)	If the Merger Agreement requires that all or any portion of the Earnout Shares are to be released and forfeited to PubCo, then the Release Notice shall specify the number of Earnout Shares to be released and forfeited to PubCo (and the applicable portion of the Escrowed Dividends).

(e)	In the event an equitable adjustment is required under Section 4(c) below, any Release Notice shall also include reasonably detailed information with respect to such equitable adjustment.

(f)	During the period from the date of this Agreement until the date upon which all of the Earnout Shares have been released, PubCo, the Stockholder Representative and the Sponsor (or, following the dissolution of the Sponsor, the Sponsor Representative) agree to promptly and jointly issue all applicable Release Notices upon the occurrence of each triggering event, as such events are described in the Merger Agreement (and in accordance with Section 4). For the avoidance of doubt, in the event of a conflict between the terms of this Agreement and the Merger Agreement, then, as between PubCo, the Sponsor (or the Sponsor Representative) and the Stockholder Representative, the terms of the Merger Agreement shall control and the aforementioned parties shall use reasonable best efforts to effect an amendment to this Agreement (including to Section 4 below).

(g)	Within two (2) Business Days following the receipt of any Release Notice and subject to the receipt of required documentation for compliance with applicable anti-money laundering requirements, the Earnout Escrow Agent shall release and deliver to the person or persons designated in the applicable Release Notice the number of Earnout Shares set forth in such Release Notice by transfer of the relevant Earnout Shares into the securities accounts designated in such Release Notice.

(h)	The Earnout Escrow Agent shall be entitled to rely upon, and be held harmless for such reliance, on any Release Notice for any action taken, suffered or omitted to be taken in good faith by it. The Earnout Escrow Agent shall have no obligation to determine whether a triggering event has occurred or is contemplated to occur under the Merger Agreement, this Agreement (including, without limitation, under Section 4), or any other document.

(i)	For purposes of this Agreement, “Business Day” shall mean any day other than a Friday, Saturday, Sunday or any other day on which commercial banks in New York, New York or the location of the Earnout Escrow Agent’s offices in Section 10 are authorized or required by law to close.

4.	Disbursement and Termination.

(a)	Release of Earnout Shares. The Earnout Shares shall be released and delivered as follows:

(i)	(A) one-half of the Stockholder Earnout Shares will be released from the Earnout Escrow Account, and distributed to each member of the Stockholder Earnout Group on a Pro Rata Basis and (B) one-half of the Sponsor Earnout Shares will be released from the Earnout Escrow Account and distributed to the Sponsor, in each case, in accordance with Section 3.07(b)(ii) of the Merger Agreement upon receipt of the applicable Release Notice by the Earnout Escrow Agent, if, on or prior to the fifth (5th) anniversary of the Closing Date: (x) the VWAP of shares of PubCo’s Class A Common Stock equals or exceeds $15.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the NYSE, Nasdaq or any other national securities exchange, as applicable, or (y) if PubCo consummates a transaction which results in the stockholders of PubCo having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $15.00 per share (for any non-cash proceeds, as determined based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by the PubCo Board);

(ii)	(A) one-half of the Stockholder Earnout Shares will be released from the Earnout Escrow Account, and distributed to each member of the Stockholder Earnout Group on a Pro Rata Basis and (B) one-half of the Sponsor Earnout Shares will be released from the Earnout Escrow Account and distributed to the Sponsor, in each case, in accordance with Section 3.07(b)(ii) of the Merger Agreement upon receipt of the applicable Release Notice by the Earnout Escrow Agent, if, on or prior to the fifth (5th) anniversary of the Closing Date: (x) the VWAP of shares of PubCo’s Class A Common Stock equals or exceeds $17.50 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the NYSE, Nasdaq or any other national securities exchange, as applicable, or (y) if PubCo consummates a transaction which results in the stockholders of PubCo having the right to exchange their shares for cash, securities or other property having a value equaling or exceeding $17.50 per share (for any non-cash proceeds, as determined based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by PubCo Board);

(iii)	if the conditions set forth in either Sections 3.07(c)(i) or (ii) of the Merger Agreement have not been satisfied following the fifth (5th) anniversary of the Closing Date, any Earnout Shares remaining in the Earnout Escrow Account shall be automatically released to PubCo for cancellation and neither the members of the Stockholder Earnout Group nor the Sponsor shall have any right to receive such Earnout Shares or any benefit therefrom;

(iv)	for the avoidance of doubt, if the condition for more than one triggering event is met pursuant to Section 3.07(c) of the Merger Agreement, then all of the Earnout Shares to be released and distributed in connection with each such triggering event shall be released and delivered to the Sponsor and the members of the Stockholder Earnout Group in accordance with Section 3.07(c) of the Merger Agreement;

(v)	for the avoidance of doubt, any Earnout Shares to be released from the Earnout Escrow Account shall be distributed and released as PubCo’s Class A Shares, save and except for any Earnout Shares to be released and distributed from the Earnout Escrow Account to holders of Company Class A Common Stock immediately prior to the Effective Time (for the avoidance of doubt, including any Company Class A Common Stock after giving effect to the Exchange and excluding any shares of Company Class A Common Stock that is a Cash Election Share), which instead shall be released and distributed as PubCo’s Class B Shares.

(b)	Escrow Termination Date. Subject to the provisions of Section 8, this Agreement shall terminate after all of the Earnout Shares and Escrowed Dividends have been released from the Escrow Account.

(c)	Adjustment. The PubCo’s Class A Common Stock price targets set forth in Section 3.07(a) and Section 3.07(b) of the Merger Agreement and the number of PubCo’s Class A Common Stock to be issued and released pursuant to Section 3.07(a) and Section 3.07(b) of the Merger Agreement shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the PubCo Class A Common Stock after the date of this Agreement. With respect to the shares of PubCo’s Class B Common Stock to be issued and released pursuant to Section 3.07(a) and Section 3.07(b), such shares shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Acquiror Class B Common Stock after the date of this Agreement.

(d)	Records. The Earnout Escrow Agent shall keep proper books of record and account in which full and correct entries shall be made of all release activity in the Escrow Account.

5.	Earnout Escrow Agent.

(a)	The Earnout Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Earnout Escrow Agent shall not have any fiduciary, partnership or joint venture relationship with any Party or any other person or entity arising out of or in connection with this Agreement.

(b)	The Earnout Escrow Agent shall not be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document among the Parties, in connection herewith, if any, including without limitation the Merger Agreement, nor shall the Earnout Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Earnout Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall govern and control in all respects relating to the Earnout Escrow Agent, but in every other respect involving the parties and beneficiaries of any such other agreement, the other agreement shall control.

(c)	The Earnout Escrow Agent may rely upon, and shall not be liable for acting or refraining from acting upon, any Release Notice or other written notice, document, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Earnout Escrow Agent shall not be liable to any Party, any beneficiary, or other person or entity for refraining from acting upon any Release Notice or other written notice, document, instruction or request furnished to it hereunder setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Earnout Shares, or any portion thereof, unless such Release Notice or other written notice, document, instruction or notice shall have been delivered to the Earnout Escrow Agent in accordance with Section 11 below and the Earnout Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 11. The Earnout Escrow Agent shall not be under any duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Earnout Escrow Agent shall have no duty to solicit any receipt of Earnout Shares which may be due to it or the Escrow Account, nor shall the Earnout Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any number or class of Earnout Shares deposited with it hereunder.

(d)	The Earnout Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Earnout Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to either Party. The Earnout Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents, and the Earnout Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by any such attorney or agent in good faith, absent fraud, gross negligence, bad faith or willful misconduct (each as determined by a final, nonappealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof. The Earnout Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Earnout Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reasonable reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Earnout Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Earnout Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. To the extent practicable, the Parties agree to pursue any redress or recourse in connection with any dispute arising under the Merger Agreement (other than with respect to a dispute involving the Earnout Escrow Agent) without making the Earnout Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Earnout Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Earnout Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.	Succession.

(a)	The Earnout Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice (pursuant to Section 10) in writing of such resignation to the Parties specifying a date when such resignation shall take effect. By delivery of joint written instructions by the Parties to the Escrow Agent, the Parties shall have the right to terminate their appointment of the Earnout Escrow Agent, or successor escrow agent, as Earnout Escrow Agent, upon thirty (30) days’ notice to the Earnout Escrow Agent. If the Earnout Escrow Agent shall resign, be removed or otherwise become incapable of acting, the Parties shall appoint a successor to be the Earnout Escrow Agent. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days after giving notice of such removal or following the receipt of the notice of resignation or incapacity, the Earnout Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent within the relevant jurisdiction or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Earnout Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Earnout Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent as jointly instructed in writing by the Parties, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery, the Earnout Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8 hereunder. The Earnout Escrow Agent shall have the right to withhold monies or property in an amount equal to any amount due and then owing to the Earnout Escrow Agent, plus any costs and expenses the Earnout Escrow Agent shall reasonably believe may be incurred by the Earnout Escrow Agent that the Parties are obligated to indemnify or reimburse the Earnout Escrow Agent for pursuant to this Agreement in connection with the termination of this Agreement, so long as the Earnout Escrow Agent has previously submitted a written invoice in respect thereof to the Parties that the Parties have not paid within 30 days of receipt of such invoice.

(b)	Any entity into which the Earnout Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Earnout Escrow Agent under this Agreement without further action on the part of any party hereto. The Earnout Escrow Agent shall promptly notify the Parties in the event this occurs.

(c)	Every successor escrow agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Parties, an instrument in writing accepting such appointment hereunder, and thereupon such successor escrow agent, without any further action, shall become fully vested with all the rights, immunities and powers and shall be subject to all of the duties and obligations, of its predecessor; and every predecessor escrow agent shall deliver all property and moneys held by it hereunder to such successor escrow agent, at which time of delivery the Earnout Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8.

7.	Compensation and Reimbursement. PubCo agrees to (a) pay the Earnout Escrow Agent upon execution of this Agreement, and from time to time thereafter, all reasonable compensation for the services to be rendered hereunder by the Escrow Agent as described in Schedule 2 attached hereto, and (b) pay or reimburse the Earnout Escrow Agent upon request for all reasonable and documented expenses, disbursements and advances, including, without limitation, reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Agreement.

8.	Indemnity.

(a)	Subject to Section 8(c) below, the Earnout Escrow Agent shall be liable for any and all losses, damages, claims, costs, charges, penalties and related interest, counsel fees and expenses, payments, expenses and liability (collectively, “Losses”), only to the extent such Losses are determined by a court of competent jurisdiction to be a result of its own fraud, gross negligence, bad faith or willful misconduct (as determined by final adjudication of a court of competent jurisdiction); provided, however, that any liability of the Earnout Escrow Agent will be limited in the aggregate to the aggregate value of the Earnout Shares and Earnout Dividends deposited with the Earnout Escrow Agent.

(b)	The Parties shall jointly and severally indemnify and hold the Earnout Escrow Agent harmless from and against, and the Earnout Escrow Agent shall not be responsible for, any and all Losses arising out of or attributable to the Earnout Escrow Agent’s duties under this Agreement or this appointment, including the reasonable costs and expenses of defending itself against any Losses or enforcing this Agreement (collectively, “Agent Claims”), except to the extent that such Losses are determined by a court of competent jurisdiction to be a result of the Earnout Escrow Agent’s own fraud, gross negligence, bad faith or willful misconduct (as determined by final adjudication of a court of competent jurisdiction). Notwithstanding the foregoing, and except as provided in Section 7, as between themselves, the Parties agree that any Agent Claims payable hereunder shall be paid (or reimbursed, as applicable): (a) in the case that the Agent Claim is not attributable to actions or inactions of any particular Party, by PubCo; and (b) in the event that the Agent Claim is attributable to the actions or inactions of a certain Party, by such Party (and such Party shall reimburse the other Parties, in the event that such other Party(ies) has made indemnification payments under this Section 8(b) in respect of such Agent Claim).

(c)	Notwithstanding anything in this Agreement to the contrary, none of the Parties or the Earnout Escrow Agent shall be liable for any incidental, punitive, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement even if apprised of the possibility of such damages.

(d)	In order that the indemnification provisions contained in this Section 8 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion in writing after it becomes aware, and shall keep the other party advised with respect to all developments concerning such claim; provided, that failure to give prompt notice shall not relieve the indemnifying party of any liability to the indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action has been materially prejudiced by the indemnified party’s failure to timely give such notice. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or the name of the indemnified party unless such claim is (i) brought by the indemnified party or (ii) the indemnified party reasonably determines that there may be a conflict of interest between the indemnified party and the indemnifying party in the defense of such claim and the indemnified party does in fact assume the defense. The indemnified party shall in no case confess any claim, make any compromise or take any action adverse to the indemnifying party in any case in which the indemnifying party may be required to indemnify it, except with the indemnifying party’s prior written consent, which shall not be unreasonably withheld or delayed.

(e)	For the avoidance of doubt, this Section 8 shall survive termination of this Agreement or the resignation, replacement or removal of the Earnout Escrow Agent for any reason.

9.	Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a)	Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Earnout Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Earnout Escrow Agent’s identity verification procedures require the Earnout Escrow Agent to obtain applicable information which is required to confirm the Parties’ identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Earnout Escrow Agent with and consent to the Earnout Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Earnout Escrow Agent for the purposes of this Agreement.

(b)	Certification and Tax Reporting. The Parties have provided, or promptly following the date hereof will provide, the Earnout Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9. The Earnout Escrow Agent shall make such reports to the applicable tax authorities as directed by PubCo and shall have no obligation under this Agreement to make any other reports with respect to taxes. If required by law, the Earnout Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities.

10.	Notices. All notices, demands and other communications given pursuant to the terms and provisions hereof shall be in writing, except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 11 below), shall be deemed effective on the date of receipt, and may be sent by:

(a)	by facsimile or other electronic submission (including e-mail);

(b)	by overnight courier or delivery service; or

(c)	by certified or registered mail, return receipt requested; to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties hereto in writing by registered mail, return receipt requested.

If to the Stockholder Representative:

Attention: Andrew Paradise

E-mail: aparadise@skillz.com

With a copy (which shall not constitute notice) to:

Winston & Strawn LLP

1901 L Street N.W.

Washington, D.C. 20036

Attn: Christopher Zochowski

Facsimile No.: (202) 282-5100

Email: czochowski@winston.com

sgavin@winston.com

kgann@winston.com

If to Sponsor:

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

Attention: Eli Baker

E-mail: elibaker@geacq.com

If to PubCo:

Skillz Inc.

Attention: Charlotte Edelman, VP of Legal

Email: cedelman@skillz.com

legal@skillz.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

1901 L Street N.W.

Washington, D.C. 20036

Attn: Christopher Zochowski

Steve Gavin

Kyle Gann

Facsimile No.: (202) 282-5100

Email: czochowski@winston.com

sgavin@winston.com

With a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Joel Rubinstein

Michael Deyong

Email: joel.rubinstein@whitecase.com

michael.deyong@whitecase.com

If to the Earnout Escrow Agent:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, NY 10004-1561

Attn: Henry Farrell

Email: hfarrell@continentalstock.com

11.	Security Procedures.

(a)	Notwithstanding anything to the contrary as set forth in this Agreement, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Earnout Shares, including but not limited to any such instructions that may otherwise be set forth in a Release Notice or other written notice, document, instruction or request permitted pursuant to Section 4 of this Agreement, may be given to the Earnout Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Earnout Shares, or any portion thereof, shall be deemed delivered and effective unless the Earnout Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Parties by the Earnout Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number or e-mail address.

(b)	In the event transfer instructions are so received by the Earnout Escrow Agent by facsimile or other electronic submission (including e-mail), the Earnout Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Earnout Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Earnout Escrow Agent. If the Earnout Escrow Agent is unable to reach the Stockholder Representative after a reasonable amount of time, the Earnout Escrow Agent is hereby authorized both to receive written instructions from and seek written confirmation of such instructions by any one or more of PubCo’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Chief Legal Officer and Chief Financial Officer, as the Earnout Escrow Agent may select. Such Executive Officer shall deliver to the Earnout Escrow Agent a fully executed incumbency certificate, and the Earnout Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer as confirmation on behalf of the Stockholder Representative.

(c)	Notwithstanding anything to the contrary herein, the Earnout Escrow Agent shall only deliver or distribute the Earnout Shares upon receipt of and in accordance with the delivery instructions set forth in the applicable Release Notice.

(d)	The Parties acknowledge that the security procedures set forth in this Section 11 are commercially reasonable.

12.	Compliance with Court Orders. In the event that any escrow or trust property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Agreement, the Earnout Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Earnout Escrow Agent obeys or complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

13.	Miscellaneous.

(a)	Amendment. Except for transfer instructions as provided in Section 11, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the parties hereto.

(b)	Assignment. Neither this Agreement nor any right, obligation or interest hereunder may be assigned in whole or in part by any party hereto, except as provided in Section 6, without the prior written consent of all of the other parties hereto.

(c)	Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of law (including conflicts of law) that will require the application of the laws of any other jurisdiction. Each party to this Agreement irrevocably waives any objection on the grounds of venue, forum non-conveniens, lack of jurisdiction or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court located in the State of New York. The parties to this Agreement further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

(d)	Force Majeure. No party to this Agreement is liable to any other party hereto for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of acts reasonably beyond its control including, without limitation, acts of God, fire, terrorism, disease, pandemic, floods, strikes, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest; provided, that the Earnout Escrow Agent shall use commercially reasonable efforts to resume performance as soon as practicable. If any such act occurs, then the Earnout Escrow Agent shall give, as promptly as practicable, written notice to the Parties, stating the nature of such act and any action being taken to avoid or minimize its effect.

(e)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or pdf (including via e-mail). A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature, and will be binding and effective upon such party when a counterpart shall have been signed by each of the parties hereto and delivered to the other parties hereto.

(f)	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable by reason of any applicable law of a jurisdiction, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(g)	Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. All references to currency, monetary values and dollars set forth herein shall mean U.S. dollars. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(h)	Enforcement, Remedies and Compliance. A person or entity who is not a party to this Agreement shall have no right to enforce any term of this Agreement. Each Party represents, warrants and covenants that each document, notice, instruction or request provided by such Party to the Earnout Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Earnout Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder. Except as otherwise expressly provided herein or as between the applicable Parties in the Merger Agreement, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(i)	Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HERETO HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(i).

(j)	Publicity. Except as may be required by applicable law (including securities laws), court order, regulatory authority (including a securities authority) or as shall be required or desirable to be presented by a party to any tax authority of such party, none of the parties hereto shall disclose, issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the services to be provided hereunder without obtaining the prior written approval of the other parties hereto, which may be withheld in the other parties’ sole discretion; provided that the Earnout Escrow Agent may use PubCo’s name in its customer lists or otherwise as required by applicable law or regulation.

(k)	Successors. All the covenants and provisions of this Agreement by or for the benefit of the parties hereto shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

(l)	Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the parties hereto and their respective permitted successors and assigns. No rights shall be granted to any other person or entity by virtue of this Agreement, and there are no third party beneficiaries hereof.

(m)	Survival. Notwithstanding anything to the contrary, all provisions regarding indemnification, liability and limits thereon, compensation and expenses (with respect to any fees or expenses payable in respect of the period preceding the termination or expiry of this Agreement) and confidentiality shall survive the termination or expiration of this Agreement. For the avoidance of doubt, Section 8, Section 6, Section 7 (with respect to any outstanding fees or expenses payable in respect of the period preceding the termination or expiry of this Agreement) and Section 13 shall survive termination of this Agreement or the resignation, replacement or removal of the Earnout Escrow Agent for any reason.

(n)	Merger of Agreement. This Agreement together with the Merger Agreement constitutes the entire agreement between the parties hereto related to the Earnout Shares and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(o)	No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Earnout Agreement as of the date set forth above.

SKILLZ INC.

By:	/s/ Andrew Paradise
Name:	Andrew Paradise

Title:	Chief Executive Officer
STOCKHOLDER REPRESENTATIVE:
/s/ Andrew Paradise
Name: Andrew Paradise Eagle Equity Partners II, LLC
By:	/s/ Eli Baker

Name:	Eli Baker

Title:	Managing Member
Continental Stock Transfer & Trust Company, as Earnout Escrow Agent
By:	/s/ Henry Farrell

Name:	Henry Farrell

Title:	Vice President & Account Administrator

Signature page to Earnout Escrow Agreement

Schedule 1

Security Procedures

To be attached.

Schedule 2

Compensation and Reimbursement

To be attached.

Schedule 3

Approved Banks

To be attached.

Exhibit A

Stockholder Earnout Shares

Stockholder Earnout Group Member	Number of Stockholder Earnout Shares

Exhibit 10.7

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of December 16, 2020 (the “Effective Time”), by and between Skillz Inc., a Delaware corporation (f/k/a Flying Eagle Acquisition Corp.) (the “Company”), and Eagle Equity Partners II, LLC, a Delaware limited liability company (the “Sponsor”). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to them in the Merger Agreement (as defined below).

WHEREAS, the Company and certain of its affiliates have consummated the business combination and the other transactions (collectively, the “Transactions”) contemplated by the Agreement and Plan of Merger, dated as of September 1, 2020, by and among the Company, FEAC Merger Sub Inc., a Delaware corporation, Skillz Inc., a Delaware corporation, and Andrew Paradise solely in his capacity as the Stockholder Representative thereunder;

WHEREAS, in its capacity as the sponsor of the special purpose acquisition company that was the predecessor to the Company, the Sponsor desires that, after giving effect to the Transactions, it will continue to have representation on the Board so as to continue to create value for its direct and indirect equityholders (collectively with the Sponsor, the “Sponsor Parties”) and for the other direct and indirect equityholders of the Company; and

WHEREAS, in furtherance of the foregoing, the Sponsor desires to have certain director nomination rights with respect to the Company, and the Company desires to provide the Sponsor, on behalf of the Sponsor Parties, with such rights, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

ARTICLE I
NOMINATION RIGHT

Section 1.1               Board Nomination Right.

(a)             From the Effective Time until the termination of this Agreement in accordance with Section 2.1, at every meeting of the board of directors of the Company (the “Board”), or a committee thereof, or action by written consent, at or by which directors of the Company are appointed by the Board or are nominated to stand for election and elected by stockholders of the Company, the Sponsor shall have the right to appoint or nominate for election to the Board, as applicable, one (1) individual, to serve as director of the Company (the individual appointed or nominated by the Sponsor for election to the Board pursuant to this Section 1.1(a), a “Nominee”); provided, that such representative shall be reasonably acceptable to the Founder. At the Effective Time, unless otherwise designated by the Sponsor, the Nominee shall be Harry Sloan, who the Founder has confirmed as being reasonably acceptable to the Founder.

(b)             The Company shall take all necessary actions within its control, including but not limited to calling a meeting of the Board or executing an action by unanimous written consent of the Board, such that, as of the Effective Time, the Nominee shall either be elected by the Company’s stockholders at the meeting held to approve the Transactions or appointed to the Board as of the Effective Time as a director of the Company.

(c)             From and after the Effective Time, the Company shall take all actions necessary (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies) to ensure that: (i) the Nominee is included in the Board’s slate of nominees to the stockholders of the Company for the election of directors of the Company and recommended by the Board at any meeting of stockholders called for the purpose of electing directors of the Company; and (ii) the Nominee, if up for election, is included in the proxy statement prepared by management of the Company in connection with the Company’s solicitation of proxies or consents in favor of the foregoing for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of directors of the Company .

(d)             If the Nominee ceases to serve for any reason, the Sponsor shall be entitled to designate and appoint or nominate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor Nominee; provided, that such successor shall be reasonably acceptable to the Founder.

(e)              Notwithstanding any of this Section 1.1 to the contrary, the election or appointment of the Nominee to the Board shall be subject to the prior execution by the Nominee of an irrevocable resignation letter in the form attached hereto as Exhibit A.

(f)              The Company shall indemnify the Nominee on the same basis as all other members of the Board and pursuant to an indemnity agreement with terms that are no less favorable to the Nominee than the indemnity agreements entered into between the Company and its other non-employee directors.

(g)             The Nominee shall be entitled to compensation (including equity awards) that is consistent with the compensation received by other non-employee directors of the Company. In addition, the Company shall pay the reasonable, documented, out-of-pocket expenses incurred by the Nominee in connection with his or her services provided to or on behalf of the Company and its Subsidiaries, including attending Board and committee meetings or events attended on behalf of the Company or at the Company’s request.

(h)             Notwithstanding the provisions of this Section 1.1, the Sponsor shall not be entitled to designate a Person as a nominee to the Board upon a written determination by the Board or relevant committee thereof that the Person would not be qualified under any applicable law, rule or regulation to serve as a director of the Company. In such an event, the Sponsor shall be entitled to select a Person as a replacement Nominee and the Company shall take all necessary actions within its control to cause that Person to be nominated as a Nominee, including, without limitation, taking such necessary actions to cause that Person to be nominated as a Nominee at the same meeting (or, if permitted, pursuant to the same action by written consent of the stockholders) as the initial Person was to be nominated; provided, than any such replacement Nominee shall be reasonably acceptable to the Founder.

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ARTICLE II
miscellaneous

Section 2.1            Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, as of the fifteen (15)-month anniversary of the Effective Time.

Section 2.2            Notices. All notices, requests and other communications to the Company hereunder shall be in writing (including electronic transmission) and shall be given in accordance with the provisions of the Merger Agreement. All notices, requests and other communications to the Sponsor hereunder shall be in writing (including electronic transmission) to the following address and shall be given in accordance with the provisions of the Merger Agreement:

If to Sponsor, to:

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

Attention: Eli Baker

E-mail: elibaker@geacq.com

Section 2.3            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 2.4            Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party hereto without the prior written consent of the other party hereto, except notwithstanding any of the foregoing, the Sponsor may, in connection with a transfer of shares of the Company’s common stock to one of its Affiliates, assign its rights and obligations hereunder to such Affiliate transferee, in which case the prior consent of the Company shall not be required.

Section 2.5            No Third Party Beneficiaries. This Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right by virtue of any applicable law in any jurisdiction to enforce any of the terms to this Agreement.

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Section 2.6            Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Each party hereto acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.

Section 2.7            Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 2.8            Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against the other party hereto in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.8. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

Section 2.9            Specific Performance. The parties hereto acknowledge that the rights of each party hereto to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party hereto, money damages may be inadequate and such non-breaching party may have no adequate remedy at law. Accordingly, the parties hereto agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each party hereto further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

Section 2.10          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.

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Section 2.11        Amendment. This Agreement may be amended, modified or supplemented at any time only by the written consent of all of the parties hereto, and any amendment, modification or supplement so effected shall be binding on all of the parties.

Section 2.12        Rights Cumulative. Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the parties hereto under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or law.

Section 2.13        Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

Section 2.14        Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

Section 2.15        Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.

SKILLZ INC.

By:	/s/ Andrew Paradise
Name: Andrew Paradise
Title: Chief Executive Officer

EAGLE EQUITY PARTNERS II, LLC

By:	/s/ Eli Baker
Name: Eli Baker
Title: Managing Member

[Signature Page to Director Nomination Agreement]

Exhibit A

FORM OF IRREVOCABLE RESIGNATION

[__], 2020

SKILLZ INC.

[ADDRESS]

ATTENTION: SECRETARY

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1.1(e) of the Director Nomination Agreement, dated as of [__], 2020 (the “Agreement”), by and between Skillz Inc., a Delaware corporation (f/k/a Flying Eagle Acquisition Corp.) (the “Company”) and the Sponsor (as defined in the Agreement). If, following such time that the Agreement is terminated in accordance with its terms, the Board (as such term is defined in the Agreement) requests in writing that I resign as a director of the Company, I hereby tender the immediate resignation of my position as a director of the Company and from any and all committees of the Board on which I serve, such resignation effective as of the time of the Board’s such written request.

This resignation may not be withdrawn by me at any time.

Sincerely,

___________________

[Applicable Nominee]

Exhibit 10.8

NOTE CANCELLATION AGREEMENT

This Note Cancellation Agreement (“Agreement”), dated as of December 16, 2020, is made and entered into by and between Skillz Inc., a Delaware corporation (the “Company”), and Andrew Paradise (the “Borrower”) shall be effective upon the consummation of the Transaction (as defined below). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, reference is made to (i) that certain Promissory Note, dated as of April 30, 2019, in the principal amount of $3,841,17.76, issued to the Company by the Borrower and (ii) that certain Promissory Note, dated as of May 14, 2020, in the principal amount of $11,420,600.48, issued to the Company by the Borrower (together, the “Notes”);

WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of September 1, 2020 (the “Merger Agreement”), by and between the Company, Flying Eagle Acquisition Corp., a Delaware corporation (“Acquiror”), FEAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), and Andrew Paradise, solely in his capacity as the Stockholder Representative thereunder, pursuant to which, among other things, Merger Sub will merge with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of Acquiror (the “Transaction”);

WHEREAS, in connection with and upon the consummation of the Transaction, Borrower will be entitled to receive shares of Acquiror Common Stock;

WHEREAS, in connection with and immediately prior to the consummation of the Transaction, Borrower desires to pay off all liabilities under the Notes by surrendering and forfeiting a number of shares of Company Common Stock which othertise represents Borrower’s right to receive a number of shares of Acquiror Common Stock he would otherwise be entitled to receive upon the consummation of the Transaction;

NOW, THEREFORE, in consideration of the foregoing and of the agreements set forth herein, the parties hereby agree as follows:

1.                  In connection with and immediately prior to the consummation of the Transaction, the Borrower agrees to surrender, forfeit and relinquish a number of shares of Company Common Stock which would otherwise represent the right to receive a number of shares of Acquiror Common Stock determined in accordance with the formula set forth on Exhibit A (the “Surrendered Shares” and such surrender, the “Surrender”).

2.                  Borrower hereby grants to the Company, the Acquiror and any representative of the Company or Acquiror without further action by the Borrower a limited irrevocable power of attorney solely to effect the Surrender of the Surrendered Shares on behalf of the Borrower, which power of attorney shall be deemed to be coupled with an interest.

3.                  Borrower hereby agrees to execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the Surrender.

4.                  Upon the effectiveness of the Surrender, the Company and the Borrower agree that the Notes shall be terminated, and neither party will have any further rights or obligations thereunder.

5.                  This Agreement will be governed by and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise under principles of conflict of laws thereof. This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, but all of which together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

SKILLZ INC.

By:	/s/ Casey Chafkin
Name:	Casey Chafkin
Title:	Chief Revenue Officer

BORROWER:

/s/ Andrew Paradise
ANDREW PARADISE

[Signature Page to Note Cancellation Agreement]

EXHIBIT A

Surrendered Shares = (Payoff Amount ÷ Closing Price) ÷ Exchange Ratio

“Closing Price” means the closing price of the Acquiror Common Stock on the trading day immediately prior to the Closing Date.

“Exchange Ratio” has the meaning ascribed to it in the Merger Agreement (which shall be determined after taking into account the Surrendered Shares)

“Payoff Amount” means all outstanding and unpaid principal and interest under the Notes.

The number of Surrendered Shares determined in accordance with the formula above shall be rounded up to the nearest whole share.

The Acquiror shall provide the Borrower with a calculation of the Surrendered Shares promptly following the Closing and the Borrower shall have the opportunity to object to such calculation The resolution of any dispute between the Borrower and the Acquiror regarding the number of Surrendered Shares shall be subject to approval of the Compensation Committee of the Acquiror.

Exhibit 10.9

NOTE CANCELLATION AGREEMENT

This Note Cancellation Agreement (“Agreement”), dated as of December 16, 2020, is made and entered into by and between Skillz Inc., a Delaware corporation (the “Company”), and Casey Chafkin (the “Borrower”) shall be effective upon the consummation of the Transaction (as defined below). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, reference is made to that certain Promissory Note, dated as of May 14, 2020, in the principal amount of $3,199,005.64, issued to the Company by the Borrower (the “Note”);

WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of September 1, 2020 (the “Merger Agreement”), by and between the Company, Flying Eagle Acquisition Corp., a Delaware corporation (“Acquiror”), FEAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), and Andrew Paradise, solely in his capacity as the Stockholder Representative thereunder, pursuant to which, among other things, Merger Sub will merge with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of Acquiror (the “Transaction”);

WHEREAS, in connection with and upon the consummation of the Transaction, Borrower will be entitled to receive shares of Acquiror Common Stock;

WHEREAS, in connection with and immediately prior to the consummation of the Transaction, Borrower desires to pay off all liabilities under the Notes by surrendering and forfeiting a number of shares of Company Common Stock that would otherwise represent Borrower’s right to receive a number of shares of Acquiror Common Stock he would otherwise be entitled to receive upon the consummation of the Transaction;

NOW, THEREFORE, in consideration of the foregoing and of the agreements set forth herein, the parties hereby agree as follows:

1.                  In connection with and immediately prior to the consummation of the Transaction, the Borrower agrees to surrender, forfeit and relinquish a number of shares of Company Common Stock which would otherwise represent the right to receive a number of shares of Acquiror Common Stock determined in accordance with the formula set forth on Exhibit A (the “Surrendered Shares” and such surrender, the “Surrender”).

2.                  Borrower hereby grants to the Company, the Acquiror and any representative of the Company or Acquiror without further action by the Borrower a limited irrevocable power of attorney solely to effect the Surrender of the Surrendered Shares on behalf of the Borrower, which power of attorney shall be deemed to be coupled with an interest.

3.                  Borrower hereby agrees to execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the Surrender.

4.                  Upon the effectiveness of the Surrender, the Company and the Borrower agree that the Note shall be terminated, and neither party will have any further rights or obligations thereunder.

5.                  This Agreement will be governed by and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise under principles of conflict of laws thereof. This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, but all of which together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

SKILLZ INC.

By:	/s/ Andrew Paradise
Name:	Andrew Paradise
Title:	Chief Executive Officer

BORROWER:

/s/ Casey Chafkin
CASEY CHAFKIN

[Signature Page to Note Cancellation Agreement]

EXHIBIT A

Surrendered Shares = (Payoff Amount ÷ Closing Price) ÷ Exchange Ratio

“Closing Price” means the closing price of the Acquiror Common Stock on the trading day immediately prior to the Closing Date.

“Exchange Ratio” has the meaning ascribed to it in the Merger Agreement (which shall be determined after taking into account the Surrendered Shares)

“Payoff Amount” means all outstanding and unpaid principal and interest under the Note.

The number of Surrendered Shares determined in accordance with the formula above shall be rounded up to the nearest whole share.

The Acquiror shall provide the Borrower with a calculation of the Surrendered Shares promptly following the Closing and the Borrower shall have the opportunity to object to such calculation The resolution of any dispute between the Borrower and the Acquiror regarding the number of Surrendered Shares shall be subject to approval of the Compensation Committee of the Acquiror.

Exhibit 10.11

SKILLZ INC. 2020 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

THIS STOCK OPTION AWARD AGREEMENT (this “Agreement”) is made effective as of [●], 20[●] (the “Grant Date”) by and between Skillz Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”), pursuant to the Skillz Inc. 2020 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company has adopted the Plan in order to grant Awards from time to time to certain key Employees, Directors and Consultants of the Company and its Subsidiaries or Affiliates; and

WHEREAS, the Participant is an Eligible Recipient as contemplated by the Plan, and the Committee has determined that it is in the interest of the Company to make this grant to the Participant.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1.                 Shares Subject to Option; Exercise Price.

(a)                Shares Subject to Option. The Company shall grant to the Participant, effective as of the Grant Date, an option to purchase [●] Shares from the Company, which shall become exercisable, if at all, as provided below in Section 2(a) (the “Option”). This Option relates to the [Class A Common Stock] [Class B Common Stock] of the Company.

(b)               Exercise Price. The Option shall have an Exercise Price of $[●] per Share, which is not less than the Fair Market Value per Share on the Grant Date.

(c)                Option Subject to Plan. By signing this Agreement, the Participant acknowledges that he or she has been provided a copy of the Plan and has had the opportunity to review such Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)               Character of Option. The Option granted hereunder is not intended to be an “incentive stock option” within the meaning of Code Section 422.

2.                 Vesting and Exercisability; Expiration.

(a)               Vesting and Exercisability. The Option shall vest and become exercisable as described below, subject to the Participant’s continuous service with the Company or a Subsidiary or Affiliate thereof, as applicable, whether as an Employee, Director, or Consultant (“Service”), from the Grant Date through the applicable vesting date; provided, that notwithstanding anything herein to the contrary, no portion of the Option shall become exercisable prior to the date on which a registration statement on Form S-8 with respect to the Shares has been filed. For the avoidance of doubt, if the Participant incurs a change in status from an Employee to a Director of the Company or an Affiliate before the Option has vested, such change in status alone shall not constitute a termination of Service for purposes of this Option:

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(i)              One-third (1/3) of the Option shall vest and become exercisable as of the date, following the Grant Date, that the VWAP (as defined below) of the Shares equals or exceeds 3.0x the VWAP of the Shares as of the closing date of the proposed business combination transaction by and between Flying Eagle Acquisition Corp. and Skillz Inc. (the “Transaction Closing Date”).

(ii)             One-third (1/3) of the Option shall vest and become exercisable as of the date, following the Grant Date, that the VWAP of the Shares equals or exceeds 4.0x the VWAP of the Shares as of the Transaction Closing Date.

(iii)            One-third (1/3) of the Option shall vest and become exercisable as of the date, following the Grant Date, that the VWAP of the Shares equals or exceeds 5.0x the VWAP of the Shares as of the Transaction Closing Date.

(iv)           For purposes of this Agreement, “VWAP” means the volume-weighted average price of the Shares on the New York Stock Exchange for the ten (10) trading days ending on the applicable measurement date.

(b)               Normal Expiration Date. Unless the Option earlier terminates in accordance with Sections 2 or 4, the Option shall terminate on the tenth anniversary of the Grant Date (the “Normal Expiration Date”). Once a portion of the Option has become exercisable pursuant to this Section 2, such portion of the Option may be exercised, subject to the provisions hereof, at any time and from time to time until the Normal Expiration Date. Notwithstanding anything herein to the contrary, the performance conditions set forth in Section 2(a) must be satisfied, if at all, prior to the Normal Expiration Date (or if earlier, the Participant’s termination of Service) for the Options to vest and become exercisable.

3.                 Exercise of Option. In order to exercise the Option, the Participant shall submit to the Secretary of the Company an instrument in writing specifying the number of Shares in respect of which the Option is being exercised, accompanied by payment of the Exercise Price of the Shares in respect of which the Option is being exercised, in a manner acceptable to the Administrator (including, without limitation, (i) in cash or cash equivalents, (ii) in unrestricted Shares already owned by the Participant, valued at the Fair Market Value on the date of exercise, or (iii) by net exercise or broker’s cashless exercise procedure, or any other procedures approved by the Committee from time to time). Shares shall then be issued by the Company and a Share certificate delivered to the Participant (or, if the Shares are not certificated, the Participant’s name as record owner of the Shares shall be reflected in the books and records of the Company); provided, however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law.

4.                 Termination of Service; Breach of Restrictive Covenants.

(a)               Any Termination. In the event that the Participant’s Service terminates for any reason, any portion of the Option held by the Participant that is not then vested and exercisable shall terminate and be cancelled immediately upon such termination of Service.

(b)               Termination due to Death or Disability. In the event that the Participant’s Service terminates by reason of the Participant’s death or Disability, any then-vested portion of the Option may be exercised by the Participant or the Participant’s beneficiary as designated in accordance with Section 7, or if no such beneficiary is named, by the Participant’s estate, at any time prior to one (1) year following the Participant’s termination of Service or the Normal Expiration Date of the Option, whichever period is shorter. The Option shall terminate immediately thereafter.

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(c)               Termination for Cause; Breach of Restrictive Covenants. In the event that (i) the Participant’s Service terminates for Cause or (ii) the Participant breaches any written restrictive covenant agreement with the Company or a Subsidiary or Affiliate thereof (whether prior to or after the termination of the Participant’s Service), the entire Option held by the Participant, whether or not then vested and exercisable, shall terminate and be cancelled immediately upon such termination of Service.

(d)               Other Termination of Service. In the event that the Participant’s Service terminates for any reason other than (i) death or Disability, or (ii) for Cause, any then-vested portion of the Option may be exercised by the Participant at any time prior to the ninetieth (90th) day following the Participant’s termination of Service (or, in the event that the Participant dies or becomes Disabled after the termination of Service, but within the period during which the Option would otherwise be exercisable hereunder, such ninety (90) day period shall be extended to the date that is one (1) year after such termination) or the Normal Expiration Date of the Option, whichever period is shorter. The Option shall terminate immediately thereafter.

5.                 Tax Withholding. Whenever Shares are to be issued pursuant to the exercise of any portion of the Option or any cash payment is to be made hereunder, the Company or any Affiliate thereof shall, in accordance with Section 16 of the Plan, have the power to withhold, or require the Participant to remit to the Company or such Affiliate thereof, an amount sufficient to satisfy federal, state, and local withholding tax requirements, both domestic and foreign, relating to such transaction, and the Company or such Affiliate thereof may defer payment of cash or issuance of Shares until such requirements are satisfied; provided, however, that such amount may not exceed the maximum statutory withholding rate. The Participant shall be entitled to satisfy the amount of any such required tax withholding by having the Company withhold from the Shares otherwise issuable upon exercise of the Option a number of Shares having a Fair Market Value equal to the amount of such required tax withholdings.

6.                 Nontransferability of Awards. The Option granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Committee shall establish, to a permitted transferee. All rights with respect to the Option granted to the Participant hereunder shall be exercisable during his or her lifetime only by such Participant or, if permitted by the Committee, a permitted transferee. Following the Participant’s death, all rights with respect to the Option that were exercisable at the time of the Participant’s death and have not terminated shall be exercised by his or her designated beneficiary, his or her estate or, if designated by the Committee, a permitted transferee.

7.                 Beneficiary Designation. The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

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8.                 Adjustments. The Shares subject to the Option may be adjusted in any manner as contemplated by Section 5 of the Plan.

9.                 Requirements of Law. The issuance of Shares pursuant to the Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Shares shall be issued upon exercise of any portion of the Option granted hereunder, if such exercise would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.

10.              No Guarantee of Continued Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.

11.               No Rights as Stockholder. The Participant will not have any of the rights of a stockholder with respect to any Shares unless and until the Company has issued or transferred such Shares to the Participant after the exercise of the Option. As a condition to the Company’s obligation to issue or transfer Shares to the Participant after the exercise of the Option, the Participant shall have paid in full for the Shares as to which he or she exercised the Option.

12.               Interpretation; Construction. Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

13.               Miscellaneous.

(a)                Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by next-day or overnight mail or delivery, or sent by fax, as follows:

(i)               If to the Company:

Skillz Inc.

321 NW Glisan Street, Suite 510

Portland, OR 97209-4073

Attention: Equity@Skillz.com

(ii)              If to the Participant, to the Participant’s last known home address,

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

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(b)               Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)                No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

(d)               Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(e)               Entire Agreement; Amendment. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written employment agreement or other written agreement between the Company and the Participant, including, but not limited to, any written restrictive covenant agreements). This Agreement may be amended as provided in the Plan.

(f)                Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

(g)               Code Section 409A Compliance. This Option is intended to be exempt from the requirements of Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any portion of the Option granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Option in order to cause such portion of the Option to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.

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(h)               Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

(i)                 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(j)                 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(k)               Erroneously Awarded Compensation. Notwithstanding any provision in the Plan or in this Agreement to the contrary, this Award shall be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.

[Signature Page Follows]

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       IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

SKILLZ INC.

By:

Name:

Title:

PARTICIPANT

Name:

[Signature Page to Stock Option Award Agreement]

Exhibit 10.12

Skillz Inc.
Executive Severance and Change in Control Plan
and Summary Plan Description

Section 1 – Purpose

Skillz Inc., a Delaware corporation (collectively with its subsidiaries and affiliates, and any successor that assumes the obligations of the Company under the Plan, by way of merger, acquisition, or otherwise, the “Company”), hereby adopts the Skillz Inc. Executive Severance and Change in Control Plan, effective December 16, 2020 (the “Plan”). The purpose of the Plan is to provide financial support to a select group of senior-level executives of the Company in the period following the termination of their employment, consistent with the values and culture of the Company, and to recognize the valuable contributions made by eligible employees to the Company. The Company further believes that the Plan will help attract and retain highly qualified employees who are essential to its success.

This document also serves as a summary plan description (“SPD”) for the Plan, providing a non-technical summary of the Plan’s main features and other information relating to the administration of the Plan. Please note that the laws relating to employee benefit plans change frequently, and if a Plan provision is inconsistent with a new law, regulation or ruling, the Plan will be administered in accordance with the new law, regulation or ruling, regardless of the terms described herein. Each Covered Executive will be notified of material changes to the Plan in accordance with applicable law. Each Covered Executive should keep a copy of the Plan and the applicable Participation Agreement for his or her records, along with any future materials furnished to such Covered Executive about changes to the Plan.

Section 2 – Definitions

For purposes of the Plan, the following terms will be defined as set forth below:

A.	“Accounting Firm” has the meaning given to such term in Section 5.

B.	“Base Salary” means, as applicable, a Covered Executive’s annual base salary in effect as of the Termination Date, including any salary reductions under Code Sections 132(f), 125, or 401(k), and excluding overtime, bonuses, benefits-in-kind, allowances or other incentives, and any other forms of extra compensation (for example, commissions). No foreign service or expatriate allowances shall be included in determining Base Salary or the amount of Severance payable under the Plan.

C.	“Board” means the Company’s Board of Directors.

D.	“Cause” means the occurrence of one or more of the following with respect to a Covered Executive: (i) a breach of fiduciary duty or duty of loyalty to the Company; (ii) a conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude; (iii) the failure, refusal or neglect to perform and discharge the Covered Executive’s duties and responsibilities on behalf of the Company (other than by reason of Disability) or to comply with any lawful directive of the Board or its designee; (iv) the breach of any written policy of the Company (including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information); (v) the breach of any agreement with the Company (including, without limitation, any confidentiality, non-competition, non-solicitation or assignment of inventions agreement); (vi) the commission of fraud, dishonesty, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company; or (vii) the commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of the Covered Executive’s lawful duties or responsibilities, which has or may be expected to have an adverse effect on the Company. In addition, a Covered Executive’s employment will be deemed to have terminated for “Cause” if, on the Termination Date, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within three (3) months following the Termination Date.

E.	“Change in Control” has the meaning given to such term in the Omnibus Plan.

F.	“Change in Control Period” means the three (3) months prior to, and the twelve (12) months following, the consummation of a Change in Control of the Company.

G.	“CIC Qualifying Termination” means the involuntary termination of a Covered Executive’s employment by the Company without Cause or a voluntary resignation by a Covered Executive for Good Reason, in either case, during the Change in Control Period.

H.	“CIC Severance” has the meaning given to such term in Section 4.B.

I.	“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

J.	“COBRA Continuation Payment” has the meaning given to such term in Section 4.G.i.

K.	“Code” means the Internal Revenue Code of 1986, as amended.

L.	“Company” has the meaning given to such term in Section 1.

M.	“Compensation Committee” means the Compensation Committee of the Board.

N.	“Covered Executive” means a US salaried employee of the Company at the level of Vice President or above who is eligible to receive benefits pursuant to Section 3 of the Plan and who has timely and properly executed and delivered a Participation Agreement to the Company. No employee of the Company who is a party to any other individual agreement or arrangement that provides for severance payments or benefits other than pursuant to the Plan will be considered a Covered Executive and will be excluded from coverage under the Plan, unless otherwise explicitly provided in a written agreement with the Company.

O.	“Disability” has the meaning given to such term in the applicable long-term disability plan maintained by the Company in which a Covered Executive participates, or if there is no such plan applicable to a Covered Executive, means permanent and total disability as defined in Code Section 22(e)(3).

P.	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Q.	“Excise Tax” has the meaning given to such term in Section 5.

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R.	“Good Reason” means the occurrence of one or more of the following: without a Covered Executive’s written consent, (i) a material reduction by the Company in Base Salary, other than a reduction of less than ten percent (10%) in connection with a comparable decrease applicable to all similarly situated employees of the Company; (ii) for Tier 1 and Tier 2 Executives only, a material diminution in duties, responsibilities or authority of employment; (iii) a requirement that the Covered Executive permanently relocate his or her primary place of employment more than forty (40) miles from its location as of the date he or she began participating in the Plan (provided, that Good Reason for termination will not be triggered by the Company’s initial establishment of a new office location in San Francisco, as it relates to Covered Executives who are based in the San Francisco area, or Los Angeles, as it relates to Covered Executives who are based in the Los Angeles area); or (iv) the failure of any successor to the Company to assume and agree to be bound by the terms and conditions of this Plan with respect to the applicable Covered Executive; provided, in each case, that the Covered Executive has given the Company written notice detailing the specific circumstances alleged to constitute Good Reason within thirty (30) calendar days after the first occurrence of such circumstances, and the Company shall have thirty (30) calendar days following receipt of such notice to cure such circumstances in all material respects; and provided further, that no termination due to Good Reason shall occur after the ninetieth (90th) calendar day following the first occurrence of any grounds for Good Reason.

S.	“Non-CIC Severance” has the meaning given to such term in Section 5.A.

T.	“Non-CIC Qualifying Termination” means the involuntary termination of a Covered Executive’s employment by the Company without Cause or a voluntary resignation by a Covered Executive for Good Reason, in either case, outside of the Change in Control Period.

U.	“Omnibus Plan” means the Skillz Inc. 2020 Omnibus Incentive Plan, as may be amended from time to time, or any successor plan thereto.

V.	“Participation Agreement” means the individual agreement provided by the Plan Administrator to a Covered Executive, substantially in the form attached hereto as Exhibit A, which acknowledges the Covered Executive’s participation in the Plan and which has been signed and accepted by the Covered Executive.

W.	“Plan” has the meaning given to such term in Section 1.

X.	“Plan Administrator” means the Company, acting through the Compensation Committee or another duly constituted committee of members of the Board or its delegate, or any person to whom the Plan Administrator has delegated any authority or responsibility with respect to the Plan pursuant to Section 8.A, but only to the extent of such delegation.

Y.	“Severance” means, individually or collectively (as the context requires), the CIC Severance and the Non-CIC Severance.

Z.	“SPD” has the meaning given to such term in Section 1.

AA.	“Target Bonus” means a Covered Executive’s target annual cash incentive bonus under any annual incentive plan maintained by the Company and in which the Covered Executive participates for the year in which the termination of his or her employment occurs.

BB.	“Termination Date” means the effective date of a Covered Executive’s termination of employment with the Company.

CC.	“Tier 1 Executive” means the Company’s Chief Executive Officer.

DD.	“Tier 2 Executives” means the Chief Financial Officer, Chief Revenue Officer, Chief Technology Officer, General Counsel, Chief People Officer, Chief Marketing Officer, and Chief Product Officer of the Company, and any other executive position that the Plan Administrator may designate as a Tier 2 Executive from time to time.

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EE.	“Tier 3 Executives” means any Senior Vice President and Vice President of the Company, and any other executive position that the Plan Administrator may designate as a Tier 3 Executive from time to time.

FF.	“WARN Act” means the U.S. Worker Adjustment and Retraining Notification Act or any state or local “pay in lieu of notice” law or regulation.

GG.	“Years of Service” means a Covered Executive’s aggregate period of employment with the Company, subject to the following rules: (i) any absence of employment for a period of twelve (12) or more successive months will be excluded, and (ii) any partial periods of employment will not be rounded up or down for purposes of determining Years of Service. If a Covered Executive was previously eligible for severance benefits under the Plan or any other plan, program, policy or arrangement sponsored by the Company and is subsequently rehired by the Company, such Covered Executive’s Years of Service shall be cancelled in an amount determined by the Company as appropriate to avoid duplication of the payment of severance benefits related to the period of employment prior to his or her rehire for which severance benefits were earlier paid.

Section 3 – Eligibility for Severance Benefits

A.       Right to Severance Benefits

Except as otherwise provided herein, a Covered Executive will be eligible to receive the Severance described in Section 4 in the event of a Non-CIC Qualifying Termination or a CIC Qualifying Termination. Whether a termination is for Cause shall be determined by the Company in its reasonable discretion, and such interpretation shall be conclusive and binding on all parties. Nothing in this Section 3 or in this SPD is to be construed as modifying or altering an employee’s employment-at-will status.

B.       Ineligibility for Severance Benefits

Notwithstanding any other provision of the Plan to the contrary, an employee will not be eligible for Severance under the Plan in connection with any of the following:

(i)	voluntary resignation without Good Reason or voluntary retirement;

(ii)	death or Disability;

(iii)	involuntary termination for Cause;

(iv)	loss of status as a Covered Executive eligible for Severance under the Plan prior to the Termination Date;

(v)	for Tier 3 Executives only, upon the formation of a joint venture or other business entity in which the Company directly or indirectly will own some outstanding voting or other ownership interest, and (i) such individual is offered employment by the joint venture entity or other business entity in a position that the Company determines is suitable based on his or her background, training or education on substantially similar terms and conditions to such individual’s position with the Company, or (ii) such individual accepts any offer made by the joint venture entity or other business entity; or

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(vi)	for Tier 3 Executives only, the operation for which such individual works is divested and he or she is offered a job or employed by the new owner of the operation after the divestiture on substantially similar terms and conditions to his or her position with the Company.

In addition, an employee will not be eligible for Severance under this Plan if he or she is receiving disability payments or is on leave and would otherwise have been terminated, and the reason for such termination would have entitled him or her to Severance hereunder unless and until the cessation of such disability payments or leave.

Section 4 – Severance Benefits

A Covered Executive shall be eligible to receive the benefits described in this Section 4 if he or she meets the eligibility criteria for Severance described in Section 3 and has signed a Participation Agreement under the Plan.

Note: Nothing in this Section 4, the Plan, a Participation Agreement, an employment agreement or an offer letter from the Company shall entitle a Covered Executive to receive duplicate benefits in connection with a termination of employment. For example, in no event will a Covered Executive be eligible for benefits under both this Plan and an employment agreement between a Covered Executive and the Company. The obligation of the Company to make payments or provide benefits hereunder is expressly conditioned upon the Covered Executive not receiving duplicate payments.

A.       Non-CIC Severance

In the event of a Non-CIC Qualifying Termination (and to the extent the Covered Executive satisfies the eligibility requirements set forth in Section 3), a Covered Executive will receive the following payments, subject to the terms and conditions of the Plan (including the requirement that the Covered Executive execute a Separation Agreement and General Release of Claims, as described in Section 4.H.i herein):

Employment Level	Years of Service	Cash Severance	COBRA Continuation Payment
Tier 1 Executive	N/A	12 months of Base Salary	12 months
Tier 2 Executives	N/A	9 months of Base Salary	9 months
Tier 3 Executives	1 or more Years of Service	6 months of Base Salary	6 months
	Less than 1 Year of Service	3 months of Base Salary	3 months

The Cash Severance and the COBRA Continuation Payment set forth above are collectively referred to herein as the “Non-CIC Severance.”

B.       CIC Severance

In the event of a CIC Qualifying Termination (and to the extent the Covered Executive satisfies the eligibility requirements set forth in Section 3), a Covered Executive will receive the following payments, subject to the terms and conditions of the Plan (including the requirement that the Covered Executive execute a Separation Agreement and General Release of Claims, as described in Section 4.H.i herein):

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Employment Level	Cash Severance	COBRA Continuation Payment
Tier 1 Executive	18 months of Base Salary plus 1.5x Target Bonus	18 months
Tier 2 Executives	12 months of Base Salary plus 1.0x Target Bonus	12 months
Tier 3 Executives	6 months of Base Salary plus 0.5x Target Bonus	6 months

The Cash Severance and the COBRA Continuation Payment set forth above, plus the equity award treatment described in Section 4.C below, are collectively referred to herein as the “CIC Severance.”

C.       Treatment of Equity Awards (CIC Qualifying Termination Only)

Subject to the terms and conditions of the Plan (including the requirement that the Covered Executive execute a Separation Agreement and General Release of Claims, as described in Section 4.H.i herein), in the event of a CIC Qualifying Termination only, (i) notwithstanding anything to the contrary in the Omnibus Plan or the applicable award agreements thereunder, any outstanding and unvested time-vesting awards held by the Covered Executive under the Omnibus Plan will automatically vest in full as of the Termination Date, and (ii) any outstanding performance-vesting awards held by the Covered Executive under the Omnibus Plan will be treated as set forth in the Omnibus Plan and the applicable award agreements thereunder.

D.        Certain Reductions

The amount of a Covered Executive’s Severance may be reduced by any amount that he or she owes to the Company (such as cash advances, outstanding loans, applicable relocation and education assistance reimbursements, etc.). If a Covered Executive is on an expatriate assignment at the time of his or her termination of employment and the Covered Executive is eligible for Severance under this Plan, the amount of the Severance will be reduced by the amount of any statutory severance to which he or she is entitled under the laws of the country of assignment due to such termination of employment.

E.       Offset for WARN Act Payments

Severance under the Plan may be subject to reduction as described below in connection with certain payments a Covered Executive may be entitled to receive pursuant to any federal, state or local plant-closing or mass layoff law (or similar or analogous) law, including, without limitation, any WARN Act. If a Covered Executive is entitled to payment of base pay for any portion of a WARN Act notice period during which he or she is not required to work, then any Severance hereunder may be reduced by the amount of such payments.

F.       How the Severance Payments Are Paid

Any Cash Severance under the Plan shall be payable as follows: (i) in the event of a Non-CIC Qualifying Termination, in substantially equal installments over the number of months specified in the calculation thereof in Section 4.A following the Covered Executive’s employment termination date, in accordance with the Company’s standard payroll payment schedule; provided, that no portion of the Cash Severance will be payable or paid prior to the execution of, or, if applicable, the end of the revocation period for, the Separation Agreement and General Release of Claims, or (ii) in the event of a CIC Qualifying Termination, in a lump sum as soon as reasonably practicable following the execution of, if applicable, at the end of the revocation period for, the Separation Agreement and General Release of Claims.

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G.       COBRA Continuation Payment and Other Benefits

Upon a termination of employment, a Covered Executive is not considered an employee of the Company for any purpose, including eligibility under any employee benefit plan. However, as noted in Sections 4.A and 4.B, to the extent that a Covered Executive is eligible therefor, the Severance will include a COBRA Continuation Payment.

(i)       COBRA Continuation Payment.

If a Covered Executive was enrolled in a Company health plan on the Termination Date, the Covered Executive will be provided with a lump-sum payment equal to the total cost of the monthly premiums associated with coverage under COBRA for the total number of months specified in the calculation of his or her Cash Severance (“COBRA Continuation Payment”). For the avoidance of doubt, the COBRA Continuation Payment is a component of the Severance and is only payable if the Covered Executive timely executes and does not revoke the Separation Agreement and General Release. It is payable as soon as reasonably practicable following the execution of, or, if applicable, the end of the revocation period for, the Separation Agreement and General Release of Claims.

(ii)      Other Benefits

Payments relating to a Covered Executive’s accrued and unused PTO days will be determined in accordance with applicable law and the applicable Company plans, programs and/or policies.

The Plan Administrator may, in its sole discretion, provide for such other severance benefits as may be expressly communicated in a Covered Executive’s Separation Agreement and General Release of Claims under the Plan, subject to any conditions or limitations as may be determined by the Plan Administrator and subject to the provisions of Section 4.

All other employee benefit plan coverage, and eligibility to participate in the Company’s employee benefit plans, will end as of the Termination Date.

H.       Other Provisions Affecting Severance Benefits

(i)       Separation Agreement and General Release of Claims

The obligation of the Company to pay Severance to a Covered Executive (including any COBRA Continuation Payments and, if applicable, accelerated vesting of any equity awards) is expressly conditioned upon the Covered Executive timely executing and complying with the provisions of a Separation Agreement and General Release of Claims in a form that will be provided by the Company. To be eligible to receive Severance offered under this Plan, a Covered Executive must execute and return a Separation Agreement and General Release of Claims during the requisite time period, and if applicable, must not have revoked his or her acceptance to the terms of the Separation Agreement and General Release of Claims. If a Covered Executive violates any of the provisions of the Separation Agreement and General Release of Claims, he or she may forfeit eligibility to receive any further Severance under the Plan, and the Company may recover a portion of the Severance already paid. If the Severance constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A(d)(1) and the period to consider the Separation Agreement and General Release of Claims and, if applicable, to revoke the Separation Agreement and General Release of Claims plus the first regular payroll date thereafter spans two calendar years, then no portion of the Severance, including any COBRA Continuation Payment, shall be paid until the Company’s first payroll payment date in the year following the year in which the termination of employment occurs, and any amount that is not paid prior to such date due to such restriction shall be paid (subject to the applicable conditions) along with the installment scheduled to be paid on that date.

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(ii)      No Mitigation

A Covered Executive will not be required to mitigate the amount of any benefits provided for in the Plan by seeking other employment and no such benefits shall be offset or reduced by the amount of any compensation or benefits provided to him or her in any subsequent employment, except as provided herein.

(iii)     Cessation and Repayment of Severance Benefits

All payments and benefits under the Plan shall cease immediately and be subject to repayment under any of the following circumstances:

(a)	a Covered Executive is rehired by the Company or hired by one of its affiliates in a position commensurate with his or her experience and training within six (6) months of the date that he or she becomes eligible for Severance;

(b)	upon discovery by the Company within the three (3) months following the termination of a Covered Executive’s employment that while working as an employee of the Company, he or she engaged in a criminal act or any other activity that would have constituted Cause and would have resulted in the Covered Executive being ineligible for benefits under Section 3; or

(c)	upon discovery by the Company that the Covered Executive has violated confidentiality or other covenants to which he or she may be subject.

Section 5 – Code Section 280G

If any payment or benefit received or to be received by a Covered Executive (including any payment or benefit received pursuant to this Plan or otherwise) would be, in whole or in part, subject to the excise tax imposed by Code Section 4999, or any successor provision thereto, or any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the payments or benefits provided under this Plan or any other agreement pursuant to which he or she receives payments that give rise to the Excise Tax will either be (a) paid in full, or (b) reduced to the extent necessary to make such payments and benefits not subject to such Excise Tax. The Company will reduce or eliminate the payments in the following order of priority in a manner consistent with Code Section 409A: (i) first by reducing cash compensation, (ii) next, from equity compensation, and then (iii) pro rata among all remaining payments and benefits, in each case, in reverse order beginning with payments that are to be paid the farthest in time from the determination. The Covered Executive will receive the greater, on an after-tax basis, of (a) or (b). In no event will the Company be required to gross up any payment or benefit to avoid the effects of the Excise Tax or to pay any regular or excise taxes arising from the application of the Excise Tax. Unless the Covered Executive and the Company otherwise agree in writing, any parachute payment calculation will be made in writing by the Accounting Firm, whose calculations will be conclusive and binding upon the Covered Executive and the Company for all purposes. The Covered Executive and the Company will furnish to the Accounting Firm such information and documents as they may reasonably request in order to make a parachute payment determination. The Accounting Firm also will provide its calculations, together with detailed supporting documentation, both to the Covered Executive and the Company, before making any payments that may be subject to the Excise Tax. For purposes of the Plan, “Accounting Firm” means the then-current independent auditors of the Company or such other nationally recognized certified public accounting firm as may be designated by the Company.

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Section 6 – Amendment and Plan Termination

The Company, by action of the Plan Administrator, reserves the right, in its sole discretion, to terminate the Plan or amend the Plan or any Participation Agreement, in whole or in part, at any time; provided that, without a Covered Executive’s written consent, (i) no amendment or termination of the Plan or any Participation Agreement shall adversely affect the rights of any Covered Executive who has incurred a Non-CIC Qualifying Termination or CIC Qualifying Termination, and (ii) no amendment or termination of the Plan shall occur once the Change in Control Period has begun, if such amendment or termination would reduce or alter to the detriment of a Covered Employee the benefits payable, or potentially payable, hereunder or impair a Covered Executive’s eligibility under the Plan.

Section 7 – Miscellaneous

A.       Employment Status

The Plan does not constitute a contract of employment, and nothing in the Plan provides or may be construed to provide that participation in the Plan is a guarantee of continued employment.

B.       Withholding of Taxes

The Company shall withhold from any amounts payable under the Plan all federal, state, local or other taxes that are legally required to be withheld.

C.       No Effect on Other Benefits

Neither the provisions of this Plan nor the payments and benefits provided for hereunder shall reduce any amounts otherwise payable to a Covered Executive under any incentive, retirement, group insurance or other employee benefit plan. The Company and its affiliates reserve the right to terminate, amend, modify, suspend, or discontinue any other plan, program or arrangement of the Company or its affiliates in accordance with such, plan, program and arrangement and applicable law.

D.       Validity and Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any ruling of invalidity or unenforceability in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

E.       Unfunded Obligation

All payments and benefits under the Plan shall constitute unfunded obligations of the Company. All payments and benefits under this Plan shall be provided, as due, from the general funds of the Company. The Plan shall constitute solely an unsecured promise by the Company to provide such benefits to each Covered Executive to the extent provided herein.

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F.       Governing Law

This Plan is intended to constitute an unfunded “employee welfare benefit plan” maintained for the purpose of providing severance benefits and a “top-hat” plan maintained for the benefit of a select group of management or highly compensated employees of the Company. The Plan is intended to be excepted from the definitions of “employee pension benefit plan” and “pension plan” set forth under ERISA Section 3(2). The Plan, each Participation Agreement and all rights hereunder shall be governed and construed in accordance with ERISA and, to the extent not preempted by Federal law, with the laws of the state of California (unless a Covered Executive’s Participation Agreement provides that the laws of a different state will govern with respect to such Covered Executive).

G.       Code Section 409A

To the fullest extent possible, amounts and other benefits payable under the Plan are intended to be exempt from the definition of “nonqualified deferred compensation” under Code Section 409A in accordance with one or more exemptions available under the final Treasury Regulations promulgated under Code Section 409A. To the extent that any amount or benefit is or becomes subject to Code Section 409A, this Plan is intended to comply with the applicable requirements of Code Section 409A with respect to such amount or benefit so as to avoid the imposition of taxes and penalties. This Plan shall be interpreted and administered to the extent possible in a manner consistent with the foregoing statements of intent.

The Plan Administrator, in its sole discretion, may modify the timing of payments and benefits hereunder for the sole purpose of exempting said payments and benefits from Code Section 409A. To the extent that any payment or benefit hereunder is modified in order to comply with Code Section 409A or is exempted from Code Section 409A, such modification or exemption shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to a Covered Executive and the Company of the applicable payment or benefit without violating the provisions of Code Section 409A. In no event, however, shall the Company be liable for any tax, interest or penalty imposed on a Covered Executive under Code Section 409A or any damages for failing to comply with Code Section 409A.

If a Covered Executive is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of his or her Termination Date, such Covered Executive will not be entitled to any payment or benefit pursuant to the Plan that constitutes nonqualified deferred compensation for purposes of Code Section 409A and that is payable upon a separation from service (within the meaning of Code Section 409A) until the earlier of (A) the date which is six (6) months after his or her separation from service for any reason other than death, or (B) the date of his or her death. This paragraph will only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Code Section 409A. Any amounts otherwise payable to a Covered Executive upon or in the six (6) month period following the Covered Executive’s separation from service that are not so paid by reason of this Section 7.G will be paid (without interest) as soon as practicable (and in any event within thirty (30) calendar days) after the date that is six (6) months after his or her separation from service (provided, that in the event of his or her death after such separation from service but prior to payment, then such payment will be made as soon as practicable, and in all events within thirty (30) calendar days, after the date of his or her death).

For purposes of Code Section 409A, a Covered Executive’s right to receive any installment payments under the Plan shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under the Plan specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

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H.       Successors and Assigns

This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns. The Plan shall inure to the benefit of and shall be enforceable by each Covered Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Covered Executive should die while any amount is still payable to him or her under the Plan had the Covered Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Plan to the Covered Executive’s estate. A Covered Executive’s rights under the Plan shall not otherwise be transferable or subject to lien or attachment.

I.         Indemnification

The Company hereby agrees to indemnify and hold harmless the officers and employees of the Company, and the members of the Board, from all losses, claims, costs or other liabilities arising from their acts or omissions in connection with the administration, amendment or termination of the Plan, to the maximum extent permitted by applicable law. This indemnity will cover all such liabilities, including judgments, settlements and costs of defense. The Company will provide this indemnity from its own funds to the extent that insurance does not cover such liabilities. This indemnity is in addition to and not in lieu of any other indemnity provided to such person by the Company.

Section 8 – Plan Administration and Benefit Claims

A.       Plan Administrator

The administration of the Plan is the responsibility of the Plan Administrator. The Plan Administrator has the discretionary authority and responsibility for, among other things, determining eligibility for benefits, adopting such rules and regulations as may be necessary or desirable for the proper and efficient administration of the Plan, and construing and interpreting the terms of the Plan. In addition, the Plan Administrator has the authority, at its discretion, to delegate its responsibility to others. Any decision made or other action taken by the Plan Administrator with respect to the Plan, and any interpretation by the Plan Administrator of any term or condition of the Plan, or any related document (including, without limitation, any Participation Agreement), will be conclusive and binding on all persons, including, without limitation, the Company and each Covered Executive, and will be given the maximum deference afforded by law. The chart in Section 10 contains contact information for the Plan Administrator.

B.       Claims for Benefits

If a Covered Executive believes that he or she is entitled to benefits under the Plan, he or she may contact the Plan Administrator in writing at the address provided in the chart in Section 10. All initial claims for benefits under the Plan must be made prior to the first anniversary of the Termination Date giving rise to such benefits. For purposes of this Section 8.B, any action required or authorized to be taken by a Covered Executive may be taken by his or her authorized representative. The claims review procedures are as follows.

A Covered Executive will be notified in writing if he or she is denied benefits under the Plan, in full or in part, within ninety (90) days after the receipt of his or her claim (which period may be extended to one hundred eighty (180) days if circumstances require). This notice will include the reasons for the denial, the specific provision(s) of the Plan on which the denial is based, a description of any additional information needed to perfect the claim (and why such information is required), and an explanation of the Plan’s claims review procedure. If an extension of time is required for the review, the Covered Executive will receive notice of the reason for the extension within the initial ninety (90) day period and a date by which he or she can expect a decision.

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If a Covered Executive’s claim for benefits under the Plan is denied in full or in part, he or she may appeal the decision. To appeal a decision, the Covered Executive must submit a written request for an appeal to the Plan Administrator through the U.S. Postal Service or other courier service within sixty (60) days after he or she receives notice of the denial of his or her claim. The appeal may include information or other documentation in support of his or her claim. A Covered Executive is entitled to review all Plan documents and other relevant information related to his or her claim in preparing his or her appeal (and such materials shall be provided to the Covered Executive free of charge upon request). A Covered Executive may have an authorized person represent him or her during the appeal process. Any documents or records that support the Covered Executive’s position must be submitted with his or her appeal letter.

A Covered Executive’s appeal will be reviewed, taking into account all comments, documents, records and other information submitted that relates to his or her claim without regard to whether such information was submitted or considered in the initial determination. The review of a Covered Executive’s appeal will not afford deference to the initial claim determination and will not be conducted by the same person or body that conducted the initial claim determination (or by a subordinate of that person or body). A Covered Executive will receive written notice of the decision within sixty (60) days (which may be extended to one hundred twenty (120) days if circumstances require). This notice will include the reasons for the denial, the specific provision(s) of the Plan on which the denial is based, a statement that the Covered Executive is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to his or her claim and a statement of his or her right to bring an action under ERISA Section 502(a). If an extension of time is required for the review, a Covered Executive receive notice of the reason for the extension within the initial sixty (60) day period and a date by which he or she can expect a decision.

Any decision on appeal shall be final, conclusive and binding upon all parties. It is the intent of the Plan sponsor that the standard of review applied by a court of law or a professional arbitrator to any challenge to a denial of benefits on final appeal under these procedures shall be an arbitrary and capricious standard and not a de novo review.

C.       Legal Action

A Covered Executive may not bring a lawsuit to recover benefits under the Plan until he or she has exhausted the internal administrative process described above. No legal action may be commenced at all unless commenced no later than one (1) year following the issuance of a final decision on the claim for benefits, or the expiration of the appeal decision period if no decision is issued. This one (1) year statute of limitations on suits for all benefits shall apply in any forum where a Covered Executive may initiate such a suit.

Section 9 – Rights Under ERISA

As a participant in the Plan, each Covered Executive is entitled to certain rights and protection under ERISA. ERISA provides that each Covered Executive shall be entitled to:

Receive Information About the Plan and Plan Benefits

Examine, without charge, at the Plan Administrator’s office and at other specified locations all documents governing the Plan filed with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

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Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

Prudent Actions by Plan Fiduciaries

In addition to creating certain rights for Covered Executives, ERISA imposes duties upon the people who are responsible for the operation of an employee benefit plan. The people who operate the Plan, called “fiduciaries” of the plan, have a duty to do so prudently and in the interest of each Covered Executive and other plan participants and beneficiaries. No one, including a Covered Executive’s employer, or any other person, may fire him or her or otherwise discriminate against him or her in any way to prevent him or her from obtaining a welfare benefit or exercising his or her rights under ERISA.

Enforce Rights

If a Covered Executive’s claim for a welfare benefit is denied or ignored, in whole or in part, he or she has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps that a Covered Executive can take to enforce the above rights. For instance, if a Covered Executive requests a copy of Plan documents or the latest annual report from the Plan and does not receive them within thirty (30) days, he or she may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the Covered Executive up to $110 a day until he or she receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If a Covered Executive has a claim for benefits which is denied or ignored, in whole or in part, he or she may file suit in a state or Federal court. In addition, if disagree Covered Executive disagrees with the Plan’s decision or lack thereof concerning the qualified status of a medical child support order, he or she may file suit in a Federal court.

If it should happen that Plan fiduciaries misuse the Plan’s money, or if a Covered Executive discriminated against for asserting his or her rights, he or she may seek assistance from the U.S. Department of Labor, or he or she may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If the Covered Executive is successful, the court may order the person the Covered Executive sued to pay these costs and fees. If the Covered Executive loses, the court may order him or her to pay these costs and fees, for example, if it finds the Covered Executive’s claim is frivolous.

Assistance with Questions

If a Covered Executive has any questions about the Plan, he or she should contact the Plan Administrator. If a Covered Executive has any questions about this statement or about his or her rights under ERISA, or if he or she needs assistance in obtaining documents from the Plan Administrator, the Covered Executive should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in his or her telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. A Covered Executive may also obtain certain publications about his or her rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration at 1-866-444-EBSA (3272) or accessing their website at http://www.dol.gov/ebsa.

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Section 10 – Other Administrative Information

Name of Plan	Skillz Inc. Executive Severance and Change in Control Plan
Type of Plan	Employee welfare benefit plan
Plan Records	Kept on a calendar-year basis
Plan Year	January 1 – December 31
Plan Funding	The Company provides severance benefits from general revenues.
Plan Sponsor	Skillz Inc. Email: legal@skillz.com
Plan Sponsor’s EIN	46-26826707
Plan Number
Plan Administrator and Named Fiduciary	Skillz Inc. Attention: Plan Administrator of the Skillz Inc. Executive Severance and Change in Control Plan Email: legal@skillz.com
Agent for Service of Legal Process on the Plan	Service of legal process on the Plan may be made upon the Plan Administrator at the address and phone number provided above.
Trustee	Not applicable
Insurance Company	Not applicable

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EXHIBIT A

Skillz Inc.
Executive Severance and Change in Control Plan

Form of Participation Agreement

This Participation Agreement (this “Agreement”) is made and entered into by and between [●] (“you” or “Covered Executive”) and Skillz Inc. (the “Company”) pursuant to the Skillz Inc. Executive Severance and Change in Control Plan (the “Plan”). Any capitalized terms used in this Agreement but not defined herein shall have the meanings given to such terms in the Plan.

You have been designated as a Covered Executive (Tier [●] Executive) for purposes of the Plan. A copy of the Plan and SPD is attached hereto, the terms and conditions of which are incorporated by reference herein. Pursuant to the Plan, you are eligible to receive the following severance payments and benefits in connection with a Non-CIC Qualifying Termination or CIC Qualifying Termination, subject to the terms and conditions of the Plan.

Non-CIC Qualifying Termination

If you experience a Non-CIC Qualifying Termination and are otherwise eligible to receive benefits under the Plan, you will receive the following, subject to the terms and conditions of the Plan (including, without limitation, the requirement that you timely execute, and do not revoke, a Separation Agreement and Release of Claims):

•	Cash Severance: You will receive Cash Severance equal to [twelve (12) months of Base Salary, payable as set forth in the Plan] [nine (9) months of Base Salary, payable as set forth in the Plan] [three (3) to six (6) months of Base Salary, based on your Years of Service as of the Termination Date, payable as set forth in the Plan].

•	COBRA Continuation Payment: If you were enrolled in a Company health plan on the Termination Date, you will receive a COBRA Continuation Payment representing the cost of [twelve (12) months of premiums] [nine (9) months of premiums] [three (3) to six (6) months of premiums (based on your Years of Service)] associated with coverage under COBRA.

CIC Qualifying Termination

If you experience a CIC Qualifying Termination and are otherwise eligible to receive benefits under the Plan, you will receive the following, subject to the terms and conditions of the Plan (including, without limitation, the requirement that you timely execute, and do not revoke, a Separation Agreement and Release of Claims):

•	Cash Severance: You will receive Cash Severance equal to the sum of (i) [eighteen (18)] [twelve (12)] [six (6)] months of Base Salary and (ii) [1.5x] [1.0x] [0.5x] your Target Bonus, payable as set forth in the Plan.

•	COBRA Continuation Payment: If you were enrolled in a Company health plan on the Termination Date, you will receive a COBRA Continuation Payment representing the cost of [eighteen (18)] [twelve (12)] [six (6)] months of premiums associated with coverage under COBRA.

•	Equity Awards: Any outstanding and unvested time-vesting awards held by you under the Omnibus Plan will automatically vest in full as of your Termination Date, and any outstanding performance-vesting awards held by you under the Omnibus Plan will be treated as set forth in the Omnibus Plan and the applicable award agreements thereunder.

A-1

Non-Duplication of Payments or Benefits

If (i) you experience a Non-CIC Qualifying Termination prior to a Change in Control that qualifies you for Non-CIC Severance under the Plan and this Agreement and (ii) a Change in Control occurs within the three (3) month period thereafter that would qualify you for CIC Severance under the Plan and this Agreement, then you will cease receiving any further payments or benefits under the Plan and this Agreement in connection with the Non-CIC Qualifying Termination, and the CIC Severance otherwise payable on a CIC Qualifying Termination will be offset by the corresponding payments or benefits already paid under this Agreement upon a Non-CIC Qualifying Termination.

Other Provisions

You agree that the Plan and this Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties, and will specifically supersede any severance and/or change of control provisions of any offer letter, employment agreement, or equity award agreement (as to time-vesting awards) entered into between you and the Company. In the event of any conflict between this Agreement and the Plan, the Plan shall control, unless otherwise expressly provided herein.

Notwithstanding Section 7.F of the Plan, with respect to your participation therein and any benefits provided to you thereunder, the Plan, this Agreement and all rights thereunder shall be governed and construed in accordance with ERISA and, to the extent not preempted by Federal law, with the laws of the state of [●].

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

By your signature below, you and the Company agree that your participation in the Plan is governed by this Agreement and the provisions of the Plan. Your signature below confirms that: (1) you have received a copy of the Plan and SPD; (2) you have carefully read this Agreement and the Plan and SPD and you acknowledge and agree to its terms; and (3) decisions and determinations made by the Plan Administrator under the Plan will be final and binding on you and your successors. This Agreement will be effective as of the last date set forth below.

SKILLZ INC.	COVERED EXECUTIVE

By:

Its:	Date:

Date:

A-2

Exhibit 10.13

Skillz Inc.
Executive Severance and Change in Control Plan

Form of Participation Agreement

This Participation Agreement (this “Agreement”) is made and entered into by and between [●] (“you” or “Covered Executive”) and Skillz Inc. (the “Company”) pursuant to the Skillz Inc. Executive Severance and Change in Control Plan (the “Plan”). Any capitalized terms used in this Agreement but not defined herein shall have the meanings given to such terms in the Plan.

You have been designated as a Covered Executive (Tier [●] Executive) for purposes of the Plan. A copy of the Plan and SPD is attached hereto, the terms and conditions of which are incorporated by reference herein. Pursuant to the Plan, you are eligible to receive the following severance payments and benefits in connection with a Non-CIC Qualifying Termination or CIC Qualifying Termination, subject to the terms and conditions of the Plan.

Non-CIC Qualifying Termination

If you experience a Non-CIC Qualifying Termination and are otherwise eligible to receive benefits under the Plan, you will receive the following, subject to the terms and conditions of the Plan (including, without limitation, the requirement that you timely execute, and do not revoke, a Separation Agreement and Release of Claims):

•	Cash Severance: You will receive Cash Severance equal to [twelve (12) months of Base Salary, payable as set forth in the Plan] [nine (9) months of Base Salary, payable as set forth in the Plan] [three (3) to six (6) months of Base Salary, based on your Years of Service as of the Termination Date, payable as set forth in the Plan].

•	COBRA Continuation Payment: If you were enrolled in a Company health plan on the Termination Date, you will receive a COBRA Continuation Payment representing the cost of [twelve (12) months of premiums] [nine (9) months of premiums] [three (3) to six (6) months of premiums (based on your Years of Service)] associated with coverage under COBRA.

CIC Qualifying Termination

If you experience a CIC Qualifying Termination and are otherwise eligible to receive benefits under the Plan, you will receive the following, subject to the terms and conditions of the Plan (including, without limitation, the requirement that you timely execute, and do not revoke, a Separation Agreement and Release of Claims):

•	Cash Severance: You will receive Cash Severance equal to the sum of (i) [eighteen (18)] [twelve (12)] [six (6)] months of Base Salary and (ii) [1.5x] [1.0x] [0.5x] your Target Bonus, payable as set forth in the Plan.

•	COBRA Continuation Payment: If you were enrolled in a Company health plan on the Termination Date, you will receive a COBRA Continuation Payment representing the cost of [eighteen (18)] [twelve (12)] [six (6)] months of premiums associated with coverage under COBRA.

•	Equity Awards: Any outstanding and unvested time-vesting awards held by you under the Omnibus Plan will automatically vest in full as of your Termination Date, and any outstanding performance-vesting awards held by you under the Omnibus Plan will be treated as set forth in the Omnibus Plan and the applicable award agreements thereunder.

Non-Duplication of Payments or Benefits

If (i) you experience a Non-CIC Qualifying Termination prior to a Change in Control that qualifies you for Non-CIC Severance under the Plan and this Agreement and (ii) a Change in Control occurs within the three (3) month period thereafter that would qualify you for CIC Severance under the Plan and this Agreement, then you will cease receiving any further payments or benefits under the Plan and this Agreement in connection with the Non-CIC Qualifying Termination, and the CIC Severance otherwise payable on a CIC Qualifying Termination will be offset by the corresponding payments or benefits already paid under this Agreement upon a Non-CIC Qualifying Termination.

Other Provisions

You agree that the Plan and this Agreement constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties, and will specifically supersede any severance and/or change of control provisions of any offer letter, employment agreement, or equity award agreement (as to time-vesting awards) entered into between you and the Company. In the event of any conflict between this Agreement and the Plan, the Plan shall control, unless otherwise expressly provided herein.

Notwithstanding Section 7.F of the Plan, with respect to your participation therein and any benefits provided to you thereunder, the Plan, this Agreement and all rights thereunder shall be governed and construed in accordance with ERISA and, to the extent not preempted by Federal law, with the laws of the state of [●].

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

By your signature below, you and the Company agree that your participation in the Plan is governed by this Agreement and the provisions of the Plan. Your signature below confirms that: (1) you have received a copy of the Plan and SPD; (2) you have carefully read this Agreement and the Plan and SPD and you acknowledge and agree to its terms; and (3) decisions and determinations made by the Plan Administrator under the Plan will be final and binding on you and your successors. This Agreement will be effective as of the last date set forth below.

SKILLZ INC.	COVERED EXECUTIVE

By:

Its:	Date:

Date:

Exhibit 10.14

INVESTORS’ rIGHTS AGREEMENT

Execution Version

This EIGHTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into as of September 1, 2020, by and among Skillz Inc., a Delaware corporation (the “Target”), Flying Eagle Acquisition Corp., a Delaware corporation (prior to the Effective Time, “Acquiror” and, at and after the Effective Time, the “Company”) and certain Persons signatory hereto (and each other Person who, after the date hereof, acquires capital stock of the Company (or prior to the Closing, Acquiror or the Target) and becomes party to this Agreement by executing a Joinder Agreement (such Persons, the “Stockholders”)).

WHEREAS, the Target and certain of the signatories hereto are parties to that certain Seventh Amended and Restated Investors’ Rights Agreement of the Company, dated as of April 15, 2020 (the “Target Investors’ Rights Agreement”);

WHEREAS, Acquiror and certain of the signatories hereto are parties to that certain Registration Rights Agreement of the Acquiror, dated as of March 5, 2020 (the “Acquiror’s Registration Rights Agreement”);

WHEREAS, Acquiror and the Target are entering into an Agreement and Plan of Merger with each other and FEAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), and Andrew Paradise, solely in his capacity as the stockholder representative, pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Target, with the Target surviving the merger (such agreement as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement” and the transactions contemplated by the Merger Agreement, the “Transaction”);

WHEREAS, as inducement for Acquiror, the Target and Merger Sub to enter into the Merger Agreement, the Target and the Stockholders who are the Investors and Key Holders (as each term is defined in the Target Investors’ Rights Agreement) will agree that, effective at the Effective Time, the Target Investors’ Rights Agreement and certain other agreements with the Target will terminate and be of no further force and effect; and

WHEREAS, as inducement for Acquiror, the Target and Merger Sub to enter into the Merger Agreement, the Acquiror and the Stockholders who are the Sponsor and the Holders (as each term is defined in the Acquiror’s Registration Rights Agreement) will agree that, effective at the Effective Time, the Acquiror’s Registration Rights Agreement will terminate and be of no further force and effect.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, that parties hereto agree as follows:

Article I.
DEFINITIONS

Section 1.01         Definitions.

The following definitions shall apply to this Agreement:

“Accomplice” means collectively Atlas Venture Fund IX, L.P. and Atlas Venture Fund VIII, L.P.

“Acquiror’s Registration Rights Agreement” has the meaning set forth in the recitals.

“Affiliate” (i) with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the Commission under the Exchange Act, and (ii) with respect to 32 Equity LLC, additionally means, any Member Club and any Person owned directly or indirectly by all of the Member Clubs (but not owned by any Person other than an Affiliate of 32 Equity LLC or any member of 32 Equity LLC).

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated Governing Documents” means the certificate of incorporation and bylaws of the Company and as the same may be amended, modified, supplemented or restated from time to time.

“Applicable Law” means all applicable provisions of constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, New York, United States of America are authorized or required by Applicable Law to close.

“Class A Common Stock” means the shares of Class A common stock, with par value of $0.0001 per share, of the Company.

“Class B Common Stock” means the shares of Class B common stock, with par value of $0.0001 per share, of the Company.

“Closing” means the closing of the Transaction.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means Class A Common Stock and Class B Common Stock and any other shares of common stock of the Company issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or other equity interests or otherwise in connection with a settlement of other equity interests, a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event).

“Company” has the meaning set forth in the preamble.

“Company Equity Interest” means Common Stock or any other equity securities of the Company, or securities exchangeable or exercisable for, or convertible into, such other equity securities of the Company.

“control” (i) with respect to any Person, has the meaning ascribed to such term under Rule 12b-2 promulgated by the Commission under the Exchange Act, and (ii) with respect to any Interest, means the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest.

“Demanding Holders” has the meaning set forth in Section 5.02(a).

“Earnout Shares” has the meaning ascribed to it in the Merger Agreement.

“Effective Date” means the date on which the Effective Time occurs.

“Effective Time” has the meaning ascribed to it in the Merger Agreement.

“Effectiveness Deadline” has the meaning set forth in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to a transaction covered by Rule 145 under the Securities Act; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted), parents and such parent’s descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives or (iv) an endowed trust or other charitable foundation, but only if such individual or such individual’s executor or personal representative maintains control over all voting and disposition decisions.

“Government Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Authority, the giving notice to, or registration with, any Governmental Authority or any other action in respect of any Governmental Authority.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational, including any contractor acting on behalf of such agency, commission, authority or governmental instrumentality.

“Interest” means the capital stock or other securities of the Company or any Affiliated Company or any other interest or financial or other stake therein, including, without limitation, the Company Equity Interests.

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Liens” has the meaning set forth in the Merger Agreement.

“Lock-up Period” has the meaning set forth in Section 2.01(a).

“Lock-Up Release Date” has the meaning set forth in Section 2.02(e).

“Maximum Number of Securities” has the meaning set forth in Section 5.02(c).

“Member Club” means any of the professional football member clubs of the National Football League.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Merger Shares” means (A) shares of Common Stock issued by Acquiror at the Closing pursuant to Section 3.01(d) of the Merger Agreement (or issued in connection with the exercise of options exchanged under Section 3.06(a) of the Merger Agreement) and (B) the Stockholder Earnout Shares.

“Merger Warrants” means PubCo Warrants (as defined under the Merger Agreement) as assumed and converted by Acquiror at the Closing pursuant to Section 3.06(b) of the Merger Agreement.

“Minimum Amount” has the meaning set forth in Section 5.02(a).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“own” or “ownership” (and derivatives of such terms) means (i) ownership of record, and (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the Commission under the Exchange Act (but without regard to any requirement for a security or other interest to be registered under Section 12 of the Securities Act of 1933, as amended).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” has the meaning set forth in Section 5.03(a).

“Private Placement Warrants” has the meaning ascribed to it in the registration statements, reports, schedules, forms, statements and other documents filed as of the date first set forth above by the Acquiror with the Commission.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Quarterly Allocation” has the meaning set forth in Section 2.02(e).

“Registrable Securities” shall mean (i) Common Stock and the shares of Common Stock issued or issuable upon the conversion of Common Stock; (ii) the Private Placement Warrants, including the shares of Common Stock issued or issuable upon the exercise of any Private Placement Warrants; (iii) any outstanding shares of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Stockholder as of the date hereof, including the Earnout Shares, and (iv) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (“Rule 144”) with no volume, current public information or other restrictions, requirements or limitations; or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(i) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(ii) fees and expenses of compliance with securities or blue sky laws;

(iii) printing, messenger, telephone and delivery expenses;

(iv) reasonable fees and disbursements of counsel for the Company;

(v) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any “comfort letters” required by or incident to such performance); and

(vi) reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders in connection with an Underwritten Offering, not to exceed $75,000.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representative” means, with respect to any Person, any director, officer, employee, consultant, financial advisor, counsel, accountant or other agent of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Eagle Equity Partners II, LLC.

“Sponsor Representative” means Harry E. Sloan or such other person appointed to such capacity by Sponsor from time to time.

“Sponsor Shares” means shares of Common Stock owned, directly or indirectly, by Harry E. Sloan, Jeff Sagansky or Eli Baker immediately following the Closing, that were issued by Acquiror at the Closing upon conversion of shares of Class B Common Stock of Acquiror issued prior to the Acquiror’s initial public offering, including for the avoidance of doubt, Sponsor Earnout Shares.

“Sponsor Warrants” means Private Placement Warrants owned, directly or indirectly, by Harry E. Sloan, Jeff Sagansky or Eli Baker immediately following the Closing.

“Stockholders” has the meaning set forth in the preamble.

“Stockholder Block” means, with respect to (i) any Stockholder, such Stockholder and such Stockholder’s Affiliates or Family Group, (ii) Sponsor, Sponsor and such Sponsor’s Affiliates, and additionally means, the current or former holders of equity interests in Sponsor (including, for the avoidance of doubt, each of Harry E. Sloan, Jeff Sagansky and Eli Baker) and (iii) a Qualified Stockholder (as such term is defined in the Amended and Restated Governing Documents), such Qualified Stockholder’s Permitted Transferees (as such term is defined in the Amended and Restated Governing Documents).

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Suspension Period” has the meaning set forth in Section 5.04(d).

“Target” has the meaning set forth in the preamble.

“Target Investors’ Rights Agreement” has the meaning set forth in the recitals.

“Transactions” has the meaning set forth in the recitals.

“Transaction Documents” means this Agreement, the Merger Agreement, and any other agreements related to the Transactions.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien, hypothecation or similar disposition of, any Interest owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any Interest owned by a Person; provided, that any pledge of Interests (but not any other Transfer upon foreclosure under any such pledge) made in connection with a margin loan that has been approved under, or is not otherwise in violation of, the Company’s insider trading policy shall not constitute a “Transfer” for purposes of Section 2.01 of this Agreement.

“Underwriter” or “Underwriters” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“WestCap” means collectively WestCap Skillz 2020 Co-Invest, LLC, WestCap Skillz 2020-A, LLC, and WestCap Skillz, LLC

Article II.
RESTRICTIONS ON TRANSFER

Section 2.01         General Restrictions on Transfer.

(a)            Except as set forth in Section 2.02, from the Effective Date until the second anniversary of the Effective Date (the “Lock-up Period”), no Stockholder shall Transfer any Sponsor Shares, Merger Shares or any shares of Common Stock issued upon exercise of any Sponsor Warrants or Merger Warrants beneficially owned by such Stockholder (collectively, the “Lock-Up Shares”).

(b)            Following the expiration of the Lock-up Period, the Lock-Up Shares owned by any Stockholder may be sold without restriction under this Agreement, other than the restriction set forth in Section 2.03(c) below.

Section 2.02         Permitted Transfers

(a)            Transfer to Company. The provisions of Section 2.01 shall not apply to any Transfer by any Stockholder pursuant to a merger, consolidation or other business combination of the Company that has been approved by the Company’s board of directors.

(b)            Transfers for Estate Planning. Notwithstanding Section 2.01, any Stockholder who is a natural Person, so long as the applicable transferee executes a counterpart signature page to this Agreement agreeing to be bound by the terms of this Agreement applicable to such Stockholder, shall be permitted to make the following Transfers:

  i.            any Transfer of shares of Common Stock by such Stockholder to its Family Group without consideration or to a charitable organization; provided, that no further Transfer by such member of such Stockholder’s Family Group or by such charitable organization may occur without compliance with the provisions of this Agreement; and

  ii.            upon the death of any Stockholder who is a natural Person, any distribution of any such shares of Common Stock owned by such Stockholder by the will or other instrument taking effect at death of such Stockholder or by applicable laws of descent and distribution to such Stockholder’s estate, executors, administrators and personal representatives, and then to such Stockholder’s heirs, legatees or distributees; provided, that a Transfer by such transferor pursuant to this Section 2.02(b)(ii) shall only be permitted if a Transfer to such transferee would have been permitted if the original Stockholder had been the transferor.

(c)            Transfers to Affiliates. Notwithstanding Section 2.01, each Stockholder shall be permitted to Transfer from time to time any or all of the Common Stock owned by such Stockholder to any of its wholly-owned Affiliates or to a person or entity wholly owning such Stockholder. Notwithstanding Section 2.01, Sponsor shall be permitted to Transfer (via a distribution in accordance with the terms of its operating agreement) from time to time any or all of the Common Stock owned by Sponsor to any of its members, and any member of the Sponsor which is an entity shall be permitted to Transfer from time to time any or all of the Common Stock received by it from the Sponsor to the beneficial owners of any of its equity, securities or assets, who are parties to this Agreement or who become party to this Agreement by executing a Joinder Agreement.

(d)            Transfers to Qualified Stockholders. Notwithstanding Section 2.01, each Qualified Stockholder (as such term is defined in the Amended and Restated Governing Documents) shall be permitted to Transfer from time to time any or all shares of Class B Common Stock owned by such Qualified Stockholder to a Permitted Transferee (as such term is defined in the Amended and Restated Governing Documents) of such Qualified Stockholder.

(e)            Releases and Permitted Sell-Downs. Notwithstanding Section 2.01:

  i.             On the one hundred and eightieth (180th) day following the Effective Date and then every ninety (90) days thereafter (each, a “Lock-Up Release Date”), one million five hundred thousand (1,500,000) Lock-Up Shares (such number of shares, as equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination or recapitalization of the Common Stock, the “Quarterly Allocation”) of each Stockholder Block shall be automatically released from the restrictions on Transfer set forth in Section 2.01(a), pro rata among the members of such Stockholder Block based on the number of Lock-Up Shares held by them immediately prior to such release; provided, notwithstanding anything to the contrary in the foregoing, that on each of the first five (5) Lock-Up Release Dates to occur pursuant to this Section 2.02(e), the release of restrictions on Transfer set forth in Section 2.01(a) with respect to the Quarterly Allocation of Accomplice and its Stockholder Block (x) shall not apply to the Lock-Up Shares held by Accomplice and its Stockholder Block and (y) shall apply to the Lock-Up Shares held by WestCap and its Stockholder Block pro rata among the members of such Stockholder Block based on the number of Lock-Up Shares held by them immediately prior to such release (for the avoidance of doubt, in addition to such Stockholder Block’s regular Quarterly Allocation); provided, further, that WestCap may in its sole discretion waive the application of the foregoing proviso, and in such event the foregoing proviso shall not apply, with respect to any Quarterly Allocation(s) (or any part thereof) by sending written notice to Accomplice and the Company prior to the Lock-Up Release Date in respect of such Quarterly Allocation(s); and

  ii.            A Stockholder may not Transfer Lock-Up Shares in a Piggyback Registration pursuant to Section 5.03 without the consent of the Company; provided, that any such consent of the Company shall apply with respect to all Stockholders pro rata based on the number of Lock-Up Shares held by them immediately prior to such Transfer(s).

Section 2.03         Miscellaneous Provisions Relating to Transfers

(a)            Legend. In addition to any legends required by Applicable Law, each certificate representing Lock-Up Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTORS’ RIGHTS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH INVESTORS’ RIGHTS AGREEMENT.”

(b)            Prior Notice. Prior notice shall be given during the Lock-up Period to the Company by the transferor of any Transfer of any Common Stock permitted by Section 2.02(b) through Section 2.02(d). Prior to consummation of any such Transfer during the Lock-up Period, or prior to any Transfer pursuant to which rights and obligations of the transferor under this Agreement are assigned in accordance with the terms of this Agreement, the transferring Stockholder shall cause the transferee to execute and deliver to the Company a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement. Upon any Transfer by any Stockholder of any of its Common Stock in accordance with the terms of this Agreement and which is made in conjunction with the assignment of such Stockholder’s rights and obligations hereunder, the transferee thereof shall be substituted for, and shall assume all the rights and obligations (as a Stockholder) under this Agreement, of the transferor thereof.

(c)            Compliance with Laws. Notwithstanding any other provision of this Agreement, each Stockholder agrees that it will not, directly or indirectly, Transfer any of its Common Stock (including any Earnout Shares) except as permitted under the Securities Act and other Applicable Laws.

(d)            Null and Void. Any attempt to Transfer any Common Stock (including any Earnout Shares) that is not in compliance with this Agreement shall be null and void ab initio, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records (as applicable) to such attempted Transfer and the purported transferee in any such purported Transfer shall not be treated as the owner of such Common Stock for any purposes of this Agreement.

(e)            Removal of Legends. In connection with the written request of a Stockholder, following the expiration of the Lock-up Period or in connection with a release of restrictions on Transfer pursuant to Section 2.02(e), the Company shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing such Stockholder’s and/or its Affiliates’ or permitted transferee’s ownership of Common Stock, and the Company shall issue a certificate (or evidence of the issuance of securities in book-entry form) without such restrictive legend or any other restrictive legend to the holder of the applicable shares of Common Stock upon which it is stamped, if (i) such shares of Common Stock are registered for resale under the Securities Act and the Registration Statement for such Company Equity Interests has not been suspended pursuant to Section 5.04 hereof or as otherwise required by the Securities Act, the Exchange Act or the rules and regulations of the Commission promulgated thereunder, (ii) such shares of Common Stock are sold or transferred pursuant to Rule 144, or (iii) such shares of Common Stock are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions. Following the earlier of (A) the effective date of a Registration Statement registering such shares of Common Stock or (B) Rule 144 becoming available for the resale of such shares of Common Stock without volume or manner-of-sale restrictions, the Company, upon the written request of the Stockholder or its permitted transferee and the provision by such person of an opinion of reputable counsel reasonably satisfactory to the Company and the Company’s transfer agent, shall instruct the Company’s transfer agent to remove the legend from such shares of Common Stock (in whatever form) and shall cause Company counsel to issue any legend removal opinion required by the transfer agent. Any fees (with respect to the transfer agent, Company counsel, or otherwise) associated with the removal of such legend (except for the provision of the legal opinion by the Stockholder or its permitted transferee to the transfer agent referred to above) shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than five (5) Business Days following the delivery by any Stockholder or its permitted transferee to the Company or the transfer agent (with notice to the Company) of a legended certificate (if applicable) representing such shares of Common Stock and, to the extent required, a seller representation letter representing that such shares of Common Stock may be sold pursuant to Rule 144, and a legal opinion of reputable counsel reasonably satisfactory to the Company and the transfer agent, deliver or cause to be delivered to the holder of such Company Equity Interests a certificate representing such shares of Common Stock (or evidence of the issuance of such shares of Common Stock in book-entry form) that is free from all restrictive legends.

Article III.
REPRESENTATIONS AND WARRANTIES

Section 3.01         Representations and Warranties of the Stockholders. Each Stockholder hereby, severally and not jointly, represents and warrants to the Company and each other Stockholder as of the date of this Agreement (or, in the case of a Stockholder executing a Joinder Agreement, as of such date) that:

(a)            if such Stockholder is not a natural Person, such Stockholder is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b)            the execution and delivery of this Agreement, the performance by such Stockholder of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action of such Stockholder, and that such Stockholder has duly executed and delivered this Agreement;

(c)            this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d)            the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority, except as set out in the Merger Agreement or any Ancillary Agreement (as defined in the Merger Agreement);

(e)            the execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) if such Stockholder is not a natural Person, conflict with or result in any violation or breach of any provision of any of the organizational documents of such Stockholder, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law applicable to such Stockholder, or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Stockholder is a party and which has not been obtained prior to or on the date of this Agreement (or, in the case of a Stockholder executing a Joinder Agreement, as of such date);

(f)           except for this Agreement, the Merger Agreement or any Ancillary Agreement (as defined in the Merger Agreement), such Stockholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to any Company Equity Interests, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (whether or not such agreements and arrangements are with the Company or any other Stockholder); and

(g)           such Stockholder has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Stockholders under this Agreement.

Section 3.02      Representations and Warranties of the Company and the Target. Each of the Company and the Target hereby represents and warrants to each Stockholder that as of the date of this Agreement:

(a)           each of the Company and the Target is duly organized and validly existing and in good standing under the laws of the jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(b)           the execution and delivery of this Agreement, the performance by the Company and the Target of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action of the Company and the Target, and the Company and the Target have duly executed and delivered this Agreement;

(c)           this Agreement constitutes the legal, valid and binding obligation of the Company and the Target, enforceable against the Company and the Target in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d)           the execution, delivery and performance of this Agreement by the Company and the Target and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority, except as set out in the Merger Agreement or any Ancillary Agreement (as defined in the Merger Agreement);

(e)           the execution, delivery and performance by the Company and the Target of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of the Company or the Target, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Company or the Target is a party;

(f)            except for this Agreement, the Merger Agreement or any Ancillary Agreement (as defined in the Merger Agreement), neither the Company nor the Target has entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to the Common Stock, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (whether or not such agreements and arrangements are with any Stockholder); and

(g)           neither the Company nor the Target has entered into, and each agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Stockholders under this Agreement.

Article IV.

TERM AND TERMINATION

Section 4.01      Effectiveness.

Notwithstanding the date first set forth above or anything else herein to the contrary, the parties hereto agree that other than the acknowledgements set forth in Section 6.16(b) which shall be effective as of the date first set forth above, this Agreement shall not become effective until the Effective Time, at which time this Agreement shall be effective automatically without any further action by the parties hereto. In the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, then this Agreement shall be automatically null and void ab initio.

Section 4.02      Termination.

(a)            This Agreement shall terminate upon the earliest of:

i.              the date on which none of the Stockholders hold any Common Stock;

ii.             the dissolution, liquidation, or winding up of the Company; or

iii.            upon the unanimous agreement of the Stockholders.

(b)           The termination of this Agreement shall terminate all further rights and obligations of the Stockholders under this Agreement except that such termination shall not affect:

i.              the existence of the Company or the Target;

ii.             the obligation of any party to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination;

iii.            the rights which any Stockholder may have by operation of law as a stockholder of the Company or the Target (as applicable); or

iv.            the rights contained herein which are intended to survive termination of this Agreement.

(c)            The following provisions shall survive the termination of this Agreement: this Section 4.02, Section 5.05, Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.09, Section 6.10, Section 6.13. and Section 6.16.

Article V.

Registration Rights

Section 5.01      Registration Statement.

The Company shall, as soon as practicable after the Closing, but in any event within thirty (30) days following the Effective Date, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Stockholders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 5.01 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (i) sixty (60) days (or one hundred twenty (120) days if the Commission notifies the Company that it will “review” the Registration Statement) after the Effective Date and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this Section 5.01 shall be on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Stockholder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 5.01 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Stockholders. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 5.01 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Stockholders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 5.01, but in any event within three (3) Business Days of such date, the Company shall notify the Stockholders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this Section 5.01 (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

Section 5.02      Underwritten Offering.

(a)           In the event that following the expiration of the Lockup Period, any Stockholder elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering of all or part of such Registrable Securities that are registered by such Registration Statement and reasonably expects aggregate gross proceeds in excess of $75,000,000 (the “Minimum Amount”) from such Underwritten Offering, then the Company shall, upon the written demand of such Stockholder (any such Stockholder a “Demanding Holder” and, collectively, the “Demanding Holders”), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of equity securities with the managing Underwriter or Underwriters selected by the Company after consultation with the Demanding Holders and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in more than one (1) Underwritten Offering at the request or demand of the Sponsor Representative (acting on behalf of Sponsor or any member of the Stockholder Block as it relates to the Sponsor); provided, further that if an Underwritten Offering is commenced but terminated prior to the pricing thereof for any reason, such Underwritten Offering will not be counted as an Underwritten Offering pursuant to this Section 5.02.

(b)           Notice. The Company shall give prompt written notice to each other Stockholder regarding any such proposed Underwritten Offering, and such notice shall offer such Stockholder the opportunity to include in the Underwritten Offering such number of Registrable Securities as each such Stockholder may request. Each such Stockholder shall make such request in writing to the Company within five (5) Business Days after the receipt of any such notice from the Company, which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder. In connection with any Underwritten Offering contemplated by this Section 5.02, the underwriting agreement into which each Demanding Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Section 5.05) and other rights and obligations as are customary in underwritten offerings of equity securities. No Demanding Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Demanding Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

(c)           Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises the Company and the Demanding Holders that the dollar amount or number of Registrable Securities that the Demanding Holders desire to sell, taken together with all Common Stock or other equity securities that the Company or any other Stockholder desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:

i.              first, the Registrable Securities of the Demanding Holders and other Stockholders who have elected to participate in the Underwritten Offering pursuant to Section 5.02(a) and Section 5.02(b), pro rata based on the respective number of Registrable Securities that each Demanding Holder and other Stockholder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders and other Stockholders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;

ii.             second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities;

iii.           third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities of persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons, pro rata, which can be sold without exceeding the Maximum Number of Securities.

(d)           A Demanding Holder shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Offering pursuant to this Section 5.02 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Offering prior to the pricing of such Underwritten Offering and such withdrawn amount shall no longer be considered an Underwritten Offering; provided, however, that upon the withdrawal of an amount of Registrable Securities that results in the remaining amount of Registrable Securities included by the Demanding Holders in such Underwritten Offering being less than the Minimum Amount, the Company shall cease all efforts to complete the Underwritten Offering and, for the avoidance of doubt, in the event the Demanding Holder is the Sponsor Representative, such Underwritten Offering shall not be considered an Underwritten Offering for purposes of the first proviso set forth in Section 5.02(a). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Offering prior to its withdrawal under this Section 5.02(d).

Section 5.03      Piggyback Registration Rights.

(a)           If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an Underwritten Offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 5.02 hereof) on a form that would permit registration of Registrable Securities, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) on Form S-4, then the Company shall give written notice of such proposed filing to all of the Stockholders as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Stockholders the opportunity to register the sale of such number of Registrable Securities as such Stockholders may request in writing within five (5) days after receipt of such written notice (in the case of an “overnight” or “bought” offering, such requests must be made by the Stockholders within one (1) Business Day after the delivery of any such notice by the Company) (such Registration a “Piggyback Registration”); provided, however, that if the Company has been advised by the managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Stockholders will have an adverse effect on the price, timing or distribution of the Common Stock in the Underwritten Offering, then (A) if no Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), the Company shall not be required to offer such opportunity to the Stockholders or (B) if any Registrable Securities can be included in the Underwritten Offering in the opinion of the managing Underwriter(s), then the amount of Registrable Securities to be offered for the accounts of Stockholders shall be determined based on the provisions of Section 5.03(c).

(b)           Subject to Section 5.03(c), the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Stockholders pursuant to this Section 5.03 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Stockholder is received within the specified time, each such Stockholder shall have no further right to participate in such Underwritten Offering. All such Stockholders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 5.03 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(c)           If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Stockholders participating in the Piggyback Registration that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Stockholders hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Sections 5.01 and 5.02, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

i.             If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration:

(A)            first, shares of Common Stock or other equity securities that the Company desires to sell for the Company’s account, which can be sold without exceeding the Maximum Number of Securities;

(B)            second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to Sections 5.02 and 5.03 hereof, pro rata based on the respective number of Registrable Securities that each Stockholder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Stockholders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;

(C)            third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities

ii.            If the Registration is pursuant to a request by persons or entities other than the Stockholders or the Company, then the Company shall include in any such Registration

(A)            first, shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Stockholders, which can be sold without exceeding the Maximum Number of Securities;

(B)            second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Stockholders exercising their rights to register their Registrable Securities pursuant to Sections 5.02 and 5.03 hereof, pro rata based on the respective number of Registrable Securities that each Stockholder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Stockholders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Securities;

(C)            third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

(D)            fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

iii.            Any Stockholder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Piggyback Registration prior to the pricing of such Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 5.03.

(d)           For purposes of clarity, any Registration effected pursuant to Section 5.03 hereof shall not be counted as a Registration effected under Section 5.02 hereof.

Section 5.04      Company Procedures.

(a)           General Procedures. The Company shall use its commercially reasonable efforts to effect the Registration of Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as practicable:

i.              prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all of such Registrable Shares have been disposed of (if earlier) in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

ii.             prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Stockholders included in such Registration, and to one legal counsel selected by such Stockholders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration (including each preliminary Prospectus), and such other documents as the Underwriters and the Stockholders included in such Registration or the legal counsel for any such Stockholders may request in order to facilitate the disposition of the Registrable Securities owned by such Stockholders.

iii.           prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Stockholders included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Stockholders included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

iv.           cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

v.            provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

vi.           advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

vii.          at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

viii.         notify the Stockholders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 6.04(c) hereof;

ix.            permit a representative of the Stockholders (such representative to be selected by a majority of the participating Stockholders), the Underwriters, if any, and any attorney or accountant retained by such Stockholders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Stockholder or Underwriter or any information regarding any Stockholder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Stockholder or Underwriter and providing each such Stockholder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

x.             obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration which the participating Stockholders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Stockholders;

xi.            on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Stockholders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Stockholders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Stockholders;

xii.           in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

xiii.          make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

xiv.          if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

xv.           otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Stockholders, in connection with such Registration.

(b)           Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Stockholders that the Stockholders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Stockholders.

(c)            Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

(d)           Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Stockholders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed (any such period, a “Suspension Period”). Notwithstanding the foregoing obligations, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would, in the good faith judgment of the chief executive officer or chief financial officer of the Company after consultation with outside legal counsel, (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; (iii) require the inclusion in such Registration Statement of financial statements that are not available to the Company for reasons beyond the then current control of the Company, or (iv) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly), for a period of not more than one hundred twenty (120) days after notice to the Stockholders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that, other than an Excluded Registration, the Company shall not register any securities for its own account or that of any other stockholder of the Company during the period under which the Company is exercising its rights under this sentence. In the event the Company exercises its rights under the preceding sentence, the Stockholders agree to suspend, immediately upon their receipt of notice from the Company, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Stockholders of the expiration of any period during which it exercised its rights under this Section 5.04(d).

(e)            Reporting Obligations. As long as any Stockholder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Stockholders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell shares of Common Stock held by such Stockholder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Stockholder, the Company shall deliver to such Stockholder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 5.05        Indemnification and Contribution

(a)            The Company agrees to indemnify, to the extent permitted by law, each Stockholder, its officers and directors and each person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Stockholder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Stockholder.

(b)            In connection with any Registration Statement in which a Stockholder is participating, such Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Stockholder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Stockholders of Registrable Securities, and the liability of each such Stockholder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Stockholder from the sale of Registrable Securities pursuant to such Registration Statement. The Stockholders shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c)            Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)           The indemnification provided for under this Article V shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Stockholder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Stockholder’s indemnification is unavailable for any reason.

(e)            If the indemnification provided under Section 5.05 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Stockholder under this Section 5.05(e) shall be limited to the amount of the net proceeds received by such Stockholder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5.05(a), (b) and (c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection Section 5.05(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 5.05(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5.05(e) from any person who was not guilty of such fraudulent misrepresentation.

Section 5.06        Miscellaneous Registration Rights Provisions

(a)            Prior to the expiration of the Lock-up Period, as applicable to a Stockholder, such Stockholder may not assign or delegate such Stockholder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with such Transfer of Registrable Securities pursuant to Section 2.02.

(b)           Other Registration Rights. The Company represents and warrants that no Person, other than a Stockholder, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Article VI.
MISCELLANEOUS

Section 6.01        Release of Liability.

In the event any Stockholder shall Transfer all of the Common Stock (together with the transfer or surrender of all Earnout Shares, if any) held by such Stockholder in compliance with the provisions of this Agreement (including, without limitation, if accompanied with the assignment of rights and obligations hereunder, the execution and delivery by the transferee of a Joinder Agreement) without retaining any interest therein, then such Stockholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer, except in the case of fraud or intentional misconduct.

Section 6.02        Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) when delivered in person or by a nationally recognized overnight courier (with written confirmation of receipt), (b) upon receipt of confirmation of successful transmission if sent by facsimile or email or (c) upon receipt if sent by certified or registered mail, return receipt requested, postage prepaid. Such communication shall (i) if being sent to a Stockholder, be sent to the address for such Stockholder set forth in the Company’s books and records, or to such other address or to the attention of such other person as the Stockholder has specified by prior written notice to the sending party or (ii) if being sent to the Company, to the addresses indicated below:

Attention: Charlotte Edelman, VP of Legal

Email:	cedelman@skillz.com
legal@skillz.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

1901 L Street N.W.

Washington, D.C. 20036

Attn:	Christopher Zochowski
Steve Gavin
Kyle Gann

Facsimile No.: (202) 282-5100

Email:	czochowski@winston.com
sgavin@winston.com
kgann@winston.com

Section 6.03        Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 6.04        Headings.

The headings and other captions in this Agreement are for convenience and reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

Section 6.05        Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 6.06        Entire Agreement.

This Agreement and the Amended and Restated Governing Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency or conflict between this Agreement and any Amended and Restated Governing Document, the Stockholders and the Company shall, to the extent permitted by Applicable Law, amend such Amended and Restated Governing Document to comply with the terms of this Agreement.

Section 6.07        Amendment and Modification; Waiver.

This Agreement may be amended only by a written instrument signed by each of (a) the Company, and (b) the Stockholders holding a majority in interest of the Registrable Securities at the time in question; provided, however, that no such amendment shall materially adversely change the rights or obligations of any Stockholder disproportionately generally vis a vis other Stockholders party to this Agreement without the written approval of such disproportionately affected Stockholder and provided, further, that no amendment to any provision that exclusively relates to the Sponsor, its Affiliates or the Sponsor Representative shall be effective without the written consent of the Sponsor Representative. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding anything in this Agreement (or this Section 6.07) to the contrary, the restrictions on Transfer set forth in Section 2.01 and Section 2.02 of this Agreement (including the Lock-up Period and the Quarterly Allocation) may (and may only) be amended, modified or waived with the prior written consent of each of (i) the Company, and (ii) the Sponsor Representative on behalf of the Sponsor; provided, that (x) any such amendment, modification or waiver shall not be more restrictive, taken as a whole, to the Stockholders and (y) no such amendment, modification or waiver shall be effective unless the terms thereof apply to all Stockholders pro rata based on the number of Lock-Up Shares held by them immediately prior to such amendment, modification or waiver.

Section 6.08        Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect; provided that a Stockholder may assign any and all of its rights under this Agreement, together with its Common Stock, to a permitted assignee or transferee in compliance with Article II hereof (and such transferee or assignee shall be deemed to be a member of the any of the above mentioned groups to which the transferor belonged).

Section 6.09        No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.10        Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

Section 6.11        Equitable Remedies.

Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement.

Section 6.12        Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 6.13        Jurisdiction and Venue; Waiver of Jury Trial.

Each party hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court therein in connection with any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO, AND AGREES NOT TO REQUEST, TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.14        Additional Securities Subject to Agreement

Each Stockholder agrees that any other Company Equity Interests which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise of warrants or options, purchase or otherwise shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

Section 6.15        Further Assurances

Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 6.16        Termination of Other Arrangements

(a)           On the Effective Date, each of the agreements set forth on Schedule 1 are and will be automatically terminated without requiring any further action in connection therewith notwithstanding any provisions purported to survive a termination thereof.

(b)           Each Stockholder that is a stockholder of the Target as of the date hereof hereby (i) irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the Company of the Transactions, including the Merger (as defined in the Merger Agreement), that such Stockholder may have under applicable law (including Section 262 of the Delaware General Corporation Law or otherwise), (ii) agrees to support and not object to the conversion of the Target’s shares of preferred stock into shares of Target’s Class B common stock pursuant to the Merger Agreement (and the subsequent exchange into Class A Common Stock by virtue of the Merger), (iii) irrevocably and unconditionally waives any and all rights (including any rights under the agreements set forth on Schedule 1) such Stockholder may have with respect to the conversion of certain shares of Class A common stock of the Target into shares of Class B common stock of the Target (and the subsequent exchange into Class A Common Stock by virtue of the Merger) and the conversion of shares of Class B common stock of the Target owned by Andrew Paradise and/or his controlled Affiliates (after giving effect to the conversion contemplated by subclause (ii) above) into shares of Class A common stock of the Target (and the subsequent exchange into Class B Common Stock by virtue of the Merger), in each case, pursuant to the terms of exchange agreements, if any, entered into between such stockholders of the Target and the Target. Further, each Stockholder hereby waives any and all rights to receive cash consideration in connection with the transactions contemplated by the Merger Agreement (including any such right afforded to such Stockholder under the agreements set forth on Schedule 1), other than the right to receive the cash consideration set forth in the Merger Agreement.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

FLYING EAGLE ACQUISITION CORP.

By:	/s/ Eli Baker
Name: Eli Baker
Title: President

TARGET:

SKILLZ INC.

By:	/s/ Andrew Paradise
Name: Andrew Paradise
Title: CEO

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDERS:

[Stockholder]
By:
its

By:
Name:
Title:

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Eighth Amended and Restated Investors’ Rights Agreement dated as of September 1, 2020 (as the same may be amended from time to time, the “Investors’ Rights Agreement”) among Flying Eagle Acquisition Corp., a Delaware corporation (the “Company”), Skillz Inc., a Delaware corporation (the “Target”), and the Stockholders (as defined thereto).

Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Investors’ Rights Agreement.

The Joining Party hereby acknowledges and agrees that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party under the Investors’ Rights Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired the Common Stock (to the extent permitted by the Investors’ Rights Agreement) as if it had executed the Investors’ Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Investors’ Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:	, 20[ ]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

SCHEDULE 1

TERMINATED CONTRACTS

Agreement Name
1.	Seventh Amended and Restated Investors’ Rights Agreement, dated April 15, 2020 by and among the Target and certain of its stockholders
2.	Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement, dated April 15, 2020, by and among the Target and certain of its stockholders
3.	Sixth Amended and Restated Voting Agreement, dated April 15, 2020, by and among the Target and certain of its stockholders
4.	Registration Rights Agreement, dated March 5, 2020, by and among the Acquiror, Eagle Equity Partners II, LLC and the other holders party thereto
5.	Letter Agreement, dated March 5, 2020, by and among Acquiror, its officers, its directors and Eagle Equity Partners II, LLC

[Signature Page to PubCo IRA]

Exhibit 16.1

December 21, 2020

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of Skillz Inc. (formally known as Flying Eagle Acquisition Corp.) included under Item 4.01 of its Form 8-K dated December 21, 2020. We agree with the statements concerning our Firm under Item 4.01, in which we were informed of our dismissal on December 16, 2020. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ WithumSmith+Brown, PC

New York, New York

Exhibit 21.1

SKILLZ INC.

LIST OF SUBSIDIARIES

(as of December 16, 2020)

Name of Subsidiary	Country (State)	Percent Ownership
Skillz Platform Inc.	Delaware	100%

Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2020. Unless the context otherwise requires, the “Company” refers to Skillz Inc. (“New Skillz”) (f/k/a Flying Eagle Acquisition Corp.) and its subsidiaries after the Closing, and Flying Eagle Acquisition Corp. (“FEAC”) prior to the Closing.

The following unaudited pro forma condensed combined financial information present the combination of the financial information of FEAC and Old Skillz adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of FEAC and the historical balance sheet of Old Skillz on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 combine the historical statements of operations of FEAC and historical statements of operations of Old Skillz for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

•	the merger of Old Skillz with and into Merger Sub, a wholly owned subsidiary of FEAC, with Old Skillz surviving the merger as a wholly-owned subsidiary of FEAC; and

•	the issuance and sale of 15,853,052 shares of Class A common stock for a purchase price of $10.00 per share and an aggregate purchase price of $158.5 million in the Private Placement pursuant to the Subscription Agreements.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statements of operations, expected to have a continuing impact on the Company’s results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical unaudited financial statements of FEAC as of September 30, 2020 and for the period from January 15, 2020 (inception) through September 30, 2020 and the related notes, each of which is incorporated by reference;

•	the historical audited financial statements of Old Skillz as of and for the year ended December 31, 2019 and the related notes, each of which is incorporated by reference;

•	the historical unaudited financial statements of Old Skillz as of and for the nine months ended September 30, 2020 and the related notes, each of which is incorporated by reference; and

•	other information relating to FEAC and Old Skillz contained in the Proxy, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Pursuant to FEAC’s existing charter, public stockholders were offered the opportunity to redeem, upon the closing of the Business Combination, shares of FEAC Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account. The unaudited pro forma condensed combined financial statements reflect the actual redemption of 2,140 shares of FEAC Class A Common Stock at $10 per share.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with the United States of America generally accepted accounting principles (“GAAP”). Under this method of accounting, FEAC is treated as the acquired company and Old Skillz is treated as the acquirer for financial statement reporting purposes. Old Skillz has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Old Skillz’s existing stockholders have the greatest voting interest in the combined entity with over 95% of the voting interest;

•	The largest individual minority stockholder of the combined entity is an existing stockholder of Old Skillz;

•	Old Skillz’s directors represent the majority of the new board of directors of the combined company;

•	Old Skillz’s senior management is the senior management of the combined company; and

•	Old Skillz is the larger entity based on historical revenue and has the larger employee base.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020

(in thousands)

	As of September 30, 2020				As of September 30, 2020
	FEAC (Historical)	SKILLZ (Historical)	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$256	$56,861	690,039	(a)	$273,890
			(24,150)	(b)
			(31,332)	(c)
			(10,000)	(d)
			158,531	(e)
			(566,204)	(f)
			(90)	(g)
			(21)	(n)
Prepaid expenses and other current assets	386	9,952	—		10,338
Total current assets	642	66,813	216,773		284,228
Cash and investments held in Trust Account	690,039	—	(690,039)	(a)	—
Property and equipment, net	—	5,569	—		5,569
Deferred offering Costs	—	13,507	(13,507)	(c)	—
Other long-term assets	—	992	—		992
Total assets	690,681	86,881	(486,773)		290,789
Liabilities
Accounts payable and accrued expenses	398	5,369	(655)	(c)	5,022
			(90)	(g)
Loan payable, Advance from Sponsor	230	—	(230)	(c)	—
Accrued professional fees related to deferred offering costs	—	12,199	(12,199)	(c)	—
Other current liabilities	—	23,029	—		23,029
Total current liabilities	628	40,597	(13,174)		28,051
Deferred underwriting compensation	24,150	—	(24,150)	(b)	—
Other long-term liabilities	—	56	—		56
Total liabilities	24,778	40,653	(37,324)		28,107
Commitments and contingencies
Class A common shares subject to possible redemption	660,903	—	(660,903)	(i)	—
Redeemable convertible preferred stock	—	1,120,724	(1,120,724)	(j)	—
Stockholders’ equity (deficit)
Preferred Stock	—	25,354	(25,354)	(j)	—
Class A common Stock	—	—	1	(e)	28
			6	(i)
			2	(k)
			19	(l)
			-	(n)
Class B common Stock	2	—	(2)	(k)	8
			8	(l)
Common Stock	—	17	(8)	(f)	—
			26	(j)
			(35)	(l)
Additional paid in capital	5,481	—	(31,755)	(c)	1,945,055
			158,530	(e)
			660,897	(i)
			1,146,052	(j)
			8	(l)
			(483)	(m)
			(21)	(n)
			6,346	(h)
Retained earnings (accumulated deficit)	(483)	(1,099,867)	(10,000)	(d)	(1,682,409)
			(566,196)	(f)
			483	(m)
			(6,346)	(h)
Total stockholders’ equity (deficit)	5,000	(1,074,496)	1,332,178		262,682
Total liabilities and stockholders’ equity	$690,681	$86,881	$(486,773)		$290,789

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	For the period from January 15, 2020 (inception) through September 30, 2020	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	FEAC (Historical)	SKILLZ (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$—	$162,392	$—		$162,392
Operating expenses:
Cost of revenue	—	8,806	—		8,806
Research and development	—	13,253	—		13,253
Sales and marketing	—	172,381	—		172,381
General and administrative	1,109	24,336	(90)	(aa)	25,355
Total operating expenses	1,109	218,776	(90)		219,795
Loss from operations	(1,109)	(56,384)	90		(57,403)
Other income (expense)
Interest expense, net	—	(1,297)	—		(1,297)
Other income (expense), net	—	(20,749)	—		(20,749)
Other income — interest on Trust Account	691	—	(691)	(bb)	—
Total other income (expense)	691	(22,046)	(691)		(22,046)
Loss before income taxes	(418)	(78,430)	(601)		(79,449)
Provision for income taxes	(65)	(100)	126	(cc)	(39)
Net loss	(483)	(78,530)	(475)		(79,488)
Remeasurement of redeemable convertible preferred stock	—	(865,952)	865,952	(dd)	—
Deemed dividend related to repurchase of preferred stock	—	(1,153)	1,153	(ee)	—
Net loss attributable to common stockholders	$(483)	$(945,635)	$866,630		$(79,488)
Basic and diluted weighted average shares outstanding — Class A and Class B					346,341,538
Basic and diluted net loss per share — Class A and Class B					$(0.23)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	Year Ended December 31, 2019				Year Ended December 31, 2019
	FEAC (Historical)	SKILLZ (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$—	$119,872	$—		$119,872
Costs and expenses:
Cost of revenue	—	5,713	—		5,713
Research and development	—	11,241	—		11,241
Sales and marketing	—	111,370	—		111,370
General and administrative	—	16,376	—		16,376
Total costs and expenses	—	144,700	—		144,700
Loss from operations	—	(24,828)	—		(24,828)
Other income (expense)
Interest expense, net	—	(2,497)	—		(2,497)
Other income (expense), net	—	3,720	—		3,720
Total other income (expense)	—	1,223	—		1,223
Loss before income taxes	—	(23,605)	—		(23,605)
Provision for income taxes	—	—	—		—
Net loss	—	(23,605)	—		(23,605)
Remeasurement of redeemable convertible preferred stock	—	(62,519)	62,519	(dd)	—
Net loss attributable to common stockholders	$—	$(86,124)	$62,519		$(23,605)
Weighted average common shares outstanding – basic and diluted					346,341,538
Net loss per share attributable to common stockholders – basic and diluted					$(0.07)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, FEAC is treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Old Skillz issuing stock for the net assets of FEAC, accompanied by a recapitalization. The net assets of FEAC are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination and related transactions as if they had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 give pro forma effect to the Business Combination and related transactions as if they had been consummated on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	FEAC’s unaudited balance sheet as of September 30, 2020 and the related notes, which is incorporated by reference; and

•	Old Skillz’s unaudited balance sheet as of September 30, 2020 and the related notes, which is incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	FEAC’s unaudited statement of operations for the period January 15, 2020 (inception) through September 30, 2020 and the related notes, which is incorporated by reference; and

•	Old Skillz’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, which is incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	Skillz’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that FEAC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of FEAC and Old Skillz.

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. FEAC and Old Skillz have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(a)	Reflects the reclassification of cash and investments held in the Trust Account that became available following the Business Combination.

(b)	Reflects the settlement of $24.2 million in deferred underwriting compensation.

(c)	Represents transaction costs incurred by FEAC and Old Skillz of approximately $10.9 million and $20.8 million, respectively, for legal, financial advisory and other professional fees incurred and capitalized as part of the Business Combination. FEAC transaction costs include the settlement of FEAC’s working capital loan at transaction close. Of the Old Skillz transaction costs, approximately $13.5 million was capitalized as deferred offering costs, $12.2 million was accrued for as accrued professional fees and $0.7 million was accrued for as accounts payable and accrued expenses on the balance sheet as of September 30, 2020.

(d)	Represents $10.0 million of transaction bonus payable to certain Old Skillz’ executives in connection with the consummation of the Business Combination. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(e)	Reflects the proceeds of $158.5 million from the issuance and sale of 15,853,052 shares of Class A Common Stock at $10.00 per shares in the Private Placement pursuant to the terms of the Subscription Agreements.

(f)	Reflects 75,786,935 shares of Skillz common exchanged for cash consideration to be paid to Old Skillz stockholders pursuant to the Merger Agreement.

(g)	Reflects the settlement of accrued expenses pursuant to the Administrative Services Agreement with the Sponsor, which terminated upon consummation of the Business Combination.

(h)	Reflects $3.7 million of compensation cost related to the vesting of existing options to purchase common stock and $2.6 million of compensation cost related to the vesting of restricted shares. The options and restricted shares granted to select Old Skillz executives vest upon the occurrence of certain defined liquidity events, including the Business Combination. These costs are not included in the unaudited pro forma condensed combined statements of operations as they are nonrecurring.

(i)	Reflects the reclassification of $660.9 million of Class A common stock subject to possible redemption to permanent equity.

(j)	Reflects the conversion of 25,724,596 shares of Old Skillz preferred stock into 257,245,960 shares of Old Skillz common stock on a 1-for-10 basis pursuant to Section 3.01(a) of the Merger Agreement.

(k)	Reflects the conversion of 14,923,086 shares of Class B common stock held by the Sponsor into 14,923,086 shares of Class A common stock.

(l)	Represents the recapitalization of 359,518,845 shares of Old Skillz common stock into 191,932,857 shares of Class A common stock and 76,663,551 shares of Class B common stock.

(m)	Reflects the elimination of FEAC’s historical retained earnings.

(n)	Represents actual redemption of 2,140 shares of Class A common stock for approximately $0.02 million allocated to common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.00 per share. Class A common stock not redeemed were rolled over into the combined company's Class A common stock.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are as follows:

(aa) Represents pro forma adjustment to eliminate historical expenses related to FEAC’s office space, utilities and secretarial and administrative services pursuant to the Administrative Services Agreement, which terminated upon consummation of the Business Combination.

(bb) Represents pro forma adjustment to eliminate investment income related to the cash and investments held in Trust Account.

(cc) Reflects income tax effect of pro forma adjustments using the estimated statutory tax rate of 21%.

(dd) Reflects the elimination of the remeasurement of Old Skillz redeemable convertible preferred stock, which ceased to exist upon the conversion of the redeemable convertible preferred stock into Old Skillz common stock.

(ee) Reflects the elimination of the deemed dividend related to repurchase of preferred stock, which ceased to exist upon the conversion of Old Skillz preferred stock into Old Skillz common stock.

Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Basic and diluted loss per share for New Skillz Class A common stock and New Skillz Class B common stock are the same, as each class of common stock is entitled to the same dividend participation rights and economic terms.

The unaudited pro forma condensed combined financial information has been prepared for the nine months ended September 30, 2020 and for the year ended December 31, 2019 (in thousands, except share and per share data):

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
Pro forma net loss	$(79,488)	$(23,605)
Weighted average common shares outstanding, basic and diluted	346,341,538	346,341,538
Net loss per share attributable to common stockholders – basic and diluted(1)	$(0.23)	$(0.07)
Weighted average common shares calculation, basic and diluted
FEAC public stockholders	68,997,860	68,997,860
Holders of FEAC sponsor shares(2)	6,350,200	6,350,200
Old Skillz stockholders(2)(3)	255,140,426	255,140,426
Private Placement	15,853,052	15,853,052
	346,341,538	346,341,538

(1)	For the purpose of calculating diluted earnings per share, it was assumed that all 17,250,000 outstanding FEAC Warrants sold in the IPO and the 10,033,333 private placement warrants are exchanged for FEAC Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share.

(2)	The pro forma basic and diluted shares of the Holders of FEAC sponsor shares and current New Skillz stockholders exclude 5,000,000 Earnout Shares to Holders of FEAC sponsor shares and 5,000,000 Earnout Shares to Old Skillz stockholders to be placed into escrow, as these are not deemed to be participating securities and would reduce the diluted loss per share.

(3)	The pro forma basic and diluted shares of Old Skillz stockholders exclude 13,455,982 shares issuable under unvested restricted stock and 58,150,500 shares issuable under unexercised stock options, as these are contingently issuable shares and would reduce the diluted loss per share.